Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of December 29, 2022, by and among Diebold Nixdorf Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law (the “Issuer”), Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”), the existing Guarantors (as defined in the Indenture referred to below) party thereto, and each of the guaranteeing subsidiaries listed under Schedule I (the “Guaranteeing Subsidiaries”), all of which are subsidiaries of the Company, Elavon Financial Services DAC, as paying agent, transfer agent and registrar, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and U.S. Bank Trustees Limited, as notes collateral agent (the “Existing Notes Collateral Agent”), and GLAS Americas LLC, as replacement collateral agent under the Indenture (the “New Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, each of the Issuer, the Company and the Guarantors has executed and delivered to the Trustee and the Existing Notes Collateral Agent an indenture, dated as of July 20, 2020 (the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 9.000% Senior Secured Notes due 2025 (the “2025 Euro Notes”);

WHEREAS, amongst others the Issuer, Diebold Nixdorf Incorporated., Diebold Self- Service Solutions S.AR.L (the "Security Providers"), the Existing Notes Collateral Agent, U.S. Bank Trustees Limited and JPMorgan Chase Bank, N.A. entered into a first lien priority intercreditor agreement dated July 20, 2020 (the "First Lien Priority Intercreditor Agreement") in relation to, among others, the 2025 EUR Notes;

WHEREAS, the Indenture provides that, under certain circumstances, the Guaranteeing Subsidiaries shall execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Issuer’s Obligations under the 2025 Euro Notes and the Indenture on the terms and conditions set forth herein and under the Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture and the 2025 Euro Notes with the consent of the Holders of a majority (or such higher amount as may be required) in aggregate principal amount of the then outstanding 2025 Euro Notes (collectively, the “Requisite Consents”);

WHEREAS, pursuant to Section 7.08 of the Indenture, Holders of a majority in aggregate principal amount of the then outstanding 2025 Euro Notes may remove the Notes Collateral Agent by so notifying the Trustee, the Notes Collateral Agent and the Issuer in writing; and the Issuer shall promptly appoint a successor Notes Collateral Agent if the Notes Collateral Agent is so removed;

WHEREAS, on October 20, 2022, the Company, certain of its subsidiaries (including the Issuer) and certain holders of the Company’s and Issuer’s existing indebtedness (the “Initial Consenting Holders”) entered into a Transaction Support Agreement, which was amended on

November 28, 2022 by Amendment No. 1 thereto and on December 20, 2022 by Amendment No. 2 thereto (together with all exhibits, annexes and schedules thereto, as so amended, the “Transaction Support Agreement”). Following the execution of the Transaction Support Agreement, additional eligible holders of the Company’s and Issuer’s existing indebtedness (together with the Initial Consenting Holders, the “Consenting Holders”) executed joinder agreements to become party to the Transaction Support Agreement, as permitted by its terms. Pursuant to the Transaction Support Agreement, the Consenting Holders holding 2025 Euro Notes have agreed, among other things, to tender all of their 2025 Euro Notes and deliver consents with respect to all of their 2025 Euro Notes in the Exchange Offer and the Consent Solicitation (each as defined below);

WHEREAS, on November 28, 2022, the Issuer distributed an Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum and Consent Solicitation Statement”) to certain Eligible Holders (as defined therein) to participate in, among other things,
(i) the offer to exchange the 2025 Euro Notes for new 9.000% Senior Secured Notes due 2025 being issued under the Indenture and with identical terms to the 2025 Euro Notes (after giving effect to the amendment and restatement of the Indenture herein), except for a different first issue date, first interest payment date and first date on which interest accrues and different Common Codes and ISIN numbers, as applicable (the “New 2025 Euro Notes”) (such exchange offer, the “Exchange Offer”), and (ii) the concurrent solicitation of consent from Eligible Holders to amend and restate the Indenture as set forth in this First Supplemental Indenture and replace the Notes Collateral Agent thereunder (the “Consent Solicitation”), subject to the terms and conditions set forth in the Indenture; and

WHEREAS, as of (or prior to) the date hereof, the Issuer has received and caused to be delivered to the Trustee evidence of receipt of the Requisite Consents from or on behalf of Holders to amend and restate the Indenture and replace the Notes Collateral Agent as set forth herein, in accordance with the Transaction Support Agreement and the Offering Memorandum and Consent Solicitation Statement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.Amended and Restated Indenture. The Indenture is hereby amended and restated as set forth in Exhibit A hereto.

3.Guarantors. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 12 thereof, in each case subject to the terms and conditions set forth in the Indenture.

4.Replacement of the Notes Collateral Agent. Requisite Consents have been obtained to remove the Existing Notes Collateral Agent under the Indenture and notice

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thereof is hereby given to the Trustee, the Existing Notes Collateral Agent and the Issuer. The Issuer hereby appoints the New Notes Collateral Agent as the Notes Collateral Agent under the Indenture, and the New Notes Collateral Agent hereby accepts such appointment. The Existing Notes Collateral Agent hereby authorizes the New Notes Collateral Agent and the Issuer to file such instruments and documents and take such actions which may be necessary in order to assign and perfect the security interest granted in favor of the Existing Notes Collateral Agent under the Collateral Documents to and in favor of the New Notes Collateral Agent. The Existing Notes Collateral Agent hereby transfers and assigns the Additional First Lien Priority Parallel Debt Obligations (as defined in the First Lien Priority Intercreditor Agreement) to the New Notes Collateral Agent.

5.Transfer of Dutch First Lien Priority Security Documents. The Existing Notes Collateral Agent hereby transfers the contractual relationship and all rights and obligations under each First Lien Priority Security Document (as defined in the First Lien Priority Intercreditor Agreement) governed by Dutch law, including but not limited to ancillary rights and any rights attached thereto in accordance with the provisions of the Indenture, the First Lien Priority Intercreditor Agreement and the relevant Dutch First Lien Priority Security Agreement, to the New Notes Collateral Agent by way of transfer of contract (contractsoverneming) and the New Notes Collateral Agent hereby accepts the transfer of contract. Each of the Security Providers hereby accepts and acknowledges, and to the extent necessary provides its cooperation (medewerking) to such transfer of contractual relationship and rights and obligations.

6.Appointment of the New Notes Collateral Agent. Each Holder, by accepting and holding a Note (including by accepting a Note following transfer from another Holder),
(i) pursuant to Article 2414-bis, third paragraph, of the Italian Civil Code, to the extent applicable, shall be deemed to have agreed and acknowledged the appointment of GLAS Americas LLC as the New Notes Collateral Agent and accepts and is bound by the appointment of the New Notes Collateral Agent, to act as representative (rappresentante) pursuant to article 2414-bis, third paragraph of the Italian Civil Code, to the extent applicable, and, in any event, as mandatario con rappresentanza also pursuant to articles 1704 and 1723, second paragraph of the Italian Civil Code, with the express consent pursuant to articles 1394 and 1395 of the Italian Civil Code, and (ii) consented and agreed to the terms of any collateral document (including, without limitation, the provisions providing for foreclosure and release of any collateral and authorising the New Notes Collateral Agent to enter into any collateral document on its behalf) as the same may be in effect or may be amended from time to time in accordance with its terms and authorises and directs the New Notes Collateral Agent to enter into any collateral document and to perform its obligations and exercise its rights thereunder in accordance therewith.

7.Release of Liens. Each Holder, by accepting and holding a Note (including by accepting a Note following transfer from another Holder) and the New Notes Collateral Agent, on behalf of itself and the other Secured Parties, without recourse or warranty, express or implied by the New Notes Collateral Agent, hereby agrees that, effective upon the Amendment and Restatement Operative Date (as defined below), all Liens held by the New Notes Collateral Agent on (i) that certain intercompany claim owed by Diebold Germany to the Company (the amount of which, as of the Issue Date, is approximately

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€656,000,000) and (ii) that certain intercompany claim owed by Diebold Germany to the Issuer (the amount of which, as of the Issue Date, is approximately €343,000,000) arising under the Indenture or any Notes Document shall be terminated, irrevocably released and of no further force or effect, automatically and without the need for any further action (provided that the New Notes Collateral Agent agrees, at the Issuer’s expense, to execute and deliver or otherwise file any additional documents as the Issuer shall reasonably request from time to time, in form and substance reasonably satisfactory to the New Notes Collateral Agent, to evidence such release).

8.Intercreditor Agreement. The New Notes Collateral Agent is hereby irrevocably authorized and directed to enter into an agreement to terminate (in part) that certain First Lien Priority Intercreditor Agreement, dated as of July 20, 2020, among, inter alios, the Company, the Issuer, Diebold Self-Service Solutions S.A R.L, JPMorgan Chase Bank, N.A., the Trustee and the Existing Notes Collateral Agent.

9.Effectiveness. This First Supplemental Indenture will become effective immediately upon its execution and delivery by the parties hereto; provided, however, that the provisions of Sections 2 and 3 hereof shall not become operative until the settlement date of the Exchange Offer (the “Amendment and Restatement Operative Date”); provided, further, that the provisions of Sections 2 and 3 hereof shall become immediately operative upon the Amendment and Restatement Operative Date without further action by or notice to any Person.

10.Reference to and Effect on the Indenture. Except as otherwise provided in Section 5, on and after the effective date of this First Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and restated by this First Supplemental Indenture unless the context otherwise requires, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

11.Construction. Except as otherwise expressly provided or unless the context otherwise requires, the rules of construction set forth in Section 1.03 of the Indenture shall apply to this First Supplemental Indenture mutatis mutandis.

12.Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE, EXCEPT FOR SECTION 5 (TRANSFER AND ASSIGNMENT DUTCH FIRST LIEN PRIORITY SECURITY DOCUMENTS) WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. SECTION 5 OF THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE NETHERLANDS.

13.Waiver of Jury Trial. EACH OF THE ISSUER, THE COMPANY, THE GUARANTORS, THE GUARANTEEING SUBSIDIARIES, THE TRUSTEE, THE EXISTING NOTES COLLATERAL AGENT AND THE NEW NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

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PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE, THE 2025 EURO NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

14.Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

15.Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be deemed an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this First Supplemental Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this First Supplemental Indenture.

16.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

17.The Trustee, the Existing Notes Collateral Agent and the New Notes Collateral Agent. The Trustee, the Existing Notes Collateral Agent and the New Notes Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals are made solely by the Issuer, the Company, the Guarantors and the Guaranteeing Subsidiaries, and the Trustee, the Existing Notes Collateral Agent and the New Notes Collateral Agent assume no responsibility for their correctness. It is understood and agreed that the New Notes Collateral Agent is entering into this First Supplemental Indenture not in its individual capacity but solely in its capacity as Notes Collateral Agent under the Indenture (as amended and restated pursuant to this First Supplemental Indenture). All rights, protections, indemnities and benefits granted to the Notes Collateral Agent in the Indenture (as amended and restated pursuant to this First Supplemental Indenture) as well as any Collateral Documents (x) are hereby incorporated as applying to the New Notes Collateral Agent as if fully set forth in this First Supplemental Indenture and (y) shall apply with respect to the appointment of the New Notes Collateral Agent and the execution and delivery of any instruments and agreements, and all actions taken or omitted, by the New Notes Collateral Agent pursuant to Section 4 hereof. The Existing Notes Collateral Agent, the Company and the Guaranteeing Subsidiaries expressly agree and acknowledge that the New Notes Collateral Agent is not assuming any liability, under or related to the Supplemental Indenture, the Indenture or the Collateral Documents prior to the Amendment and Restatement Operative Date, or for any and all claims under or related to the Supplemental Indenture, the Indenture or the Collateral Documents that may have arisen or accrued prior to the Amendment and Restatement Operative Date. The New Notes Collateral Agent shall be deemed hereby to have complied with Section 7.10(a) of the Indenture.

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18.Benefits Acknowledged. Each of the Issuer, the Company, the Guarantors and the Guaranteeing Subsidiaries acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this First Supplemental Indenture and that the agreements made by it pursuant to this First Supplemental Indenture are knowingly made in contemplation of such benefits.

19.Successors. All agreements of each of the Issuer, the Company, the Guarantors, the Guaranteeing Subsidiaries, the Trustee, the Existing Notes Collateral Agent and the New Notes Collateral Agent in this First Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture. All agreements of the Trustee, the Existing Notes Collateral Agent and the New Notes Collateral Agent in this First Supplemental Indenture shall bind their successors.

20.Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and each note issued thereunder heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Pages Follow]

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DIEBOLD NIXDORF DUTCH HOLDING B.V.
By:	/s/ Elizabeth Radigan
Name: Elizabeth Radigan
Title: Authorized Signatory
DIEBOLD NIXDORF, INCORPORATED
By:	/s/ Jeffrey Rutherford
Name: Jeffrey Rutherford
Title: Executive Vice President and Chief Financial Officer

DIEBOLD GLOBAL FINANCE CORPORATION
By:	/s/ James Barna
Name: James Barna
Title: Vice President and Treasurer

DIEBOLD HOLDING COMPANY, LLC
By:	/s/ James Barna
Name: James Barna
Title: Vice President and Treasurer

DIEBOLD SST HOLDING COMPANY, LLC
By:	/s/ James Barna
Name: James Barna
Title: Vice President and Treasurer

[Signature Page to 2025 EUR Notes First Supplemental Indenture]

GRIFFIN TECHNOLOGY INCORPORATED
By:	/s/ Elizabeth Radigan
Name: Elizabeth Radigan
Title: Vice President and Secretary

DIEBOLD SELF-SERVICE SYSTEMS
By:	/s/ James Barna
Name: James Barna
Title: Vice President and Treasurer

DIEBOLD NIXDORF TECHNOLOGY FINANCE, LLC
By:	/s/ James Barna
Name: James Barna
Title: Vice President and Treasurer

DIEBOLD NIXDORF CANADA, LIMITED
By:	/s/ Jonathan Leiken
Name: Jonathan Leiken
Title: Vice President and Secretary

DIEBOLD CANADA HOLDING COMPANY INC.
By:	/s/ Jonathan Leiken
Name: Jonathan Leiken
Title: Vice President and Secretary

[Signature Page to 2025 EUR Notes First Supplemental Indenture]

DIEBOLD NIXDORF B.V.
By:	/s/ Helena Mueller
Name: Helena Mueller
Title: Managing Director

DIEBOLD NIXDORF GLOBAL HOLDING B.V.
By:	/s/ Elizabeth Radigan
Name: Elizabeth Radigan
Title: Authorized Signatory

DIEBOLD NIXDORF B.V.
By:	/s/ Elizabeth Radigan
Name: Elizabeth Radigan
Title: Authorized Signatory

DIEBOLD NIXDORF SOFTWARE PARTNER B.V.
By:	/s/ Michael Engel
Name: Michael Engel
Title: Managing Director

DIEBOLD NIXDORF SOFTWARE C.V.
By Diebold Nixdorf Software Partner B.V. as General Partner
By:	/s/ Michael Engel
Name: Michael Engel
Title: Managing Director

[Signature Page to 2025 EUR Notes First Supplemental Indenture]

DIEBOLD NIXDORF GLOBAL SOLUTIONS B.V.
By:	/s/ Hendrik Schouten
Name: Hendrik Schouten
Title: Managing Director

DIEBOLD NIXDORF S.A.S.
By:	/s/ Hervé Grelet
Name: Hervé Grelet
Title: duly authorized

DIEBOLD NIXDORF HOLDING GERMANY GMBH
By:	/s/ Olaf Heyden
Name: Olaf Heyden
Title: Managing Director

WINCOR NIXDORF INTERNATIONAL GMBH
By:	/s/ Olaf Heyden
Name: Olaf Heyden
Title: Managing Director

DIEBOLD NIXDORF SYSTEMS GMBH
By:	/s/ Jörn Förster
Name: Jörn Förster
Title: Managing Director

[Signature Page to 2025 EUR Notes First Supplemental Indenture]

DIEBOLD NIXDORF DEUTSCHLAND GMBH
By:	/s/ Roland Sorke
Name: Roland Sorke
Title: Managing Director

DIEBOLD NIXDORF LOGISTICS GMBH
By:	/s/ Christina Wieber
Name: Christina Wieber
Title: Managing Director

DIEBOLD NIXDORF GLOBAL LOGISTICS GMBH
By:	/s/ Christina Wieber
Name: Christina Wieber
Title: Managing Director
WINCOR NIXDORF FACILITY GMBH
By:	/s/ Jörn Förster
Name: Jörn Förster
Title: Managing Director

DIEBOLD NIXDORF REAL ESTATE GMBH & CO. KG
By Diebold Nixdorf Security GmbH as General Partner
By:	/s/ Jörn Förster
Name: Jörn Förster
Title: Managing Director

[Signature Page to 2025 EUR Notes First Supplemental Indenture]

DIEBOLD NIXDORF BUSINESS ADMINISTRATION CENTER GMBH
By:	/s/ Jörg Kleinschmidt
Name: Jörg Kleinschmidt
Title: Managing Director

IP MANAGEMENT GMBH
By:	/s/ Olaf Heyden
Name: Olaf Heyden
Title: Managing Director

DIEBOLD NIXDORF VERMÖGENSVERWALTUNGS GMBH
By:	/s/ Olaf Heyden
Name: Olaf Heyden
Title: Managing Director

DIEBOLD NIXDORF SECURITY GMBH
By:	/s/ Jörn Förster
Name: Jörn Förster
Title: Managing Director

DIEBOLD NIXDORF OPERATIONS GMBH
By:	/s/ Michael Schütt
Name: Michael Schütt
Title: Managing Director

[Signature Page to 2025 EUR Notes First Supplemental Indenture]

DIEBOLD NIXDORF FINANCE GERMANY GMBH
By:	/s/ Jörn Förster
Name: Jörn Förster
Title: Managing Director

DIEBOLD NIXDORF S.R.L.
By:	/s/ Jonathan Leiken
Name: Jonathan Leiken
Title: Authorized Signatory
Place of Execution:	United States of America

DIEBOLD NIXDORF SP. Z.O.O.
By:	/s/ Adrian Gawrys
Name: Adrian Gawrys
Title: Managing Director

DIEBOLD NIXDORF BPO SP. Z.O.O.
By:	/s/ Adrian Gawrys
Name: Adrian Gawrys
Title: Managing Director

[Signature Page to 2025 EUR Notes First Supplemental Indenture]

DIEBOLD NIXDORF S.L.
By:	/s/ D. Luis Carlos Rodríguez Argüelles
Name: D. Luis Carlos Rodríguez Argüelles
Title: Managing Director

DIEBOLD NIXDORF AB
By:	/s/ Rene Lauxtermann
Name: Rene Lauxtermann
Title: Director

DIEBOLD NIXDORF (UK) LIMITED
By:	/s/ Paul George Young
Name: Paul George Young
Title: Director

[Signature Page to 2025 EUR Notes First Supplemental Indenture]

TRUSTEE, NOTES COLLATERAL AGENT, & PAYING AGENT, TRANSFER AGENT, AND REGISTRAR: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/ David A. Schlabach
Name: David A. Schlabach
Title: Vice President

U.S. BANK TRUSTEES LIMITED, as Notes Collateral Agent
By:	/s/ Michael Leong
Name: Michael Leong
Title: Authorised Signatory

ELAVON FINANCIAL SERVICES DAC, as Paying Agent, Transfer Agent and Registrar
By:	/s/ Michael Leong
Name: Michael Leong
Title: Authorised Signatory

[Signature Page to 2025 EUR Notes First Supplemental Indenture]

GLAS AMERICAS LLC, as Notes Collateral Agent

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

[Signature Page to 2025 EUR Notes First Supplemental Indenture]

SCHEDULE I

List of Guaranteeing Subsidiaries

Diebold Nixdorf Technology Finance, LLC Diebold Nixdorf Canada Limited
Diebold Canada Holding Company Inc. Diebold Nixdorf BV
Diebold Nixdorf B.V.
Diebold Nixdorf Global Holding B.V. Diebold Nixdorf Software Partner B.V. Diebold Nixdorf Software C.V. Diebold Nixdorf Global Solutions B.V.
Diebold Nixdorf Holding Germany GmbH Wincor Nixdorf International GmbH Diebold Nixdorf Systems GmbH
Diebold Nixdorf Deutschland GmbH Diebold Nixdorf Logistics GmbH Diebold Nixdorf Global Logistics GmbH Wincor Nixdorf Facility GmbH
Diebold Nixdorf Real Estate GmbH & Co. KG
Diebold Nixdorf Business Administration Center GmbH IP Management GmbH
Diebold Nixdorf Vermögensverwaltungs GmbH Diebold Nixdorf Security GmbH
Diebold Nixdorf Operations GmbH Diebold Nixdorf Finance Germany GmbH Diebold Nixdorf S.r.l.
Diebold Nixdorf sp. z o.o. Diebold Nixdorf BPO sp. z o.o. Diebold Nixdorf S.L.
Diebold Nixdorf AB
Diebold Nixdorf (UK) Limited

EXHIBIT A

Amended and Restated Indenture

[see attached]

Execution Version

AMENDED AND RESTATED SENIOR SECURED NOTES INDENTURE

Dated as of December 29, 2022 Among
DIEBOLD NIXDORF DUTCH HOLDING B.V.

as Issuer

DIEBOLD NIXDORF, INCORPORATED

as Guarantor
THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO ELAVON FINANCIAL SERVICES DAC,
as Paying Agent, Transfer Agent and Registrar

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee and
GLAS AMERICAS LLC,
as Notes Collateral Agent

9.000% SENIOR SECURED NOTES DUE 2025

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TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE    1
Section 1.01    Definitions    1
Section 1.02    Other Definitions    52
Section 1.03    Rules of Construction.    54
Section 1.04    Acts of Holders.    54
Section 1.05    Quebec Interpretive Provisions    56
Section 1.06    French Terms.    57
Section 1.07    Spanish Terms and Definitions    58
Section 1.08    Dutch Terms    59
Section 1.09    Swedish Terms.    60
ARTICLE 2 THE NOTES    61
Section 2.01    Form and Dating; Terms    61
Section 2.02    Execution and Authentication.    62
Section 2.03    Registrar and Paying Agent    62
Section 2.04    Paying Agent to Hold Money.    63
Section 2.05    Holder Lists    63
Section 2.06    Transfer and Exchange    63
Section 2.07    Replacement Notes.    64
Section 2.08    Outstanding Notes    65
Section 2.09    Treasury Notes    65
Section 2.10    Temporary Notes    65
Section 2.11    Cancellation.    66
Section 2.12    Defaulted Interest.    66
Section 2.13    Common Code and ISIN Numbers    66
Section 2.14    Currency.    67
Section 2.15    Agents    67
Section 2.16    Italian Usury Law    67
ARTICLE 3 REDEMPTION    68
Section 3.01    Notices to Trustee.    68
Section 3.02    Selection of Notes to Be Redeemed or Purchased    68
Section 3.03    Notice of Redemption.    69
Section 3.04    Effect of Notice of Redemption.    70
Section 3.05    Deposit of Redemption or Purchase Price    70
Section 3.06    Notes Redeemed or Purchased in Part    70
Section 3.07    Optional Redemption.    71
Section 3.08    Mandatory Redemption.    71
Section 3.09    Tax Redemption    71
Section 3.10    Offers to Repurchase by Application of Excess Proceeds.    72
ARTICLE 4 COVENANTS    75
Section 4.01    Payment of Notes.    75

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Section 4.02    Maintenance of Office or Agency    75
Section 4.03    Taxes.    75
Section 4.04    Stay, Extension and Usury Laws    76
Section 4.05    Corporate Existence    76
Section 4.06    Reports and Other Information.    76
Section 4.07    Compliance Certificate.    77
Section 4.08    Limitation on Restricted Payments.    78
Section 4.09    Limitation on Indebtedness    82
Section 4.10    Limitation on Liens    86
Section 4.11    Future Guarantors    86
Section 4.12    Limitation on Restrictions on Distribution From Subsidiaries    88
Section 4.13    [Reserved]    90
Section 4.14    Transactions with Affiliates    90
Section 4.15    Offer to Repurchase Upon Change of Control    91
Section 4.16    Asset Dispositions.    94
Section 4.17    Effectiveness of Covenants    97
Section 4.18    Further Covenants.    98
Section 4.19    Additional Amounts    98
Section 4.20    Limitation on Activities of the Issuer    101
Section 4.21    Collateral and Guarantee Requirements.    101
ARTICLE 5 SUCCESSORS    102
Section 5.01    Merger, Consolidation or Sale of All or Substantially All Assets.    102
ARTICLE 6 DEFAULTS AND REMEDIES    104
Section 6.01    Events of Default    104
Section 6.02    Acceleration    107
Section 6.03    Other Remedies    107
Section 6.04    Waiver of Past Defaults    108
Section 6.05    Control by Majority    108
Section 6.06    Limitation on Suits    108
Section 6.07    Rights of Holders to Receive Payment    109
Section 6.08    Collection Suit by Trustee    109
Section 6.09    Restoration of Rights and Remedies    109
Section 6.10    Rights and Remedies Cumulative    109
Section 6.11    Delay or Omission Not Waiver    110
Section 6.12    Trustee May File Proofs of Claim    110
Section 6.13    Priorities    110
Section 6.14    Undertaking for Costs    111
ARTICLE 7 TRUSTEE AND COLLATERAL AGENT    111
Section 7.01    Duties of Trustee and Notes Collateral Agent    111
Section 7.02    Rights of Trustee and Notes Collateral Agent    112
Section 7.03    Individual Rights of Trustee and Notes Collateral Agent    114
Section 7.04    Disclaimer    115
Section 7.05    Notice of Defaults.    115
Section 7.06    [Reserved]    115
Section 7.07    Compensation and Indemnity.    115

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Section 7.08    Appointment of the Notes Collateral Agent.    116
Section 7.09    Replacement of Trustee or Notes Collateral Agent    118
Section 7.10    Successor by Merger, etc.    119
Section 7.11    Eligibility; Disqualification    119
Section 7.12    Collateral Documents; Intercreditor Agreements    119
ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE    120
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance    120
Section 8.02    Legal Defeasance and Discharge    120
Section 8.03    Covenant Defeasance    121
Section 8.04    Conditions to Legal or Covenant Defeasance    121
Section 8.05    Deposited Money and Government Securities to Be Held in Trust; Other
Miscellaneous Provisions    123
Section 8.06    Repayment to the Issuer    123
Section 8.07    Reinstatement    123
ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER    124
Section 9.01    Without Consent of Holders    124
Section 9.02    With Consent of Holders    126
Section 9.03    [Reserved]    128
Section 9.04    Revocation and Effect of Consents    128
Section 9.05    Notation on or Exchange of Notes    128
Section 9.06    Trustee and Notes Collateral Agent to Sign Amendments, etc    129
Section 9.07    Payments for Consent    129
ARTICLE 10 GUARANTEES    130
Section 10.01    Guarantee.    130
Section 10.02    Limitation on Guarantor Liability    131
Section 10.03    Execution and Delivery    138
Section 10.04    Subrogation    138
Section 10.05    Benefits Acknowledged    138
Section 10.06    Release of Note Guarantees    138
Section 10.07    Spanish Law Particularities.    139
ARTICLE 11 COLLATERAL AND SECURITY    140
Section 11.01    Collateral    140
Section 11.02    Maintenance of Collateral    142
Section 11.03    Impairment of Collateral    142
Section 11.04    Further Assurances    142
Section 11.05    After-Acquired Property    143
Section 11.06    Real Estate Mortgages and Filings    144
Section 11.07    Release of Liens on the Collateral    145
Section 11.08    Information Regarding Collateral    147
Section 11.09    Collateral Documents and Intercreditor Agreements    147
Section 11.10    Suits to Protect the Collateral.    148
Section 11.11    Authorization of Receipt of Funds by the Trustee Under the Collateral
Documents    148

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Section 11.12    Purchaser Protected    148
Section 11.13    Powers Exercisable by Receiver or Trustee    148
Section 11.14    Spanish Particularities in Relation to any Spanish Collateral Documents.    148
ARTICLE 12 SATISFACTION AND DISCHARGE    149
Section 12.01    Satisfaction and Discharge    149
Section 12.02    Application of Trust Money    150
ARTICLE 13 MISCELLANEOUS    151
Section 13.01    [Reserved]    151
Section 13.02    Notices.    151
Section 13.03    [Reserved]    153
Section 13.04    Certificate and Opinion as to Conditions Precedent    153
Section 13.05    Statements Required in Certificate or Opinion    153
Section 13.06    Rules by Trustee and Agents.    154
Section 13.07    No Personal Liability of Directors, Officers, Employees, Members, Partners
and Shareholders    154
Section 13.08    Governing Law    154
Section 13.09    Consent to Jurisdiction and Service of Process; Waiver of Jury Trial    154
Section 13.10    Force Majeure.    154
Section 13.11    No Adverse Interpretation of Other Agreements    155
Section 13.12    Successors.    155
Section 13.13    Severability.    155
Section 13.14    Counterpart Originals    155
Section 13.15    Table of Contents, Headings, etc.    155
Section 13.16    PDF Delivery of Signature Pages.    155
Section 13.17    U.S.A. PATRIOT Act    155
Section 13.18    Payments Due on Non-Business Days.    156
Section 13.19    Spanish Provisions Relating to Executive Proceedings.    156
Section 13.20    Parallel Debt; Parallel Debt Owed to the Notes Collateral Agent    157
Section 13.21    Judgment Currency.    159

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Appendix A    Provisions Relating to Notes Appendix B    Agreed Security Principles Appendix C    Foreign Collateral Documents Appendix D    Post-Closing Matters

Exhibit A    Form of Note
Exhibit B    Form of Institutional Accredited Investor Transferee Letter of Representation Exhibit C    Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of December 29, 2022, among Diebold Nixdorf Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law (the “Issuer”), Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”), the Subsidiary Guarantors listed on the signature pages hereto, Elavon Financial Services DAC, as paying agent, transfer agent and registrar, U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”) and GLAS Americas LLC, as notes collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, on July 20, 2020, the Issuer, the Company (as guarantor), certain Subsidiaries of the Company (as guarantors), Elavon Financial Services DAC, as Paying Agent, Transfer Agent, and Registrar, the Trustee and U.S. Bank Trustees limited, as notes collateral agent, entered into an indenture (as amended or supplemented, the “Original Indenture,” and, as amended, supplemented, restated or amended and restated to the date hereof, the “Indenture”) to establish the form and terms, and to provide for the issuance, of €350,000,000 in aggregate principal amount of 9.000% Senior Secured Notes due 2025 (the “Existing Notes”);

WHEREAS, pursuant to the terms of the Original Indenture, the Original Indenture and the Existing Notes are amended and restated as set forth by the terms hereof;
WHEREAS, the Issuer has duly authorized the creation of and issue of €355,950,000 aggregate principal amount of Additional Notes pursuant to, and as defined in, the Original Indenture (which Additional Notes are herein referred to as the “Exchange Notes”) to holders of Existing Notes participating in the offer to exchange, among others, Existing Notes for Exchange Notes pursuant to the terms and conditions set forth in the Offering Memorandum (as defined below); and

WHEREAS, the Guarantors have duly authorized the execution and delivery of this
Indenture;

NOW, THEREFORE, the Issuer, the Guarantors, the Trustee and the Notes Collateral
Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.

“2023 Credit Facility” means that certain credit agreement, dated as of November 23, 2015, among the Company, the guarantors parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto from time to time, as amended and as the same may be further amended, restated, modified or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder).

“2023 Credit Facility Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as the administrative agent under the 2023 Credit Facility, or any successor representative acting in such capacity.

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“2023 Credit Facility Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as the collateral agent under the 2023 Credit Facility, or any successor representative acting in such capacity.

“2024 Notes” means the Company’s 8.5% Senior Notes due 2024 issued pursuant to the 2024 Notes Indenture.

“2024 Notes Indenture” means that certain indenture, dated as of April 19, 2016, among the Company, as issuer, the subsidiary guarantors party thereto from time to time, and the 2024 Trustee, as amended or supplemented from time to time, relating to the Company’s 8.5% Senior Notes due 2024.

“2024 Trustee” means U.S. Bank Trust Company, National Association.

“2025 Credit Facility” means that certain credit agreement, dated as of the Issue Date, among the Company, the guarantors parties thereto, the 2025 Credit Facility Administrative Agent, the 2025 Credit Facility Collateral Agent, and the lenders parties thereto from time to time, as amended and as the same may be further amended, restated, modified or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder).

“2025 Credit Facility Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as the administrative agent under the 2025 Credit Facility, or any successor representative acting in such capacity.
“2025 Credit Facility Collateral Agent” means GLAS Americas LLC, in its capacity as the collateral agent under the 2025 Credit Facility, or any successor representative acting in such capacity.

“2025 Credit Facility Obligations” means the “Obligations” as defined in the 2025 Credit
Facility.

“2025 Notes” means the Notes and the 2025 U.S. Notes.

“2025 Notes Collateral Agents” means the Notes Collateral Agent and the 2025 U.S.
Notes Collateral Agent.

“2025 Notes Indentures” means this Indenture and the 2025 U.S. Notes Indenture. “2025 Notes Trustees” means the Trustee and the 2025 U.S. Notes Trustee.
“2025 U.S. Notes” means the Company’s 9.375% Senior Secured Notes due 2025 issued pursuant to the 2025 U.S. Notes Indenture.
“2025 U.S. Notes Collateral Agent” means GLAS Americas LLC, in its capacity as the collateral agent under the 2025 U.S. Notes Indenture, or any successor representative acting in such capacity.

“2025 U.S. Notes Indenture” means that certain indenture, dated as of July 20, 2020, among the Company, as issuer, the subsidiary guarantors from time to time party thereto, the 2025 U.S. Notes Trustee and the 2025 U.S. Notes Collateral Agent, as amended, amended and restated or supplemented from time to time, relating to the Company’s 9.375% Notes due 2025.

“2025 U.S. Notes Trustee” means U.S. Bank Trust Company, National Association until such time, if any, that a successor replaces such party in accordance with the applicable provisions of the 2025 U.S. Notes Indenture and thereafter means the successor serving thereunder.

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“ABL Agreement” means the collective reference to (a) the ABL Facility, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been Incurred to extend, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the ABL Facility (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset- based facility or otherwise), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Collateral Agent” means (a) in the case of any ABL Priority Collateral owned or hereinafter acquired by any ABL Loan Party other than an ABL Loan Party incorporated under the laws of a Specified Jurisdiction (other than Canada), JPMorgan Chase Bank, N.A. (together with its successors and assigns), as collateral agent for the ABL Secured Parties, (b) in the case of any ABL Priority Collateral owned or hereinafter acquired by any ABL Loan Party incorporated under the laws of a Specified Jurisdiction (other than Canada), GLAS Americas LLC (together with its successors and assigns) as collateral agent for the ABL Secured Parties and (c) in the case of any Replacement ABL Agreement or any other ABL Agreement, the Person identified as such in such agreement.

“ABL Creditors” means collectively, the “Lenders” and the “Secured Parties,” each as defined in the ABL Agreement or any Persons that are designated under the ABL Agreement as the “ABL Creditors” for purposes of the ABL Intercreditor Agreement.

“ABL Documents” means, collectively, the ABL Facility, the ABL Intercreditor Agreement and the indenture, credit agreement or other agreement governing other ABL Indebtedness and ABL Security Documents related to the foregoing.

“ABL Facility” means that credit agreement with respect to an asset-based revolving credit facility, to be dated on or around the Issue Date, among the Company, certain of its Subsidiaries, the ABL Facility Administrative Agent, the ABL Collateral Agent, and the lenders parties thereto from time to time, as amended and as the same may be further amended, restated, modified or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder), and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified or refinanced from time to time, and (if designated by the Company) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), amended, restated, modified or refinanced from time to time, including (if designated by the Company) by any agreement or indenture or commercial paper facility with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures increasing the amount loaned or issued thereunder expressly permitted by Section 4.09 or adding Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“ABL Facility Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as the administrative agent under the ABL Facility, or any successor representative acting in such capacity.

“ABL Indebtedness” means (a) Indebtedness (including letters of credit and reimbursement obligations with respect thereto) and other obligations Incurred by the ABL Loan Parties

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under or in respect of the ABL Facility and/or (b) Guarantees by any Subsidiary in respect of any of the obligations described in the foregoing clause (a).

“ABL Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Issue Date, by and among the ABL Collateral Agent, the Superpriority Credit Facility Collateral Agent, the 2023 Credit Facility Collateral Agent, the 2025 Credit Facility Collateral Agent, the 2025 Notes Collateral Agents, the New 2L Notes Collateral Agent and each additional agent from time to time party thereto, and acknowledged by the grantors from time to time party thereto, as may be amended, restated, supplemented or replaced, in whole or in part, from time to time.

“ABL Loan Parties” means, collectively, the borrowers and guarantors from time to time party to the ABL Documents.
“ABL Non-Priority Collateral” means all Collateral that is not ABL Priority Collateral. “ABL Obligations” means (a) all principal of and interest (including, without limitation any post-petition interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing (as defined in the ABL Intercreditor Agreement) by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any post-petition interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement,
(c) all Swap Obligations (as defined in the ABL Intercreditor Agreement), (d) all Banking Services Obligations (as defined in the ABL Intercreditor Agreement) and (e) all guarantee obligations, indemnities, fees, expenses (including, without limitation, all fees and disbursements of counsel to the ABL Representatives (as defined in the ABL Intercreditor Agreement) or any ABL Creditors) and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an insolvency proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any ABL Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Notes Secured Party (as defined in the ABL Agreement), receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Indenture and the rights and obligations of the ABL Secured Parties and the Notes Secured Parties (as defined in the ABL Agreement), be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Priority Collateral” means, collectively the ABL Priority Domestic Collateral and the ABL Priority Foreign Collateral.
“ABL Priority Domestic Collateral” means that portion of the Collateral that is held by the Company or a Domestic Subsidiary and which constitutes “ABL Priority Collateral” under the ABL Facility; provided, that any ABL Priority Domestic Collateral that is for any reason after the Issue Date no longer “Collateral” under the ABL Facility shall be deemed as of such date to be Non-ABL Domestic Released Collateral.

“ABL Priority Foreign Collateral” means that portion of the Collateral that is held by a Foreign Subsidiary of the Company and which constitutes “ABL Priority Collateral” under the ABL Facility; provided, that any ABL Priority Foreign Collateral that is for any reason after the Issue Date no longer “Collateral” under the ABL Facility shall be deemed as of such date to be Non-ABL Foreign Collateral.

“ABL Priority Secured Indebtedness” means (a) ABL Indebtedness secured pursuant to the ABL Security Documents by Liens on the ABL Priority Collateral, which Liens are senior in priority to the Liens on the ABL Priority Collateral securing the Non-ABL Secured Indebtedness pursuant to the

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terms of the ABL Intercreditor Agreement or other intercreditor agreement that is substantially similar to such intercreditor agreement (regardless of any priority level among such Non-ABL Secured Indebtedness).

“ABL Secured Parties” means the ABL Collateral Agent, the ABL Facility Administrative Agent, the ABL Creditors and any other holders of the ABL Obligations.

“ABL Security Documents” means all security agreements, pledge agreements, control agreements, collateral assignments, Mortgages, deeds of trust, security deeds, deeds to secure debt, hypothecs, collateral agency agreements, debentures or other instruments, pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company, any or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the Uniform Commercial Code or the PPSA, as applicable) in favor of the ABL Collateral Agent, for the benefit of any of the holders of ABL Indebtedness, in each case, as amended, modified, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and the applicable ABL Documents subject to the terms of the ABL Intercreditor Agreement, as applicable.

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary, (2) Indebtedness assumed in connection with the acquisition of assets from such Person, or (3) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Subsidiary and, with respect to clauses (2) and (3) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional ABL Agreement” means any agreement evidencing or governing the Incurrence of additional Indebtedness that is permitted to be secured by the Collateral securing any ABL Indebtedness on a pari passu basis with other ABL Indebtedness and treated as an ABL Agreement pursuant to the ABL Agreement and any agreement approved for designation as such by each ABL Collateral Agent and each Non-ABL Representative.
“Additional Notes” has the meaning given to such term in the Original Indenture. “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means property (other than Excluded Property) that is intended to be Collateral acquired by the Issuer, the Company or a Guarantor (including property of a Person that becomes a new Guarantor after the Issue Date) that is not automatically subject to a perfected security interest under the Collateral Documents.

“Agent” means any Registrar, Transfer Agent or Paying Agent. “Agreed Security Principles” has the meaning set forth in Appendix B.

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“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases (other than operating leases entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Subsidiaries, including any disposition by means of a merger, amalgamation, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset
Dispositions:

(1)dispositions of assets, including by means of a merger, amalgamation, consolidation or similar transaction, by (a) the Issuer or a Guarantor to the Company or by the Company, the Issuer or a Guarantor to the Issuer or a Guarantor or (b) a Guarantor, the Company or the Issuer to a Non-Guarantor Subsidiary, provided that all such dispositions under clause
(b) of this paragraph (excluding dispositions which are Permitted Investments or permitted pursuant to Section 4.08) (i) in the aggregate do not exceed $25.0 million (with the Fair Market Value of each such disposition being measured at the time made and without giving effect to subsequent changes in value) and (ii) are for cash consideration only;
(2)the sale or other disposition of cash or Cash Equivalents in the ordinary course of business or in connection with cash management activities;
(3)a disposition of inventory or equipment in the ordinary course of business;
(4)dispositions of obsolete, damaged, worn out or surplus assets, in each in the ordinary course of business;
(5)the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;
(6)an issuance of Capital Stock by a Subsidiary to the Company or to a Wholly Owned Subsidiary;
(7)for purposes of Section 4.16 only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Subsidiaries (but excluding any securities, notes or other obligations that are subsequently converted into cash)) or a disposition that is permitted pursuant to Section 4.08;
(8)[reserved];
(9)[reserved];
(10)dispositions of assets in any single transaction or series of related transactions with an aggregate Fair Market Value equal to or less than $5.0 million, provided that in any fiscal year, the aggregate sum of dispositions under this clause (10) shall not exceed $15.0 million;
(11)the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

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(12)discounts, adjustments or forgiveness of accounts receivable and other contract claims in the ordinary course of business or in connection with collection or compromise thereof and sales of accounts receivable in the ordinary course of business and at the request of the account debtor thereon to facilitate the processing and payment thereof, in each case exclusive of factoring or similar arrangements;
(13)the issuance by a Subsidiary of Disqualified Stock or Preferred Stock that is permitted by Section 4.09;
(14)(i) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property, in each case, in the ordinary course of business and (ii) the abandonment or allowance to lapse of intellectual property which, in the case of this clause (ii), in the good faith determination of the Company is not material to the Company and its Subsidiaries, taken as a whole;
(15)foreclosure on assets;
(16)dispositions resulting from (i) any taking, expropriation or condemnation of any property of the Company or any Subsidiary by any governmental authority or (ii) any casualty;
(17)[reserved];
(18)sales and exchanges of assets in connection with the concurrent purchase of assets useful in a Similar Business to the extent that (i) the assets received by the Company or its Subsidiaries are of equivalent or greater Fair Market Value than the assets transferred and, (ii) if a Subsidiary transfers any such assets without receiving assets in exchange as set forth in clause (i), such Subsidiary must receive cash consideration equal to or greater than the Fair Market Value of the transferred assets;
(19)[reserved];
(20)any surrender or waiver of contract rights or the settlement, release or surrender of any contract, tort or other litigation claims;
(21)dispositions of machinery, equipment or other fixed assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets that are purchased within 180 days, (ii) such assets are exchanged within 180 days for machinery, equipment or other fixed assets having a Fair Market Value equal to or greater than the assets being traded in or (iii) the proceeds of such disposition are applied to the purchase price of replacement assets within 180 days;
(22)the unwinding of any Hedging Obligations;
(23)dispositions of Common Stock of the Company held by any Subsidiary in connection with any acquisition made by the Company or any Subsidiary;
(24)dispositions in connection with the China JV Restructuring;
(25)sales and/or transfers of joint venture equity interests and assets pursuant to the terms of the China Joint Venture; and
(26)sales and/or transfers of joint venture equity interests and assets pursuant to the terms of the Wincor Joint Venture.

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“Authorized Representative” means in the case of (i) the Superpriority Credit Facility or the holders of Obligations thereunder, the Superpriority Credit Facility Administrative Agent, (ii) the ABL Facility or the holders of Obligations thereunder, the ABL Facility Administrative Agent, (iii) the 2025 Credit Facility or the holders of Obligations thereunder, the 2025 Credit Facility Administrative Agent, (iv) the 2023 Credit Facility or the holders of Obligations thereunder, the 2023 Credit Facility Administrative Agent, (v) the Notes or the Holders thereof, the Trustee, (vi) the 2025 U.S. Notes or the holders thereof, the 2025 U.S. Notes Trustee, and (vii) of the New 2L Notes or the holders thereof, the New 2L Notes Trustee and (viii) in the case of any series of additional Secured Indebtedness or the holders thereof that become subject to any Intercreditor Agreement, the Authorized Representative named for such series in the applicable joinder agreement.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1)the sum of the products obtained by multiplying (a) the amount of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock by (b) the number of years (calculated to the nearest one- twelfth) from the date of determination to the date of such payment; by

(2)the sum of the amounts of all such payments.

“Bankruptcy Laws” shall mean, as applicable, (a) the Bankruptcy Code and (b) and any similar federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors, including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the Canada Business Corporations Act (or any other Canadian corporate statute where such statute is used by a Person to propose an arrangement involving a compromise of claims of any class of its creditors), the UK Insolvency Act 1986, the German Insolvency Code (Insolvenzordnung), the Italian Bankruptcy Law or Italian Crisis and Insolvency Code, the Dutch Bankruptcy Act (Faillissementswet), Book XX of the Belgian Economic Law Code (Wetboek Economisch Recht/Code de droit économique), the Spanish Insolvency Law, the Swedish Reorganisation Act (Sw. lag (2022:964) om företagsrekonstruktion), the Swedish Bankruptcy Act (Sw. Konkurslag (1987:672)), the Polish Insolvency Law dated 28 February 2003 (Prawo upadłościowe), the Polish Restructuring Law dated 15 May 2015 (Prawo restrukturyzacyjne) the Council of the European Union Regulation 2015/848 on insolvency proceedings, the provisions of Book VI (Livre Sixième) of the French Commercial Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement, rearrangement, receivership, insolvency, restructuring, reorganization, administration, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect (including any applicable corporations or companies legislation to the extent the relief sought under such legislation relates to or involves the compromise, settlement, adjustment, restructuring or arrangement of debt).

“Belgian Code of Companies and Associations” means the Belgian Wetboek van vennootschappen en verenigingen/Code des sociétés et des associations of 23 March 2019, as amended from time to time.
“Belgian Collateral Agreements” means the collateral agreements governed by Belgian law set forth on Appendix C hereof.

“Belgian Collateral Documents” means the Belgian Collateral Agreements and each security agreement or other instrument or document, as applicable, governed by Belgian law in connection with this Indenture and the Agreed Security Principles to secure any of the Obligations;

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provided that each Belgian Collateral Document shall be in form and substance acceptable to the Notes Collateral Agent.

“Belgian Guarantor” means a Guarantor organized or incorporated under the laws of
Belgium.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and
Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Bi-lateral LC/WC Agreement” means an agreement between the Company and/or any of its Subsidiaries and a financial institution providing for foreign and/or domestic revolving credit facilities and/or the issuance of letters of credit, bank guarantees and/or similar obligations, which agreement has been designated in writing as a Bi-lateral LC/WC Agreement pursuant to an Officer’s Certificate delivered to the Trustee setting forth the maximum principal amount available or permitted to be Incurred under such agreement. The Company may rescind such designation or decrease or increase the maximum principal amount available or permitted to be Incurred under any such agreement pursuant to an Officer’s Certificate delivered to the Trustee. Liens on the collateral in respect of any credit facility securing obligations in respect of any Bi-lateral LC/WC Agreements shall be required to be secured pursuant to clauses (34) and/or (35) of the definition of “Permitted Liens.”

“Board of Directors” means:

(1)with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any duly authorized committee of the Board of Directors;
(2)with respect to a partnership, the Board of Directors of the general partner of the partnership; and
(3)with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, London, United Kingdom or Amsterdam, the Netherlands are authorized or required by law to close.

“Canadian Collateral Agreement” means, collectively, the Canadian security agreement among the Note Parties party thereto and the Notes Collateral Agent, in form and substance reasonably satisfactory to the Notes Collateral Agent, and each other security agreement, pledge, debenture, hypothec, mortgage, consent or other instrument or document, as applicable, governed by Canadian law in connection with this Indenture and the Canadian Collateral and Guarantee Requirement to secure any of the Obligations.

“Canadian Collateral and Guarantee Requirement” means, at any time and solely with respect to each Canadian Note Party or Canadian Subsidiary of the Company not constituting an Excluded Subsidiary, the requirement that:

(a)the Trustee and the Notes Collateral Agent shall have received from (i) each Canadian Note Party or Canadian Subsidiary of the Company not constituting an Excluded Subsidiary either (x) a counterpart of the applicable supplemental indenture hereto duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes or is required to become a Canadian Note Party after the Issue Date (including by ceasing to be an Excluded Subsidiary), a supplemental indenture hereto duly

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executed and delivered on behalf of such Person, (ii) each Canadian Note Party or Canadian Subsidiary of the Company not constituting an Excluded Subsidiary either (x) a counterpart of the Canadian Collateral Agreement and, if applicable, a deed of hypothec, each duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes or is required to become a Canadian Note Party after the Issue Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Canadian Collateral Agreement and, if applicable, a deed of hypothec, each in the form specified therein, duly executed and delivered on behalf of such Person and (iii) each Canadian Note Party or Canadian Subsidiary of the Company not constituting an Excluded Subsidiary either (x) a counterpart of each Intercreditor Agreement then in effect duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes or is required to become a Canadian Note Party after the Issue Date (including by ceasing to be an Excluded Subsidiary), a supplement to each Intercreditor Agreement then in effect, in the form specified therein, duly executed and delivered on behalf of such Person in each case under this clause (a) together with, in the case of any such Foreign Note Documents executed and delivered after the Issue Date, documents and, to the extent reasonably requested by the Trustee or the Notes Collateral Agent;

(b)all outstanding Capital Stock of any Subsidiary of the Company (other than any Capital Stock constituting Excluded Property) owned by or on behalf of any Canadian Note Party shall have been pledged pursuant to the Canadian Collateral Agreement and the Notes Collateral Agent shall have received certificates or other instruments representing all such Capital Stock (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)if any Indebtedness for borrowed money of the Issuer, the Company or any Subsidiary in a principal amount of $2,000,000 or more is owing by such obligor to any Canadian Note Party and if such Indebtedness shall be evidenced by a promissory note, such promissory note shall have been pledged pursuant to the Canadian Collateral Agreement and the Notes Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)all certificates, agreements, documents and instruments, including PPSA financing statements, Control Agreements and intellectual property security agreements, required by the Canadian Collateral Agreement or Requirements of Law and reasonably requested by the Trustee, to be filed, delivered, registered or recorded to create the Liens intended to be created by the Canadian Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Canadian Collateral Agreement and the other provisions of the term “Canadian Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Trustee in proper form for filing, registration or recording;

(e)the Notes Collateral Agent shall have received as soon as possible and in any event within 90 days after the Issue Date (or such later date as the Trustee shall reasonably agree) (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) in the amount equal to not less than 100% (or such lesser amount as reasonably agreed to by the Notes Collateral Agent) of the fair market value of such Mortgaged Property and fixtures, as reasonably determined by the Company and agreed to by the Notes Collateral Agent, issued by a nationally recognized title insurance company reasonably acceptable to the Notes Collateral Agent, insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 4.10, together with such endorsements (other than a creditor’s rights endorsement), coinsurance and reinsurance as the Trustee may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates, (iii) such affidavits, instruments of indemnification (including a so-called “gap”

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indemnification) as are customarily requested by the title company to induce the title company to issue the title policies and endorsements contemplated above, (iv) evidence reasonably acceptable to the Notes Collateral Agent of payment by the Company or any other Subsidiary of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above, (v) a survey of each Mortgaged Property in such form as shall be required by the title company to issue the so-called comprehensive and other survey-related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above (provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer) and (vi) such legal opinions as the Trustee or Notes Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property; and

(f)(i) with respect to any Required Account maintained by a Canadian Note Party on the Issue Date, each Canadian Note Party shall have obtained a Control Agreement with respect to such Required Account, as soon as possible and in any event within 90 days after the Issue Date (or such later date as the Trustee shall reasonably agree), (ii) with respect to any Required Account established by a Canadian Note Party after the Issue Date, each Canadian Note Party shall have obtained a Control Agreement with respect to such Required Account as soon as possible and in any event within 90 days after the opening of such Required Account (or such later date as the Trustee shall reasonably agree), and
(iii) with respect to any Required Account acquired by a Canadian Note Party after the Issue Date, each Canadian Note Party shall have obtained a Control Agreement with respect to such Required Account, as soon as possible and in any event within 90 days after the date of such acquisition (or such later date as the Trustee shall reasonably agree) (unless such account is closed prior to such date), in each case, unless waived by the Trustee. Notwithstanding the foregoing, no Control Agreement shall be required with respect to any Required Account maintained by a Canadian Note Party so long as (i) such Required Account constitutes ABL Priority Collateral and the Lien thereon securing the obligations under the ABL Facility is subject to the ABL Intercreditor Agreement, (ii) the Lien thereon securing the obligations under the Superpriority Credit Facility is subject to the Intercreditor Agreements or (iii) the Lien thereon securing the obligations under the 2025 Credit Facility is subject to the Intercreditor Agreements.

Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Note Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Canadian Note Parties, or the provision of Guarantees by any Canadian Subsidiary (i) if, and for so long as and to the extent that the Trustee and the Company reasonably agree that the cost, burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any material adverse tax consequences to the Company and its Subsidiaries (including the imposition of material withholding or other taxes)), outweighs the benefits to be obtained by the Holders therefrom and/or (ii) the grant or perfection of a security interest in such asset would (A) be prohibited by enforceable anti-assignment provisions of any applicable law, (B) violate the terms of any contract (to the extent binding on such property at the time of the acquisition thereof and not incurred in contemplation of such acquisition) (in each case, after giving effect to the applicable anti-assignment provisions of the PPSA or other applicable law) or (C) trigger termination of any contract pursuant to any “change of control” or similar provision (to the extent binding on such property at the time of the acquisition thereof and not incurred in contemplation of such acquisition); it being understood that the Collateral of the Canadian Note Parties shall include any proceeds and/or receivables arising out of any contract described

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in this clause (ii) to the extent the assignment of such proceeds or receivables is expressly deemed effective under the PPSA or other applicable law notwithstanding the relevant prohibition, violation or termination right, (b) Liens required to be granted from time to time pursuant to the term “Canadian Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Canadian Collateral Agreement, (c) except with respect to any Required Accounts, in no event shall Control Agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts or other assets specifically requiring perfection by control agreements, (d) no perfection actions shall be required with respect to vehicles and other assets subject to certificates of title (other than the filing of PPSA financing statements), (e) no perfection actions shall be required with respect to commercial tort claims with a value less than $2,000,000 other than the filing of PPSA financing statements and, other than the filing of PPSA financing statements, no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $2,000,000, (f) except as set forth in the Foreign Note Documents or as expressly required by the Agreed Security Principles, no actions in any non-U.S. or Canadian jurisdiction or required by the laws of any non-U.S. or Canadian jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States or Canada (including any Capital Stock of Foreign Subsidiaries and any Foreign Intellectual Property) or to perfect or make enforceable any security interests in any such assets, (g) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of PPSA financing statements), (h) no Note Party shall be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement and (i) in no event shall the Collateral include any Excluded Property. The Trustee may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Issue Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Indenture or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Collateral Document to the contrary, subject to the terms of the Intercreditor Agreements (including any bailee provisions therein), to the extent any perfection actions are required to be taken with respect to any asset under the 2025 Notes, New 2L Notes, Superpriority Credit Facility, 2025 Credit Facility, 2023 Credit Facility and/or the ABL Facility, such perfection actions shall be required to be taken hereunder with respect to such asset.

“Canadian Note Party” means any Note Party incorporated, formed or otherwise organized under the laws of Canada or a province or territory thereof.

“Canadian Subsidiary” means each Subsidiary incorporated, formed or organized, under the laws of Canada or a province or territory thereof.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the

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Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:
(1)U.S. dollars, Canadian dollars, Swiss Francs, Pounds Sterling, Japanese Yen, Euros or any national currency of any participating member state of the EMU or, in the case of a Foreign Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;
(2)securities issued or directly and fully Guaranteed or insured by the U.S. government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof);
(3)marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof or issued by any foreign government or any political subdivision or any public instrumentality thereof, in each case having an Investment Grade Rating;
(4)certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances issued by any commercial bank having a combined capital and surplus in excess of $250.0 million, in the case of U.S. banks, and $100.0 million, in the case of non-U.S. banks;
(5)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;
(6)bonds with an Investment Grade Rating and Preferred Stock issued by Persons with an Investment Grade Rating, including municipal bonds, corporate bonds and treasury bonds;
(7)(i) commercial paper issued by any bank meeting the qualifications specified in clause (4) above or by the parent company of any such bank, (ii) commercial paper with a short- term commercial paper rating of at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and (iii) marketable short-term money market and similar funds having the equivalent of an Investment Grade Rating;
(8)interests in any money market fund substantially all of the assets of which are comprised of instruments of the type specified in clauses (1) through (7) above;
(9)other securities and financial instruments which offer a security comparable to the instruments specified in clauses (1) through (8) above; and
(10)in the case of any Foreign Subsidiary, investments of the type and maturity described in clauses (1) through (9) above of foreign obligors, which investments or obligors have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.
“Cash Management Agreement” means any agreement providing cash management services for collections, treasury management services (including controlled disbursement, overdraft,

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automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services that is in effect on the Issue Date or thereafter and is by and among the Company or any of its Subsidiaries and a Cash Management Bank.

“Cash Management Bank” means the administrative agent and any lender under the ABL Facility or any Affiliate or branch thereof that is a party to a Cash Management Agreement with the Company or any of its Subsidiaries and, with respect to any Cash Management Agreement entered into prior to the Issue Date, any Person that was the administrative agent, a lender under the ABL Facility or any Affiliate thereof at the time it entered into a Cash Management Agreement with the Company or any of its Subsidiaries.

“Change of Control” means:

(1)any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, amalgamation, consolidation or purchase of all or substantially all of their assets);
(2)the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger or amalgamation of any Person with or into a Subsidiary of the Company, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving, continuing or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;
(3)the first day on which a majority of the members of the full Board of Directors of the Company or any direct or indirect parent entity of the Company are not Continuing Directors;
(4)the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company or any direct or indirect parent entity of the Company and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);
(5)the adoption by the shareholders of the Company or the Issuer or any direct or indirect parent entity of the Company or the Issuer of a plan or proposal for the liquidation or dissolution of the Company or the Issuer;
(6)the Company shall cease to own, directly or indirectly, all of the Capital Stock of the Issuer; or
(7)the occurrence of any event or circumstance that constitutes a “change of control” (as such term (or any reasonably synonymous term) is defined under any of the ABL

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Facility, the Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit Facility, the 2025 U.S. Notes Indenture, the 2024 Notes Indenture or the New 2L Notes Indenture (or under any documents governing any Indebtedness that has refinanced any of the foregoing)).
“China Joint Venture” means the Company’s joint venture with Inspur Group, Inspur Financial Technology Service Co., Ltd. (including any successor entity thereto).

“China JV Restructuring” means a transaction or series of related transactions restructuring the ownership holdings of (i) Diebold Financial Equipment Company (“DFEC”), an entity formed under the laws of the People’s Republic of China and owned by Diebold Nixdorf Switzerland Holding Company Sarl, a limited liability company formed under the laws of Switzerland (“Swiss Holdco”) and IFIT, and (ii) Inspur Financial Information Technology Co., Ltd. (“IFIT”), an entity formed under the laws of the People’s Republic of China and as of the Original Issue Date owned by Swiss Holdco and a third-party joint venture partner (the “IFIT Partner”), pursuant to which Swiss Holdco will continue to hold ownership interests in IFIT directly and in DFEC indirectly and, for the avoidance of doubt, any Asset Dispositions, Investments and Restricted Payments made and/or received by DFEC, IFIT, Swiss Holdco and the IFIT Partner for the purpose of consummating such restructuring transactions; provided that no assets of the Company or any Subsidiary of the Company (other than those of DFEC and IFIT and Capital Stock of such entities) shall be subject to the China JV Restructuring and no assets shall be transferred to the IFIT Partner in connection therewith except for Restricted Payments made on a ratable basis otherwise permitted by this Indenture (without reference to this definition).

“Clearstream” means Clearstream Banking, S.A., or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the assets and property (including Capital Stock)
and interests therein and proceeds thereof, whether now owned or hereafter acquired, other than Excluded Property, in or upon which a Lien is granted pursuant to the Collateral Documents as security for the Obligations under this Indenture, the Notes, the Note Guarantees and any related Obligations, but shall in all events with respect to Note Parties organized or incorporated outside the United States (or any state or territory thereof), other than the Canadian Note Parties, be limited by and subject in all respects to the Agreed Security Principles and exclude all Foreign Excluded Property.

“Collateral and Guarantee Requirements” means, at any time, collectively, the Domestic Collateral and Guarantee Requirement, the Canadian Collateral and Guarantee Requirement and the Agreed Security Principles.
“Collateral Documents” means, collectively, the Security Agreement, each Mortgage, the Canadian Collateral Agreement, the Dutch Collateral Documents, the English Collateral Documents, the German Collateral Documents, the French Collateral Documents, the Belgian Collateral Documents, the Swedish Collateral Documents, the Spanish Collateral Documents, the Polish Collateral Documents, the Italian Collateral Documents and the other security agreements, pledge agreements, deeds of hypothec, agency agreements, mortgages, deeds of trust, collateral assignments, collateral agency agreements, control agreements, debentures, charges and other instruments and documents executed and delivered by the Issuer or any Guarantor pursuant to this Indenture or any of the foregoing (including, without limitation, the financing statements under the Uniform Commercial Code of the relevant state or the PPSA of the relevant provinces or territories), as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned, charged or granted to

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or on behalf of the Notes Collateral Agent for the ratable benefit of the Holders and the Trustee or perfected or notice of such pledge, assignment or grant is given.

“Commodity Agreement” means, with respect to any Person, any commodity future or forward, swap or option, cap or collar or other similar agreement or arrangement as to which such Person is a party or beneficiary.

“Common Depositary” means the common depositary for Euroclear and Clearstream with respect to the Notes.
“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to ARTICLE 5.
“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)if the Company or any Subsidiary:
(g)has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or
(h)has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;
(2)if since the beginning of such period, the Company or any Subsidiary will have made any Asset Disposition or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if

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the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:
(i)the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and
(j)Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Company and its continuing Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale);
(3)if since the beginning of such period the Company or any Subsidiary (by merger, amalgamation or otherwise) will have made an Investment in any Subsidiary (or any Person that becomes a Subsidiary or is merged or amalgamated with or into the Company or a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and
(4)if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged or amalgamated with or into the Company or any Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations (and, for the avoidance of doubt, all other calculations to be made pursuant to this definition) shall be made in good faith by a responsible financial or accounting officer of the Company. Without duplication of clauses (h) and (i) under section (1) of the definition of “Consolidated EBITDA,” any such calculation shall give effect to the Synergies, Costs of Synergies and other non-recurring costs, charges, accruals, reserves or expenses that have been incurred or realized or are reasonably anticipated to be incurred or realized in good faith subject, in any calculation of pro forma Consolidated EBITDA, to the applicable limitations on such Synergies, Costs of Synergies and other non-recurring costs, charges, accruals, reserves or expenses set forth in the definition of “Consolidated EBITDA.”
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had

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been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of twelve months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. In making any pro forma calculation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of determination (other than any Indebtedness Incurred under such facility in connection with the transaction giving rise to the need to calculate the Consolidated Coverage Ratio) will be deemed to be:
(i)the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(ii)if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such determination.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:
(a)Consolidated Interest Expense; plus
(b)Consolidated Income Taxes; plus
(c)consolidated depreciation and amortization expense; plus
(d)goodwill, long-lived assets and other impairment charges; plus
(e)other non-cash charges, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment); plus
(f)(i) any fees, costs, expenses or charges related to any Equity Offering, Asset Disposition or other Investment permitted under this Indenture, recapitalization or Incurrence or amendments of Indebtedness permitted to be made under this Indenture (whether or not successful) and (ii) any fees, costs, expenses or charges Incurred by the Company or a Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or Net Cash Proceeds of an issuance of Capital Stock of the Company; plus
(g)any fees, expenses, charges or losses that are covered by indemnification or other reimbursement provisions or insurance in connection with any Asset Disposition, Investment, sale, conveyance, transfer or other disposition of assets permitted hereunder, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the

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applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); plus
(h)synergies and cost savings of the Company and its Subsidiaries related to operational changes, restructuring, reorganizations, operating expense reductions, operating improvements and similar restructuring initiatives (“Synergies”) and costs, charges, accruals, reserves or expenses of the Company and its Subsidiaries attributable or related to such Synergies (“Costs of Synergies”), in each case relating to any Asset Disposition by the Company or its Subsidiaries outside the ordinary course of business or any initiatives relating to restructuring, reorganization, operating expense reductions, operating improvements and similar restructuring initiatives enacted after the date hereof (it being understood any such increases pursuant to this clause (h) related to an Asset Disposition shall only be available subject to the consummation of the Asset Disposition and not in contemplation thereof), in each case, that are set forth in an Officer’s Certificate and that are factually supportable (in the good faith determination of the Company, as certified in the applicable certificate) and, in the case of Synergies, are reasonably anticipated by the Company in good faith to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken within 18 months following the consummation of the Asset Disposition or the decision to implement such restructuring initiative (calculated on a pro forma basis in a manner consistent with the definition of “Consolidated Coverage Ratio” and net of the amount of actual benefits realized during such period from such actions to the extent already included in Consolidated Net Income for such period); provided that the aggregate amount added back in reliance on this clause (h) in any four-fiscal quarter period shall not exceed 10.0% of Consolidated EBITDA for such four-fiscal quarter period (calculated before giving effect to any add-backs and adjustments in this clause (h) and in clause (i) below); plus
(i)non-recurring costs, charges, accruals, reserves or expenses attributable or related to the Company’s DN Now transformation program Incurred by the Company and its Subsidiaries that are set forth in an Officer’s Certificate and are factually supportable (in the good faith determination of the Company, as certified in the applicable certificate); provided that (x) the aggregate amount added back in reliance on this clause (i) in the year ending December 31, 2020 shall not exceed
$80.0 million, (y) the aggregate amount added back in reliance on this clause (i) in the year ending December 31, 2021 shall not exceed $50.0 million and (z) no amount shall be added back in reliance on this clause (i) in any period after December 31, 2021; and
(2)decreased (without duplication) by non-cash items increasing such Consolidated Net Income (excluding any such items which represent the recognition of deferred revenue, the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period, and any such items for which cash was received in a prior period that did not increase Consolidated EBITDA in any prior period) and if Consolidated Income Taxes is a benefit, by the amount of such benefit.
“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or any of its consolidated Subsidiaries or other payments required to be made by such Person or any of its consolidated Subsidiaries to any governmental authority, which taxes or other payments are calculated by reference to the income or profits or capital of such Person or any of its

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consolidated Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, provincial, territorial, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, with respect to any Person for any period, the total interest expense of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, whether paid or accrued, plus, to the extent not included in such interest expense (without duplication):
(1)interest expense attributable to Capitalized Lease Obligations;
(2)amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance costs; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;
(3)non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;
(4)commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
(5)the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries;
(6)the net costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;
(7)interest expense of such Person and its Subsidiaries that was capitalized during such period; and
(8)the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock or on Preferred Stock of Non-Guarantor Subsidiaries payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial, territorial and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP.
For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income on the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, subject to the proviso above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

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“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:
(1)any net income (loss) of any Person if such Person is not a Subsidiary or that is accounted for by the equity method of accounting, except that:
(k)subject to the limitations contained in clauses (3) through (9) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (2) below); and
(l)the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Subsidiary;
(2)any net income (but not loss) of any Subsidiary (other than a Guarantor) if such Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been obtained or waived), directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that:
(m)subject to the limitations contained in clauses (3) through (9) below, the Company’s equity in the net income of any such Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend (subject, in the case of a dividend to another Subsidiary, to the limitation contained in this clause); and
(n)the Company’s equity in a net loss of any such Subsidiary for such period will be included in determining such Consolidated Net Income;
(3)any gain or loss (excluding all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Subsidiary outside the ordinary course of business;
(4)any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity-based awards, including any such charge or expense Incurred in connection with any merger, amalgamation, consolidation or acquisition;
(5)any income or loss from the early extinguishment of Indebtedness or early termination of Hedging Obligations or other derivative instruments;
(6)any extraordinary gain or loss;
(7)any net after-tax effect of gains or losses attributable to disposed or discontinued operations;

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(8)any net income or loss included in the consolidated statement of operations with respect to noncontrolling interests; and
(9)the cumulative effect of a change in accounting principles.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company or any direct or indirect parent company of the Company who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Trustee (and, in the case of protections for the benefit of the Notes Collateral Agent or obligations of the Notes Collateral Agent, the Notes Collateral Agent), which provides for the Notes Collateral Agent to have control (including “control” as defined in Section 9-104 of the UCC or Section 8-106 of the UCC, as applicable) of “deposit accounts” (as defined in the UCC or the Canadian Collateral Agreement, as applicable) or “securities accounts” (as defined in the UCC or PPSA), as applicable.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Covered Guarantors” means Diebold Global Finance Corporation, Diebold Holding Company, LLC, Diebold SST Holding Company, LLC, Diebold Nixdorf Technology Finance, LLC, Griffin Technology Incorporated, Diebold Self Service Systems, Diebold Nixdorf Canada, Limited, Diebold Canada Holding Company Inc., Diebold Nixdorf, Incorporated, Diebold Nixdorf BV, Diebold Nixdorf Global Holding B.V., Diebold Nixdorf B.V., Diebold Nixdorf Software Partner B.V., Diebold Nixdorf Software C.V., Diebold Nixdorf Global Solutions B.V., Diebold Nixdorf Holding Germany GmbH, Wincor Nixdorf International GmbH, Diebold Nixdorf Systems GmbH, Diebold Nixdorf Deutschland GmbH, Diebold Nixdorf Logistics GmbH, Diebold Nixdorf Global Logistics GmbH, Wincor Nixdorf Facility GmbH, Diebold Nixdorf Real Estate GmbH & CoKG, Diebold Nixdorf Business Administration Center GmbH, IP Management GmbH, Diebold Nixdorf Vermögensverwaltungs GmbH, Diebold Nixdorf Security GmbH, Diebold Nixdorf Operations GmbH, Diebold Finance Germany GmbH, Diebold Nixdorf S.r.l., Diebold Nixdorf sp. z o.o., Diebold Nixdorf BPO sp. z o.o., Diebold Nixdorf S.L., Diebold Nixdorf AB and Diebold Nixdorf (UK) Limited.

“Currency Agreement” means, with respect to any Person, any foreign exchange future or forward, swap or option, cap or collar or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Debt Facility” means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee of such Debt Facility).

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“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Definitive Note” means a certificated Existing Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Diebold Germany” means Diebold Nixdorf Holding Germany GmbH.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company) (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or its Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Company or its Subsidiaries, as applicable, are not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Company with Section 4.15 and Section 4.16 and such repurchase or redemption complies with Section
4.08. Notwithstanding the foregoing, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, Officers, employees, members of management, managers or consultants or by any such plan to such directors, Officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Company or any Subsidiary, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, Officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Company (or any Subsidiary) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, shareholder agreement or similar agreement that may be in effect from time to time.

“Domestic Collateral and Guarantee Requirement” means, at any time and solely with respect to each Domestic Note Party or Domestic Subsidiary of the Company not constituting an Excluded Subsidiary, the requirement that:

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(a)the Trustee and the Notes Collateral Agent shall have received from (i) each Domestic Note Party or Domestic Subsidiary of the Company not constituting an Excluded Subsidiary either (x) a counterpart of the applicable supplemental indenture hereto duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes or is required to become a Domestic Note Party after the Issue Date (including by ceasing to be an Excluded Subsidiary), a supplemental indenture hereto duly executed and delivered on behalf of such Person, (ii) each Domestic Note Party or Domestic Subsidiary of the Company not constituting an Excluded Subsidiary either (x) a counterpart of the Security Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes or is required to become a Domestic Note Party after the Issue Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Person and (iii) each Domestic Note Party or Domestic Subsidiary of the Company not constituting an Excluded Subsidiary either (x) a counterpart of each Intercreditor Agreement then in effect duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes or is required to become a Domestic Note Party after the Issue Date (including by ceasing to be an Excluded Subsidiary), a supplement to each Intercreditor Agreement then in effect, in the form specified therein, duly executed and delivered on behalf of such Person in each case under this clause (a) together with, in the case of any such Note Documents executed and delivered after the Issue Date, documents and, to the extent reasonably requested by the Trustee or the Notes Collateral Agent;

(b)all outstanding Capital Stock of the Issuer, the Company and the Subsidiaries (other than any Capital Stock constituting Excluded Property) owned by or on behalf of any Domestic Note Party shall have been pledged pursuant to the Security Agreement and the Notes Collateral Agent shall have received certificates or other instruments representing all such Capital Stock (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)if any Indebtedness for borrowed money of the Issuer, the Company or any Subsidiary in a principal amount of $2,000,000 or more is owing by such obligor to any Domestic Note Party and if such Indebtedness shall be evidenced by a promissory note, such promissory note shall have been pledged pursuant to the Security Agreement and the Notes Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, Control Agreements and intellectual property security agreements, required by the Collateral Documents or Requirements of Law and reasonably requested by the Trustee, to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Domestic Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Trustee in proper form for filing, registration or recording;

(e)the Notes Collateral Agent shall have received as soon as possible and in any event within 90 days after the Issue Date (or such later date as the Trustee shall reasonably agree) (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) in the amount equal to not less than 100% (or such lesser amount as reasonably agreed to by the Notes Collateral Agent) of the fair market value of such Mortgaged Property and fixtures, as reasonably determined by the Company and agreed to by the Notes Collateral Agent, issued by a nationally recognized title insurance company reasonably acceptable to the Notes Collateral Agent, insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 4.10, together

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with such endorsements (other than a creditor’s rights endorsement), coinsurance and reinsurance as the Notes Collateral Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates, (iii) such affidavits, instruments of indemnification (including a so-called “gap” indemnification) as are customarily requested by the title company to induce the title company to issue the title policies and endorsements contemplated above, (iv) evidence reasonably acceptable to the Notes Collateral Agent of payment by the Issuer, the Company or any other Subsidiary of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above, (v) a survey of each Mortgaged Property in such form as shall be required by the title company to issue the so-called comprehensive and other survey-related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above (provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer), (vi) completed “Life-of-Loan” Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination with respect to each Mortgaged Property subject to the applicable FEMA rules and regulations (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Company and each Note Party relating thereto), (vii) if any Mortgaged Property is located in an area determined by FEMA to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors and the other Flood Insurance Regulations, and (viii) such legal opinions as the Trustee or the Notes Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property; and

(f)(i) with respect to any Required Account maintained by a Domestic Note Party on the Issue Date, each Domestic Note Party shall have obtained a Control Agreement with respect to such Required Account, as soon as possible and in any event within 90 days after the Issue Date (or such later date as the Trustee shall reasonably agree), (ii) with respect to any Required Account established by a Domestic Note Party after the Issue Date, each Domestic Note Party shall have obtained a Control Agreement with respect to such Required Account as soon as possible and in any event within 90 days after the opening of such Required Account (or such later date as the Trustee shall reasonably agree), and
(iii) with respect to any Required Account acquired by a Domestic Note Party after the Issue Date, each Domestic Note Party shall have obtained a Control Agreement with respect to such Required Account, as soon as possible and in any event within 90 days after the date of such acquisition (or such later date as the Trustee shall reasonably agree) (unless such account is closed prior to such date), in each case, unless waived by the Trustee. Notwithstanding the foregoing, no Control Agreement shall be required with respect to any Required Account so long as (i) such Required Account constitutes ABL Priority Collateral and the Lien thereon securing the obligations under the ABL Facility is subject to the ABL Intercreditor Agreement, (ii) the Lien thereon securing the obligations under the Superpriority Credit Facility is subject to the Intercreditor Agreements or (iii) the Lien thereon securing the obligations under the 2025 Credit Facility is subject to the Intercreditor Agreements.

Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Note Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Note Parties, or the provision of Guarantees by the Company or any Subsidiary (i) if, and for so long as and to the extent that the Trustee and the Company reasonably agree that the cost, burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any material adverse tax consequences to the Company and its Subsidiaries (including the imposition of

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material withholding or other taxes)), outweighs the benefits to be obtained by the Holders therefrom and/or (ii) the grant or perfection of a security interest in such asset would (A) be prohibited by enforceable anti-assignment provisions of any applicable law, (B) violate the terms of any contract (to the extent binding on such property at the time of the acquisition thereof and not incurred in contemplation of such acquisition) (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law) or (C) trigger termination of any contract pursuant to any “change of control” or similar provision (to the extent binding on such property at the time of the acquisition thereof and not incurred in contemplation of such acquisition); it being understood that the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause (ii) to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable law notwithstanding the relevant prohibition, violation or termination right, (b) Liens required to be granted from time to time pursuant to the term “Domestic Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Collateral Documents, (c) except with respect to any Required Accounts, in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts or other assets specifically requiring perfection by control agreements, (d) no perfection actions shall be required with respect to vehicles and other assets subject to certificates of title (other than the filing of UCC financing statements), (e) no perfection actions shall be required with respect to commercial tort claims with a value less than $2,000,000 and, other than the filing of UCC financing statements, no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $2,000,000, (f) except as set forth in the Foreign Note Documents or as expressly required by the Agreed Security Principles, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Capital Stock of Foreign Subsidiaries and any Foreign Intellectual Property) or to perfect or make enforceable any security interests in any such assets (it being understood that except as set forth in the Foreign Note Documents or as expressly required by the Agreed Security Principles, there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (g) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements), (h) no Note Party shall be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement and (i) in no event shall the Collateral include any Excluded Property. The Trustee may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Issue Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Indenture or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Note Document to the contrary, subject to the terms of the Intercreditor Agreements (including any bailee provisions therein), to the extent any perfection actions are required to be taken with respect to any asset under the 2025 Notes, New 2L Notes, Superpriority Credit Facility, 2025 Credit Facility, 2023 Credit Facility and/or the ABL Facility, such perfection actions shall be required to be taken hereunder with respect to such asset.

“Domestic Note Party” means a Note Party that is not a Foreign Subsidiary. “Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

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“Domination Agreement” means a domination agreement (Beherrschungvertrag) within the meaning of Sec 291(1) of the German Stock Corporation Act (Aktiengesetz) among the Company (or any of its direct or indirect Wholly Owned Subsidiaries), Wincor Nixdorf and the other parties thereto.
“Dutch Collateral Agreements” means the collateral agreements governed by Dutch law set forth on Appendix C hereof, each dated as of the Issue Date between each Note Party from time to time party thereto and the Notes Collateral Agent.
“Dutch Collateral Documents” means each of the Dutch Collateral Agreements, and each other security agreement, pledge, mortgage or other instrument or document, as applicable, governed by Dutch law in connection with this Indenture and the Agreed Security Principles to secure any of the Obligations; provided that each Dutch Collateral Document shall be in form and substance acceptable to the Notes Collateral Agent.
“Dutch Guarantor” means any Guarantor organized or incorporated in the Netherlands. “EMU” means the European Economic and Monetary Union in accordance with the
Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

“English Collateral Agreements” means the collateral agreements governed by English law set forth on Appendix C hereof.
“English Collateral Documents” means (a) the English Collateral Agreements and (b) each other security agreement, charge, assignment by way of security, lien, pledge, debenture, hypothec, mortgage or other instrument or document, as applicable, governed by English law in connection with this Indenture and the Agreed Security Principles to secure any of the Obligations; provided that each English Collateral Document shall be in form and substance acceptable to the Notes Collateral Agent.

“Equity Offering” means an offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (1) public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (2) an issuance to any Subsidiary or (3) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Euro” means the single currency unit of the member states of the European Union that have the euro as their lawful currency in accordance with the EMU Legislation.
“Euroclear” means Euroclear Bank SA/NV, or any successor securities clearing agency. “Exchange” means The International Stock Exchange.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Property” means:

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(1)any fee-owned real property located outside the United States (i) that is excluded to the extent that security interests over such assets would result in material adverse tax treatment or (ii) that is not Material Real Property;
(2)any fee-owned real property located in the United States that is not Material Real
Property;

(3)leasehold interests (it being understood that there shall be no requirement to obtain leasehold mortgages/deeds of trusts, landlord waivers, estoppels, collateral access letters or similar third-party agreements or consents);

(4)those assets over which the granting of security interests in such assets would be prohibited by applicable law or regulation (in each case, after giving effect to the applicable anti- assignment provisions of the Uniform Commercial Code, the PPSA or other applicable law), or to the extent that such security interests would result in material adverse tax consequences to the Company and its Subsidiaries, taken as a whole, as reasonably determined in good faith by the Company;

(5)those assets as to which the Superpriority Credit Facility Administrative Agent (acting at the direction of the Required Superpriority Lenders) and the Company reasonably determine that the costs of obtaining a security interest in such assets or perfection thereof, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) are excessive in relation to the benefit to the holders of Priority Secured Indebtedness under the Superpriority Credit Facility of the security to be afforded thereby;

(6)any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(7)to the extent requiring the consent of one or more third parties or prohibited by (including by triggering a change of control provision or, repurchase obligation under) the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement (in each case after taking commercially reasonable efforts to obtain such consent or have such prohibition waived to the extent such actions are reasonably requested by the Superpriority Credit Facility Administrative Agent (acting at the direction of the Required Superpriority Lenders), equity interests in any person other than Wholly Owned Subsidiaries;

(8)margin stock;

(9)letter of credit rights, chattel paper, promissory notes (other than intercompany notes (it being understood and agreed that the Company and its Subsidiaries may deliver a global intercompany note and allonge in lieu of taking any creation, perfection, priority or other actions with respect to any individual intercompany notes)) and commercial tort claims below $2,000,000 (except to the extent perfection can be achieved by the filing of a Uniform Commercial Code financing statement or PPSA financing statement in the state of the Issuer, the Company or such Subsidiary Guarantor’s jurisdiction of organization or location of its chief executive office, as applicable);

(10)any governmental licenses or state, provincial, territorial or local franchises, charters and authorizations to the extent security interest is prohibited thereby (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and the PPSA, as applicable, and excluding the proceeds and receivables thereof);

(11)any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement to the extent that a grant of a

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security interest therein would violate or invalidate such lease, license or agreement or purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than the Company or a Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and the PPSA, as applicable, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or the PPSA notwithstanding such prohibition, but in each case subject to the terms of the Collateral and Guarantee Requirements (other than to the extent no additional action needs to be taken with respect to any such assets to create or perfect a security interest in any such assets);

(12)the Specified Intercompany Claims; and

(13)any property excluded pursuant to the Agreed Security Principles;

provided, however, that notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Note Document to the contrary, any asset (other than the Paderborn Property) that does not constitute “Excluded Property” or “Excluded Assets”, as applicable, under and as defined in the 2025 U.S. Notes Indenture, New 2L Notes Indenture, Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit Facility, and/or the ABL Facility shall not constitute “Excluded Property” for purposes of this Indenture and the other Note Documents.

“Excluded Subsidiary” means any (i) Foreign Subsidiary (other than a Specified Foreign Subsidiary), (ii) Domestic Subsidiary of a Foreign Subsidiary (other than a Specified Foreign Subsidiary),
(iii) Domestic Subsidiary substantially all of the assets of which are Capital Stock or Indebtedness of Excluded Subsidiaries under clause (i) of this definition, (iv) other Subsidiary excused from becoming a Note Party pursuant to clause (a) of the penultimate paragraph of the definition of the term “Domestic Collateral and Guarantee Requirement” or of the term “Canadian Collateral and Guarantee Requirement” or the terms of the Agreed Security Principles, (v) any non-Wholly Owned Subsidiary to the extent the provision of a Guarantee or granting of a Lien thereby is restricted or prohibited pursuant to applicable local law or contractual requirements and (vi) Immaterial Subsidiaries.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith (including as to the value of all non- cash assets and liabilities).

“First Lien Pari Passu Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Issue Date, by and among the Superpriority Credit Facility Collateral Agent, Superpriority Credit Facility Administrative Agent, the 2025 Notes Trustees, the 2025 Notes Collateral Agents, the 2025 Credit Facility Administrative Agent, the 2025 Credit Facility Collateral Agent, the 2023 Credit Facility Administrative Agent, the 2023 Credit Facility Collateral Agent and each additional agent from time to time party thereto, and acknowledged by the grantors from time to time party thereto, as may be amended, restated, supplemented or replaced, in whole or in part, from time to time.

“Foreign Collateral” means, collectively, the Non-ABL Foreign Collateral and the ABL Priority Foreign Collateral.

“Foreign Excluded Property” means any asset or undertaking not required to be charged or secured or not subject to any applicable Collateral Document pursuant to and in accordance with the terms of the Canadian Collateral and Guarantee Requirement and Agreed Security Principles.

“Foreign Intellectual Property” means any right, title or interest in or to any intellectual property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or any state thereof.

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“Foreign Note Documents” means the Canadian Collateral Agreement, the Dutch Collateral Documents, the English Collateral Documents, the German Collateral Documents, the French Collateral Documents, the Belgian Collateral Documents, the Swedish Collateral Documents, the Spanish Collateral Documents, the Polish Collateral Documents, the Italian Collateral Documents, any supplemental indenture hereto relating to the addition of Foreign Note Parties and any other Note Document which is not governed by the laws of the United States of America or any state or territory thereof.

“Foreign Note Parties” means each Note Party organized under the laws of a jurisdiction outside of the United States.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“French Collateral Agreements” means the collateral agreements governed by French law set forth on Appendix C hereof.
“French Collateral Documents” means the French Collateral Agreements and each security agreement, pledge, mortgage, any type of security (sûreté réelle), transfer or assignment by way of security and fiducie-sûreté or other instrument or document, as applicable, governed by French law in connection with this Indenture and the Agreed Security Principles to secure any of the Obligations; provided that each French Collateral Document shall be in form and substance acceptable to the Notes Collateral Agent. “French Commercial Code” means the French Code de commerce.

“French Guarantor” means any Guarantor incorporated in France.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Unless otherwise specified, all ratios and computations, contained in this Indenture will be computed in conformity with GAAP, except that (1) in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture and (2) all obligations of the Company and its Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP prior to January 1, 2019 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease Obligation) for purposes of this Indenture regardless of any change in GAAP on or after January 1, 2019 (or any change in the implementation in GAAP for future periods that are contemplated as of such date) that would otherwise require such obligation to be recharacterized as a Capitalized Lease Obligation or otherwise as Indebtedness.

“German Collateral Agreements” means the collateral agreements governed by German law set forth on Appendix C hereof.
“German Collateral Documents” means each of the German Collateral Agreements, and each other security agreement or other instrument or document, as applicable, governed by German law in connection with this Indenture and the Agreed Security Principles to secure any of the Obligations; provided that each German Collateral Document shall be in form and substance acceptable to the Notes Collateral Agent.

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“Government Securities” means securities that are (1) direct obligations of any country that is a member of the European Union for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of any such country the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of such country, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank, as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means (1) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and (2) any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(b)entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means the Company and each Subsidiary in existence on the Original Issue Date that provides a Note Guarantee on the Original Issue Date (and any other Subsidiary that provides a Note Guarantee after the Original Issue Date); provided that upon release or discharge of such Subsidiary from its Note Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Guarantor.

“Guarantor Release Protection Provisions” mean (a) each of the provisions under (i) ARTICLE 10, (ii) Section 4.11 and (iii) Section 5.01, and (b) the Event of Default described in clause (9) under the definition of “Event of Default.”

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
“Holder” means a Person in whose name a Note is registered on the Registrar’s books. “Immaterial Subsidiary” means, as of any date of determination, any Subsidiary that, together with its Subsidiaries on a consolidated basis, accounts for not more than (1) 5.0% of the total assets of the Company and its Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available (the “balance sheet date”) or (2) 5.0% of the total revenues (after intercompany eliminations) of the Company and its Subsidiaries for the period of the most recent four consecutive fiscal quarters ending on such balance sheet date; provided that the aggregate total assets or revenues for all Immaterial Subsidiaries

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shall not at any time exceed 10.0% of the total assets or revenues (after intercompany eliminations) of the Company and its Subsidiaries; provided further that, irrespective of the foregoing, a Subsidiary shall not be considered to be an Immaterial Subsidiary if it is a borrower or Guarantees any Priority Secured Indebtedness or Pari Passu Secured Indebtedness or Guarantees any other Indebtedness for borrowed money of the Issuer or any Guarantor.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms “Incurred”, “Incurring” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)all reimbursement obligations of such Person in respect of letters of credit (other than letters of credit that are secured by cash or Cash Equivalents), bankers’ acceptances or other similar instruments (excluding reimbursement obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables, unless such obligation remains unsatisfied for more than five Business Days);

(4)the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due more than three months after the date of placing such property in service or taking delivery and title thereto, except
(a) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, and (b) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;
(5)Capitalized Lease Obligations of such Person;

(6)the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;
(8)the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of such Person in accordance with GAAP); and

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(9)to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time).

Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest.

Notwithstanding the foregoing, the amount of any Indebtedness outstanding as of any date shall (i) be the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) include any interest (or in the case of Preferred Stock, dividends) thereon that is more than 30 days past due. Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Capital Stock of the Company outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options).

For purposes of clause (6) above, the “maximum mandatory redemption or repurchase price” of any Disqualified Stock or Preferred Stock, as applicable, that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock, as applicable, were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Intercreditor Agreements” means, collectively, the ABL Intercreditor Agreement, the First Lien Pari Passu Intercreditor Agreement, the Junior Lien Pari Passu Intercreditor Agreement, the Non-Released Multi Lien Intercreditor Agreement and the Multi Lien Intercreditor Agreement.

“Interest Period” means, with respect to any Note, the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next Interest Payment Date, with the exception that the first Interest Period with respect to any Note shall commence on and include the Original Issue Date or the Issue Date, as applicable, of such Notes and end on and exclude the first Interest Payment Date to occur after such date (the Interest Payment Date for any Interest Period shall be the interest payment date occurring on the date immediately following the last day of such Interest Period).

“Interest Payment Date” means January 15 and July 15 of each year to the Stated Maturity of the Notes.

“Interest Rate Agreement” means, with respect to any Person, any interest rate future or forward, swap or option, cap or collar or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding (i) accounts receivable and

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other extensions of trade credit and/or accrued expenses, in each case arising in the ordinary course of business and payable in accordance with customary practices and (ii) any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2)endorsements of negotiable instruments and documents in the ordinary course of business;

(3)an acquisition of assets, Capital Stock or other securities by the Company or a
Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company;

(4)the acquisition of property and other assets from suppliers and other vendors in the ordinary course of business; and
(5)prepaid expenses and workers’ compensation, utility, lease and similar deposits in the ordinary course of business.

For purposes of Section 4.08:

(1)any property transferred to or from a Subsidiary will be valued at its Fair Market Value at the time of such transfer; and
(2)if the Company or any Subsidiary sells or otherwise disposes of any Voting Stock of any Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Issue Date” means December 29, 2022.

“Italian Banking Law” means the Legislative Decree No. 385 of 1 September 1993 and the relevant implementing regulations, each as amended, integrated and supplemented from time to time.

“Italian Civil Code” means the Italian civil code (“codice civile”), enacted by Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented.

“Italian Collateral Agreements” means the collateral agreements governed by Italian law set forth on Appendix C hereof.

“Italian Collateral Documents” means the Italian Collateral Agreements and each security agreement, pledge, debenture, hypothec, mortgage, consent or other instrument or document, as applicable, governed by Italian law in connection with this Indenture and the Agreed Security Principles

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to secure any of the Obligations; provided that each Italian Collateral Document shall be in form and substance acceptable to the Notes Collateral Agent.
“Italian Guarantor” shall mean a Guarantor organized or incorporated in Italy. “Junior Lien” means a Lien, junior to the Liens on the Collateral securing Pari Passu
Secured Indebtedness pursuant to the Junior Lien Pari Passu Intercreditor Agreement, granted by the Issuer or any Guarantor to secure Junior Lien Obligations. Liens on the Collateral securing ABL Indebtedness shall be deemed not to be Junior Liens.
“Junior Lien Documents” means, collectively, any indenture, note, security document and each of the other agreements, documents and instruments providing for or evidencing any Junior Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Junior Lien Obligations, to the extent such are effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed, extended or refinanced in whole or in part from time to time, and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any Junior Lien Indebtedness.

“Junior Lien Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is secured by a Junior Lien; provided that, in the case of any Indebtedness referred to in this definition:
(1)such Indebtedness does not mature and does not have any mandatory or scheduled payments or sinking fund obligations prior to the maturity date of the Notes (except as a result of customary change of control or asset sale repurchase offer provisions; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer or such Guarantor has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer);

(2)on or before the date on which the first such Indebtedness is Incurred by the Issuer or any Guarantor, the Issuer shall deliver to each Authorized Representative complete copies of each applicable Junior Lien Document (which shall provide that each secured party with respect to such Indebtedness shall be subject to and bound by the Junior Lien Pari Passu Intercreditor Agreement), along with an Officer’s Certificate certifying as to such Junior Lien Documents and identifying the obligations constituting Junior Lien Obligations;

(3)on or before the date on which any such Indebtedness is Incurred by the Issuer or any Guarantor, such Indebtedness is designated by the Issuer, in an Officer’s Certificate delivered to the Junior Lien Representative and each Authorized Representative, as “Junior Lien Indebtedness” under this Indenture;

(4)a Junior Lien Representative is designated with respect to such Indebtedness and executes and delivers the Junior Lien Pari Passu Intercreditor Agreement (including, as applicable, a joinder thereto) on behalf of itself and all holders of such Indebtedness; and

(5)all other requirements set forth in the Junior Lien Pari Passu Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Indebtedness to secure such Indebtedness or Obligations in respect thereof are satisfied.
“Junior Lien Obligations” means Junior Lien Indebtedness and all other Obligations in respect thereof.

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“Junior Lien Pari Passu Intercreditor Agreement” means an intercreditor agreement which subordinates the Lien on the Collateral of the holders of the Junior Lien Indebtedness to the Lien on the Collateral of each of the holders of Pari Passu Secured Indebtedness and the terms of which are consistent with market terms (in the view of the Administrative Agent (as defined therein)) governing security arrangements for the subordination and sharing of Liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

“Junior Lien Representative” means in the case of any series of Junior Lien Indebtedness, the trustee, agent or representative of the holders of such series of Junior Lien Indebtedness who is appointed as a representative of the Junior Lien Indebtedness (for purposes related to the administration of security interests) pursuant to the applicable Junior Lien Document governing such series of Junior Lien Indebtedness, together with its successors and assigns in such capacity.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code or the PPSA (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan” means any loans made by the lenders to Diebold Germany under the Superpriority Credit Facility.

“Loan Party” means Diebold Germany or any Guarantor that is also a guarantor under the Superpriority Credit Facility.
“Material Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee by the Issuer or any Guarantor having a Fair Market Value at the time in excess of $10.0 million.
“Moody’s” means Moody’s Investors Services, Inc. or any successor to its rating agency business.

“Mortgaged Property” means any real property and the improvements thereon owned in fee by a Note Party with respect to which a Mortgage is granted pursuant to Section 11.06.

“Mortgages” means the mortgages, land charges, debentures, deeds of hypothec, deeds of trust, deeds to secure Indebtedness or other similar documents in legally sufficient form to secure Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, land charges, debentures, deeds of hypothec, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Multi Lien Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Issue Date, by and among the Superpriority Credit Facility Administrative Agent, the Superpriority Credit Facility Collateral Agent, the 2025 Notes Trustees, the 2025 Notes Collateral Agents, the 2025 Credit Facility Administrative Agent, the New 2L Notes Trustee, the New 2L Notes Collateral Agent, and each additional agent from time to time party thereto, and acknowledged by the grantors from time to time party thereto, as may be amended, restated, supplemented or replaced, in whole or in part, from time to time.

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“Net Assets” for the purpose of Section 10.02(a) (Limitation on Guarantor Liability relating to any German Guarantor) means a German GmbH Guarantor’s (or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s) assets pursuant to Section 266 sub-section (2) A, B, C, D and E of the German Commercial Code (Handelsgesetzbuch) less the aggregate of its liabilities pursuant to Section 266 sub-section (3) B, C, D and E of the German Commercial Code, taking into consideration the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as consistently applied by the respective German Guarantor in the preparation of its financial statements.

“Net Assets” for the purpose of Section 10.02(f) (Limitation on Guarantor Liability relating to a Belgian Guarantor) means the net assets (netto actief / actif net) of the Belgian Guarantor as defined in article 5:142 third paragraph, article 6:115 third paragraph or article 7:212 second paragraph (as applicable) of the Belgian Companies and Associations Code (as determined in accordance with the Belgian Companies and Associations Code and Belgian GAAP, a certificate of such amount from the statutory auditor of the Belgian Guarantor (or, if no statutory auditor is appointed or the statutory auditor refuses to issue such certificate, from an accountant appointed upon the Notes Collateral Agent’s request by the “Instituut van de Bedrijfsrevisoren/Institut des Réviseurs d’Entreprises”) shall be conclusive, save in the case of manifest error).

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received (including after release from any required escrow), but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, territorial, foreign and local taxes required to be paid or reasonably expected to be paid or accrued as a liability under GAAP (after taking into account any tax credits or deductions that are available or reasonably expected to be available and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)all payments made on any Indebtedness (a) that is secured by any assets (excluding any Collateral), to the extent of the value of such assets being sold subject to such Asset Disposition and only to the extent such assets are held and sold by Non-Guarantor Subsidiaries, or (b) made by Guarantors to the extent required by (i) the terms of any applicable Priority Secured Indebtedness, (ii) any Non-Guarantor Subsidiary Indebtedness and/or (iii) applicable law;

(3)all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;
(4)the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Subsidiary after such Asset Disposition;

(5)payments of unassumed liabilities (not constituting Indebtedness) relating to the assets subject to such Asset Disposition at the time of, or within 30 days after, such Asset Disposition; and

(6)with respect to any Asset Disposition involving a disposition of assets of a Foreign Subsidiary and solely to the extent the proceeds have not been applied to reduce Indebtedness, or

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make capital or other permitted expenditures or investments in accordance with Section 4.16, the Net Available Cash attributable to such assets of such Foreign Subsidiary to the extent that the repatriation of such Net Available Cash to the Company or any of its Domestic Subsidiaries (i) is prohibited, restricted or delayed by applicable laws, rules or regulations or (ii) could reasonably be expected to result in adverse tax consequences to the Company and its Subsidiaries; provided that the Company will use commercially reasonable efforts to overcome or eliminate any such restrictions and/or minimize any costs to comply with Section 4.16.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“New 2L Notes” means the Company’s 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 issued pursuant to the New 2L Notes Indenture.

“New 2L Notes Collateral Agent” means GLAS Americas LLC in its capacity as the collateral agent under the New 2L Notes Indenture or any successor representative acting in such capacity.

“New 2L Notes Indenture” means that certain indenture, to be dated as of the Issue Date, among the Company, the Guarantors party thereto and the New 2L Notes Trustee and the New 2L Notes Collateral Agent, as amended or supplemented from time to time, relating to the New 2L Notes.
“New 2L Notes Trustee” means U.S. Bank Trust Company, National Association. “Non-ABL Agreement” means the collective reference to (a) the 2025 Notes Indentures and the New 2L Notes Indenture (each, a “Notes Indenture”), (b) the 2023 Credit Facility, the 2025 Credit
Facility and the Superpriority Credit Facility (each, a “Term Credit Facility”), (c) any Additional Term Debt Agreement (as defined in the ABL Intercreditor Agreement) and (d) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been Incurred to extend, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under any Notes Indenture, any Term Credit Facility, any Additional Notes Agreement or any other agreement or instrument referred to in this clause (d) unless such agreement or instrument expressly provides that it is not intended to be and is not a Non-ABL Agreement hereunder. Any reference to the Non-ABL Agreement hereunder shall be deemed a reference to any Non-ABL Agreement then extant.

“Non-ABL Domestic Non-Released Collateral” means that portion of the Collateral that is held by the Company or a Domestic Subsidiary and which (i) constitutes “Collateral” under the 2023 Credit Facility (as in existence on the Issue Date) but (ii) does not constitute “ABL Priority Collateral” under the ABL Facility; provided, that any Non-ABL Domestic Non-Released Collateral that is for any reason after the Issue Date no longer “Collateral” under the 2023 Credit Facility shall be deemed as of such date to be Non-ABL Domestic Released Collateral.

“Non-ABL Domestic Released Collateral” means that portion of the Collateral that is held by the Company or a Domestic Subsidiary and which does not constitute (i) “ABL Priority Collateral” under the ABL Facility nor (ii) “Collateral” under the 2023 Credit Facility (as in existence on the Issue Date).

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“Non-ABL Foreign Collateral” means that portion of the Collateral that is held by a Foreign Subsidiary of the Company and which does not constitute “ABL Priority Collateral” under the ABL Facility.

“Non-ABL Priority Collateral” means that portion of the Collateral that is held by the Company or a Guarantor and which does not constitute “ABL Priority Collateral” under the ABL Facility.

“Non-ABL Representative” means each of the Superpriority Credit Facility Collateral Agent, the 2023 Credit Facility Collateral Agent, the 2025 Credit Facility Collateral Agent, the 2025 Notes Collateral Agents, and the New 2L Notes Collateral Agent.
“Non-ABL Secured Indebtedness” means all Obligations other than any ABL Indebtedness that are secured by a Lien on any part of the Collateral.

“Non-Borrower Subsidiary” means any Subsidiary that is not a borrower under any of the ABL Facility, the Superpriority Credit Facility, the 2025 Credit Facility and the 2023 Credit Facility.
“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor and excludes, for the avoidance of doubt, the Issuer.

“Non-Released Multi Lien Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Issue Date, by and among the Superpriority Credit Facility Collateral Agent, the Superpriority Credit Facility Administrative Agent, the 2025 Notes Trustees, the 2025 Notes Collateral Agents, the 2025 Credit Facility Administrative Agent, the 2025 Credit Facility Collateral Agent, the 2023 Credit Facility Administrative Agent, the 2023 Credit Facility Collateral Agent, the New 2L Notes Trustee, the New 2L Notes Collateral Agent, and each additional agent from time to time party thereto, and acknowledged by the grantors from time to time party thereto, as may be amended, restated, supplemented, or replaced, in whole or in part, from time to time.

“Note Documents” means this Indenture, the Notes, any supplemental indenture hereto relating to the addition of Domestic Note Parties, the Collateral Documents and the Intercreditor Agreements (including in each case, any amendments thereto).
“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Issuer’s other Obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.
“Note Party” means the Issuer, the Company or any Guarantor.

“Notes” means the notes issued under this Indenture and more particularly means any Note authenticated and delivered under this Indenture (including the Existing Notes and the Exchange Notes) and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.
“Notes Collateral Agent” means GLAS Americas LLC, as notes collateral agent, until a successor, if any, replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, territorial, federal or foreign law), other monetary obligations, penalties, fees,

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indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Offer to Purchase” means an Asset Disposition Offer or a Change of Control Offer. “Offering Memorandum” means the offering memorandum dated November 28, 2022 related to the offers to exchange existing 2025 Notes for additional 2025 Notes and the solicitation of consents to amend the 2025 Notes Indentures.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or Assistant Treasurer or the Secretary of the Company or, if the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Subsidiary Guarantor has a correlative meaning, and with respect to the Issuer, means a person authorized to represent the Issuer.

“Officer’s Certificate” means a certificate signed by an Officer of the Company, the Issuer or a Subsidiary Guarantor, as applicable, and delivered to the Trustee or the Notes Collateral Agent, as applicable.
“On-Lending” means, without double counting, the aggregate amount of all Loans, advances and/or other proceeds made to any Loan Party and made available by any Loan Party, directly or indirectly, to the Belgian Guarantor or any of its Subsidiaries (in each case, irrespective of whether retained or on-lent by the relevant Belgian Guarantor or its Subsidiary).

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee or the Notes Collateral Agent, as applicable. The counsel may be an employee of or counsel to the Company.
“Original Issue Date” means July 20, 2020.

“Paderborn Property” means the fee-owned real property located at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany.

“Pari Passu Secured Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Obligations under the Notes or the Note Guarantees and is secured by a Lien on the Collateral that has equal Lien priority with respect to the different categories of Collateral under the Lien priorities in any applicable Intercreditor Agreement relative to the Notes and the Note Guarantees (including the Obligations under each of the Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit Facility and the 2025 U.S. Notes Indenture and 2025 U.S. Notes, as applicable) and is senior in priority to the Liens securing any Junior Lien Indebtedness; provided, that, in each case, an Authorized Representative of such Indebtedness shall have executed a joinder to the applicable Intercreditor Agreements in the form provided therein.

“Perfection Certificate” means that certain perfection certificate dated as of the Issue Date, executed and delivered by each Note Party in favor of the Notes Collateral Agent on behalf of the Secured Parties.

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“Permitted Equity Issuance Prepayment” means any repayment, repurchase or redemption of New 2L Notes prior to April 1, 2024, using the Permitted Equity Proceeds Prepayment Amount.

“Permitted Equity Proceeds Prepayment Amount” means Net Cash Proceeds from any Equity Offering subsequent to the Issue Date in an aggregate amount of up to $100.0 million (excluding, for the avoidance of doubt, any Net Cash Proceeds related to the Structuring Premium (as defined in the Transaction Support Agreement)).

“Permitted Investment” means an Investment:

(1)by the Company or any of its Subsidiaries in the Company, the Issuer or a Guarantor (including any Persons that become Guarantors or are merged, amalgamated or consolidated into the Company, the Issuer or a Guarantor as a result of such Investment and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer);

(2)by a Non-Guarantor Subsidiary in a Non-Guarantor Subsidiary (including any Persons that become Non-Guarantor Subsidiaries as a result of such Investment and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer);

(3)by the Company, the Issuer or a Guarantor in a Non-Guarantor Subsidiary (a) using cash proceeds received on or after October 20, 2022 from one or more Non-Guarantor Subsidiaries or (b) made on or after October 20, 2022 in an aggregate amount outstanding at the time of each such Investment not to exceed $10.0 million (as reduced by the amount of capital returned from any such Permitted Investment (exclusive of items reflected in Consolidated Net Income), which reductions may not exceed in the aggregate amount the amount originally invested);

(4)by the Company or any of its Subsidiaries (a) in cash and Cash Equivalents and
(b) in connection with ordinary course cash management operations; provided, that the Company delivers regular updates regarding intercompany Investments to the Board of Directors of the Company; provided, further that any Investment in respect of cash management operations that exceeds $10.0 million will only be permitted to the extent that the Company reports such Investment to the Board of Directors of the Company in the regular fiscal quarter reporting immediately following such Investment;

(5)by the Company or any of its Subsidiaries in exchange for consideration consisting only of Capital Stock (other than Disqualified Stock) of the Company or Net Cash Proceeds of a substantially concurrent sale of Capital Stock of the Company;

(6)by the Company or any of its Subsidiaries in receivables owing to the Company or any Subsidiary and extensions of trade credit in the ordinary course of business;
(7)by the Company or any of its Subsidiaries in payroll, commission, travel and similar advances to cover matters that are reasonably expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(8)by the Company or any of its Subsidiaries in the form of loans or advances to employees, Officers or directors of the Company or any Subsidiary (i) in the ordinary course of business or (ii) in an aggregate amount not to exceed $5.0 million (including, for the avoidance of doubt, any such Investments existing as of the Issue Date) at any one time outstanding to fund the purchase of Capital Stock of the Company by such persons;

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(9)acquired by the Company or any of its Subsidiaries:

(o)as part of the settlement of litigation or arbitration;

(p)in exchange for any other Investment or accounts receivable held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable; or

(q)as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)by the Company or any of its Subsidiaries as a result of the receipt of settlement of amounts due to the Company or any Subsidiary effected in the ordinary course of business;
(11)by the Company or any of its Subsidiaries as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.16 or any other disposition of assets not constituting an Asset Disposition;
(12)by the Company or any of its Subsidiaries in existence on the Issue Date or made pursuant to binding commitments existing on the Issue Date or an Investment consisting of any extension, modification or replacement of any such Investment or binding commitment existing on the Issue Date but, in each case, only to the extent not involving additional advances, contributions or other Investments or other increases thereof;

(13)by the Company or any of its Subsidiaries in Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

(14)by the Company or any of its Subsidiaries in respect of Guarantees issued in accordance with Section 4.09;
(15)by the Company or any of its Subsidiaries in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Subsidiaries in connection with such plans;

(16)by the Company or any of its Subsidiaries, together with all other Investments pursuant to this clause (16), to repay, repurchase, or redeem New 2L Notes issued under the New 2L Notes Indenture, in an aggregate amount at the time of each such Investment not to exceed the Permitted Equity Proceeds Prepayment Amount;

(17)by the Company or any of its Subsidiaries in the ordinary course of business consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; provided that such licensing, subleasing, or contributions of intellectual property must either be (a) non-exclusive or (b) exclusive only within the granted territory;
(18)by the Company or any of its Subsidiaries consisting of cash deposits (including escrowed deposits) pursuant to binding commitments of the Company or its Subsidiaries in effect with respect to refinancings of Indebtedness otherwise permitted under this Indenture;

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(19)by the Company or any of its Subsidiaries in prepaid expenses, negotiable instruments held for collection, lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;
(20)by the Company or any of its Subsidiaries to the extent constituting Investments, transactions made pursuant to the terms of the China Joint Venture in an aggregate amount at the time of each such Investment not to exceed $100.0 million;
(21)by the Company or any of its Subsidiaries to the extent constituting Investments, transactions made pursuant to the terms of the Wincor Joint Venture in an aggregate amount at the time of each such Investment not to exceed $100.0 million; and
(22)by the Company or any of its Subsidiaries, in cash or in the form of Investments that do not constitute transfers of Collateral, together with all other Investments pursuant to this clause (22), in an aggregate amount outstanding (as reduced by the amount of capital returned from any such Permitted Investment (exclusive of items reflected in Consolidated Net Income), which reductions may not exceed in aggregate amount the amount originally transferred in connection with any Permitted Investment hereunder) at the time of each such Investment not to exceed $35.0 million.

“Permitted Liens” means, with respect to any Person:

(1)Liens securing (x) Indebtedness and other obligations permitted to be Incurred pursuant to Section 4.09(b)(2) and (y) any Refinancing Indebtedness in respect thereof (and any subsequently Incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness); provided, that the Liens incurred pursuant to this clause (1) shall rank equal to or junior to the Liens securing the Notes pursuant to the terms of the applicable Intercreditor Agreements, or any other intercreditor agreement that is substantially similar to such Intercreditor Agreements (in the case of any Junior Liens, with the Notes being treated as senior priority obligations thereunder), as applicable, in all cases subject to the Lien priorities in any applicable Intercreditor Agreement;

(2)pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, social security or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, Incurred in the ordinary course of business;
(4)Liens for taxes, assessments or other governmental charges or levies that are not yet overdue for more than 45 days or that are being contested in good faith by appropriate proceedings, provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;
(5)Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations (including standby letters of credit and completion guarantees) issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)encumbrances, ground leases, easements or reservations (including reservations in any original grant from any government of any water or mineral rights or interests therein) of, or rights

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of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not secure any monetary obligations and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)Liens securing Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);
(8)leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries and do not secure any Indebtedness;

(9)judgment Liens not giving rise to an Event of Default or that secure appeal or surety bonds related to such judgments;
(10)Liens for the purpose of securing the payment of all or a part of the purchase price of, or mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that:

(r)the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(s)such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off, revocation, refund, chargeback or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(t)such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(u)such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;
(12)rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions (i) in relation to the establishment, maintenance or administration of deposit accounts, securities accounts or arrangements relating to a Cash Management Agreement or (ii) in relation to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Company or any Subsidiary;

(13)Liens in favor of financial institutions against cash pooling arrangements or bank account deposits in foreign bank accounts at such financial institution granted in the ordinary course of business and consistent with standard business practices in such foreign jurisdiction; provided that any

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such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or its Subsidiaries;

(14)Liens in favor of a commodity, brokerage or security intermediary who holds a commodity, brokerage or, as applicable, a security account on behalf of the Company or a Subsidiary provided such Lien encumbers only the related account and the property held therein and relates to the security for the activities associated with such account;
(15)Liens arising from Uniform Commercial Code or PPSA (or similar law of any foreign jurisdiction) financing statement filings or similar public filings, registrations or agreements in foreign jurisdiction regarding leases and consignment or bailee arrangements in the ordinary course of business and Liens securing liabilities in respect of indemnification obligations thereunder as long as each such Lien only encumbers the assets that are the subject of the related lease (or contained in such leasehold) or consignment or bailee, and other precautionary statements, filings or agreements;

(16)Liens existing on the Issue Date (other than Liens permitted under clause (1)) and Liens securing the Superpriority Credit Facility, the 2025 Credit Facility, the New 2L Notes, the 2025
U.S. Notes and the 2023 Credit Facility and other secured obligations permitted to be Incurred under Section 4.09(b)(3), in each case subject to the Lien priorities in any applicable Intercreditor Agreement;

(17)Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;

(18)Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary;

(19)deposits in the ordinary course of business to secure liability to insurance carriers;

(20)options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like permitted to be made under this Indenture;

(21)Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(22)Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or another Subsidiary;
(23)[reserved];

(24)Liens securing Refinancing Indebtedness Incurred to refinance as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (16), (17) and (18) and this clause (24) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the

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Indebtedness being refinanced; provided, further, that any such Liens shall rank equal to or junior to the Liens securing Indebtedness being refinanced or Incurred in compliance with this Indenture pursuant to the terms of the applicable Intercreditor Agreements, or any other intercreditor agreement that is substantially similar to such Intercreditor Agreements (in the case of any Junior Liens, with any ABL Indebtedness and the Notes being treated as senior priority obligations thereunder), as applicable, in all cases subject to the Lien priorities in any applicable Intercreditor Agreement;

(25)any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(26)Liens in favor of the Company or any Subsidiary;

(27)Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(28)[reserved];

(29)[reserved];

(30)Liens on assets and property of Non-Guarantor Subsidiaries that are Foreign Subsidiaries that secure Indebtedness and other obligations of Non-Guarantor Subsidiaries that are Foreign Subsidiaries in an aggregate amount at any time outstanding not to exceed $10.0 million;
(31)[reserved];

(32)Liens on assets of the Company or any of its Subsidiaries securing Indebtedness and other Obligations and related Hedging Obligations and related banking services or cash management obligations that were Incurred pursuant to Section 4.09(b)(1); provided, that such Liens shall be junior to the Liens on the ABL Non-Priority Collateral securing the Notes shall be subject to the ABL Intercreditor Agreement;

(33)Liens on cash or Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(34)Liens on the collateral in respect of the 2025 Credit Facility (or any other applicable credit facility) securing obligations in respect of any Bi-lateral LC/WC Agreement permitted to be Incurred under Section 4.09(b)(22); and
(35)Liens securing Indebtedness in an aggregate principal amount outstanding at any one time not to exceed $25.0 million; provided, that (a) the aggregate principal amount of any Liens Incurred hereunder securing any funded Indebtedness outstanding at any one time shall not exceed $10.0 million and (b) any such Liens securing any funded Indebtedness shall rank junior to the Liens securing the Superpriority Credit Facility, the 2025 Credit Facility, and the 2025 Notes pursuant to the terms of the applicable Intercreditor Agreements, or any other intercreditor agreement that is substantially similar to such Intercreditor Agreements, as applicable.

“Person” means any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

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“Polish Collateral Agreements” means the collateral agreements governed by Polish law set forth on Appendix C hereof.

“Polish Collateral Documents” means the Polish Collateral Agreements and each mortgage (hipoteka), assignment (cesja), transfer of title by way of security (przewłaszczenie na zabezpieczenie), pledge (zastawy), suretyship (poręczenie), guarantee (gwarancja), letter of credit (akredytywa), promissory note (weksel własny), bill of exchange (weksel trasowany), right of set-off (prawo potrącenia), title retention (prawo zatrzymania), right of first refusal (prawo pierwokupu, prawo pierwszeństwa), power of attorney by way of security (pełnomocnictwo na zabezpieczenie), accession to debt (przystąpienie do długu), submission to execution (poddanie się egzekucji) or any other agreement, security interest, encumbrance or arrangement having the effect of security or granting a security or giving security or preferential ranking to a creditor, as applicable, governed by Polish law in connection with this Indenture and the Agreed Security Principles to secure any of the Obligations; provided that each Polish Collateral Document shall be in form and substance acceptable to the Notes Collateral Agent.
“Polish Guarantor” means any Guarantor organized or incorporated in Poland. “PPSA” means the Personal Property Security Act (Ontario), including the regulations and Minister’s orders thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created under the Collateral Documents on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Priority Secured Indebtedness” means the Obligations under each of the ABL Facility and the Superpriority Credit Facility, in each case, solely to the extent secured by a Lien on any part of the Collateral, which Lien is senior in priority to the Lien securing the Notes or the Note Guarantees on such part of the Collateral.

“Pro Forma Test Conditions” means, if on the date of a transaction or series of transactions and after giving effect thereto on a pro forma basis, (1) the Consolidated Coverage Ratio for the Company and its Subsidiaries is at least 2.00 to 1.00 and (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring any Indebtedness in connection with entering into such transaction(s).

“Purchased Entities” means Wincor Nixdorf and its Subsidiaries.

“Rating Agency” means each of S&P and Moody’s, or, if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means the January 1 or July 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

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“Refinancing Indebtedness” means Indebtedness that is Incurred in exchange or replacement for, or to refund, refinance, replace, exchange, renew, repay, prepay, purchase, redeem defease, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” “refinanced” and “refinancing” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including additional Indebtedness Incurred to pay premiums (including tender premiums), defeasance costs, accrued interest and fees and expenses (including fees and expenses relating to the Incurrence of such Refinancing Indebtedness) in connection with any such refinancing) including Indebtedness that refinances Refinancing Indebtedness or Incurred in connection with a repurchase, redemption or similar transaction, whether by tender offer, open market purchases, negotiated transactions or otherwise, in each case including by exchange offers and private exchanges; provided, however, that:

(1)(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity later than the Stated Maturity of the Notes;

(2)the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay premiums required by the instruments governing such existing Indebtedness or tender premiums, defeasance costs, accrued interest and fees and expenses in connection with any such refinancing);

(4)if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

(5)if the Indebtedness being refinanced is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Indebtedness being refinanced (and, if the Indebtedness being refinanced is unsecured, the Refinancing Indebtedness Incurred in respect of such Indebtedness may not be secured with any Liens);

(6)Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company, the Issuer or a Guarantor; and

(7)Refinancing Indebtedness shall not be Guaranteed or secured by additional guarantors or collateral, respectively, relative to the refinanced Indebtedness.
“Released Domestic Collateral” means the ABL Priority Domestic Collateral and the Non-ABL Domestic Released Collateral.

“Required Account” means (A) all deposit accounts or securities accounts of the Domestic Note Parties and the Canadian Note Parties, excluding any Foreign Subsidiary (other than any Subsidiaries incorporated, formed or otherwise organized under the laws of Canada or a province or

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territory thereof), other than (i) accounts having a de minimis balance; provided that the aggregate balance in all accounts excluded by this de minimis threshold shall not exceed $2,500,000 at any time, (ii) payroll, disbursement and other fiduciary accounts, (iii) zero balance disbursement account, (iv) other trust, escrow, customs and fiduciary accounts, (v) cash collateral accounts solely holding cash collateral upon which Liens permitted by Section 4.10 exist and (vi) tax accounts, including, without limitation, sales tax accounts and (B) all deposit accounts and securities accounts that are subject to control agreements in favor of the ABL Collateral Agent.

“Required Superpriority Lenders” has the meaning assigned to it in the Superpriority
Credit Facility.

“Required Noteholders” means Holders of a majority in principal amount of the Notes then outstanding.

“Requirement of Law” means as to any Person, the certificate of incorporation and by- laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

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“Restricted Investment” means any Investment other than a Permitted Investment. “S&P” means Standard & Poor’s Ratings Services or any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its
Subsidiaries secured by a Lien.

“Secured Parties” means the Trustee, the Notes Collateral Agent, the Holders and each other Person who is owed any portion of the Obligations under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Agreement” means the New York law governed security agreement among the Issuer, the Company, the other Guarantors and the Notes Collateral Agent in form and substance reasonably satisfactory to the Notes Collateral Agent.
“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

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“Similar Business” means any business similar in nature to any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is reasonably related, complementary, incidental or ancillary thereto or a reasonable extension, development or expansion of, the business conducted by the Company and its Subsidiaries on the Issue Date, in each case, as determined in good faith by the Company.

“Spanish Collateral Agreements” means the collateral agreements governed by Spanish law set forth on Appendix C hereof.

“Spanish Collateral Documents” means the Spanish Collateral Agreements and each security agreement, pledge, debenture, hypothec, mortgage, consent or other instrument or document, as applicable, governed by Spanish law in connection with this Indenture and the Agreed Security Principles to secure any of the Obligations which may be entered into from time to time for the benefit of all the Secured Parties identified therein; provided that each Spanish Collateral Document shall be in form and substance acceptable to the Notes Collateral Agent.

“Specified Foreign Subsidiary” means each Subsidiary domiciled or organized in a Specified Jurisdiction.
“Specified Intercompany Claims” means collectively, (i) that certain intercompany claim owed by Diebold Germany to the Company (the amount of which, as of the Issue Date, is approximately
€656,000,000.00) and (ii) that certain intercompany claim owed by Diebold Germany to the Issuer (the amount of which, as of the Issue Date, is approximately €343,000,000.00).

“Specified Jurisdiction” means any of Belgium, Canada, France, Germany, Italy, the Netherlands, Poland, Spain, Sweden and England and Wales.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Stub Obligations” means any 2024 Notes or Obligations under the 2023 Credit Facility. “Subordinated Obligation” means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to its terms.

“Subsidiary” of any Person means (1) any corporation, unlimited liability company, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by
(a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantor” means any Subsidiary of the Company that is a Guarantor.

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“Superpriority Credit Facility” means that certain credit agreement, to be dated on or around the Issue Date, among Diebold Germany, the guarantors parties thereto from time to time, the Superpriority Credit Facility Administrative Agent, the Superpriority Credit Facility Collateral Agent and the lenders parties thereto from time to time, as amended and as the same may be further amended, restated, modified or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder).

“Superpriority Credit Facility Administrative Agent” means GLAS USA LLC in its capacity as the administrative agent under the Superpriority Credit Facility, or any successor representative acting in such capacity.

“Superpriority Credit Facility Collateral Agent” means GLAS Americas LLC in its capacity as the collateral agent under the Superpriority Credit Facility, or any successor representative acting in such capacity.
“Superpriority Credit Facility Obligations” means the “Obligations” as defined in the Superpriority Credit Facility.

“Swedish Collateral Agreements” means the collateral agreements governed by Swedish law set forth on Appendix C hereof.
“Swedish Collateral Documents” means the Swedish Collateral Agreements and each security agreement, pledge, debenture, hypothec, mortgage, consent or other instrument or document, as applicable, governed by Swedish law in connection with this Indenture and the Agreed Security Principles to secure any of the Obligations; provided that each Swedish Collateral Document shall be in form and substance acceptable to the Notes Collateral Agent.

“Transaction Support Agreement” means that certain transaction support agreement, dated as of October 20, 2022, by and among the Company, certain of its Subsidiaries and certain holders of its existing Indebtedness (together with all exhibits, annexes and schedules thereto, and as amended, restated, supplemented or replaced, in whole or in part, from time to time).

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended. “Trustee” means U.S. Bank Trust Company, National Association, as trustee, until a successor, if any, replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code”or “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“United States” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30)
of the Code.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

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“Wholly Owned Subsidiary” means a Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares or a de minimis amount of shares held by Affiliates) is owned by the Company or another Wholly Owned Subsidiary regardless of Affiliate ownership status.
“Wincor Joint Venture” means any single joint venture that may be entered into by one or more of the Purchased Entities.

“Wincor Nixdorf” means Wincor Nixdorf Aktiengesellschaft. “Wincor Nixdorf Shares” means the Capital Stock of Wincor Nixdorf.
Section 1.02    Other Definitions.

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Term	Defined in Section
“2024 Exchange Offer” ...........................................................................................	4.18(a)
“Additional Amounts” .............................................................................................	4.19(a)
“Affiliate Transaction” .............................................................................................	4.14(a)
“Agent Members” .....................................................................................................	2.1(c) of Appendix A
“Applicable Event” ..................................................................................................	6(b) of Appendix B
“Applicable Procedures” ........................................................................................	1.1(a) of Appendix A
“Asset Disposition Offer” ........................................................................................	4.16(c)
“Asset Disposition Offer Amount” ...........................................................................	3.10(b)
“Asset Disposition Offer Period” .............................................................................	3.10(b)
“Asset Disposition Proceeds” .................................................................................	4.16(b)
“Asset Disposition Purchase Date” .........................................................................	3.10(b)
“Auditor’s Determination” ......................................................................................	10.02(a)
“Authentication Order” ............................................................................................	2.02(c)
“balance sheet date” ...............................................................................................	1.01
“Bondholder Call” ...................................................................................................	4.06(c)
“Carryover Amount” ................................................................................................	4.08(b)(7)
“Capital Impairment” .............................................................................................	10.02(a)
“Change of Control Offer” ......................................................................................	4.15(a)
“Change of Control Payment” .................................................................................	4.15(a)
“Change of Control Payment Date” ........................................................................	4.15(a)(2)
“Chargor” ...............................................................................................................	6(e)(ii) of Appendix B
“Corresponding Debt” ............................................................................................	13.20(b)
“Covenant Defeasance” ...........................................................................................	8.03(a)
“Definitive Notes Legend” .......................................................................................	2.2(e)(i) of Appendix A
“Distribution Compliance Period” ..........................................................................	1.1(a) of Appendix A
“Enforcement of Claims” ........................................................................................	10.02(a)
“ERISA Legend”.......................................................................................................	2.2(e)(i) of Appendix A
“Event of Default” ....................................................................................................	6.01(a)
“Excess Proceeds” ...................................................................................................	4.16(c)
“Exchange Notes” ...................................................................................................	Recitals
“Expiration Date” ....................................................................................................	1.05(j)
“FATCA” .................................................................................................................	4.19(b)
“Foreign Guarantor Jurisdiction” ..........................................................................	4(a) of Appendix B
“Foreign Note Party” ..............................................................................................	1(a) of Appendix B
“Global Note” ..........................................................................................................	2.1(b) of Appendix A
“Global Notes Legend” ............................................................................................	2.2(e)(i) of Appendix A
“Group” ...................................................................................................................	13(a) of Appendix B

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Term	Defined in Section
“Guaranteed Obligor” ............................................................................................	10.02(b)(ii)(2)
“Guaranteed Obligations” ......................................................................................	10.01(a)
“IAI” ........................................................................................................................	1.1(a) of Appendix A
“IAI Global Note” ...................................................................................................	2.1(b) of Appendix A
“IAI Notes” ..............................................................................................................	2.1(a) of Appendix A
“Legal Defeasance” .................................................................................................	8.02(a)
“Management Notification” ....................................................................................	10.02(a)
“Non-Cooperative Jurisdiction” .............................................................................	4.19(a)(8)
“Non-U.S. Taxing Jurisdiction” ..............................................................................	4.19(b)
“Note Register” ........................................................................................................	2.03(a)
“OID Legend” .........................................................................................................	2.2(e)(i) of Appendix A
“Overriding Principle” ...........................................................................................	4(b) of Appendix B
“Original Indenture” ...............................................................................................	Recitals
“Parallel Debt” .......................................................................................................	13.20(a)
“Parallel Debt Undertaking” ..................................................................................	13.20(a)
“Paying Agent” ........................................................................................................	2.03(a)
“PDF” .....................................................................................................................	13.16
“Premises” ..............................................................................................................	11.06(a)
“Principal Paying Agent” .......................................................................................	2.03(a)
“Principal Registrar” ..............................................................................................	2.03(a)
“Proceeds Trigger Date” ........................................................................................	4.16(b)
“QIB” ......................................................................................................................	1.1(a) of Appendix A
“Registered Exchange Offer”	4.18(a)
“Registrar” ...............................................................................................................	2.03(a)
“Regulation S” .........................................................................................................	1.1(a) of Appendix A
“Regulation S Global Note” ....................................................................................	2.1(b) of Appendix A
“Regulation S Notes” ..............................................................................................	2.1(a) of Appendix A
“Reinstatement Date” ..............................................................................................	4.17(b)
“Relevant Asset” ......................................................................................................	10.02(a)
“Required Holder Consent” ....................................................................................	6(e)(ii) of Appendix B
“Restricted Notes Legend” .......................................................................................	2.2(e) of Appendix A
“Restricted Payment” ...............................................................................................	4.08(a)
“Rule 144” ...............................................................................................................	1.1(a) of Appendix A
“Rule 144A” ............................................................................................................	1.1(a) of Appendix A
“Rule 144A Global Note” ........................................................................................	2.1(b) of Appendix A
“Rule 144A Notes” ..................................................................................................	2.1(a) of Appendix A
“Spain” .....................................................................................................................	1.08(b)(i)
“Spanish Civil Code” ...............................................................................................	1.08(b)(ii)
“Spanish Civil Procedural Law”..............................................................................	1.08(b)(iii)
“Spanish Commercial Code” ...................................................................................	1.08(b)(iv)
“Spanish Companies Law”.......................................................................................	1.08(b)(v)
“Spanish Guarantor” ...............................................................................................	1.08(b)(vi)
“Spanish Insolvency Law”........................................................................................	1.08(b)(vii)
“Spanish Public Document” ....................................................................................	1.08(b)(viii)

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“Suspended Covenants” ..........................................................................................	4.17(a)
“Suspension Date” ..................................................................................................	4.17(a)
“Suspension Period” ...............................................................................................	4.17(b)
“Taxes” ....................................................................................................................	4.19(b)
“Transfer Agent” .....................................................................................................	2.03(a)

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Term	Defined in Section
“United States”.........................................................................................................	1.1(a) of Appendix A
“Unrestricted Global Note” .....................................................................................	1.1(a) of Appendix A
“U.S. person” ..........................................................................................................	1.01 of Appendix A

Section 1.03    Rules of Construction.

Unless the context otherwise requires:

(1)a term defined in Section 1.01 or Section 1.02 has the meaning assigned to it therein;

(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)“or” is not exclusive;

(4)words in the singular include the plural, and words in the plural include the singular;

(5)provisions apply to successive events and transactions;

(6)unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;
(8)“including” means including without limitation;

(9)references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(10)unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11)in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

Section 1.04    Acts of Holders.

(v)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Proof of execution of any such instrument

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or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section 1.04.
(w)The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.

(x)The ownership of Notes shall be proved by the Note Register.

(y)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(z)The Issuer may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 13.02.

(aa)The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 13.02.

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(ab)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(ac)Without limiting the generality of the foregoing, a Holder, including a Common Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Common Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Common Depositary’s standing instructions and customary practices.

(ad)The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Common Depositary entitled under the procedures of such Common Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(ae)With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 13.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 30th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

Section 1.05    Quebec Interpretive Provisions.

For purposes of the interpretation or construction of this Indenture pursuant to the laws of the Province of Quebec, for purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Collateral Document) and for all other purposes pursuant to which the interpretation or construction of any other Collateral Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, a “reservation of ownership”, “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a

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“right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall be deemed to include “solidary” and “jointly and severally” shall be deemed to include “solidarily” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatary or prête-nom”,
(p) “easement” shall be deemed to include “servitude”, (q) “priority” shall be deemed to include “prior claim” or “rank”, as applicable, (r) “survey” shall be deemed to include “certificate of location and plan”,
(s) “fee simple title” and “fee title” shall be deemed to include “right of ownership”, (t) “foreclosure” shall be deemed to include “the exercise of a hypothecary right”, (u) “leasehold interest” shall be deemed to include “valid rights resulting from a lease”, (v) “lease” for personal or movable property shall be deemed to include a “contract of leasing (crédit-bail)” and (x) “deposit account” shall include a “financial account” as defined in Article 2713.6 of the Civil Code of Quebec.

Section 1.06    French Terms.

In this Indenture, where it relates to a French Guarantor:

(a)“gross negligence” means “faute lourde”;

(b)a “guarantee” means any type of “sûreté personnelle”;

(c)“merger” includes any fusion implemented in accordance with articles L. 236-1 to L. 236-24 of the French Commercial Code;

(d)“security interest” includes any type of security (sûreté réelle) and transfer by

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way of security;

(e)a “transfer” includes any means of transfer of rights and/or obligations under French law;

(f)“trustee, fiduciary and fiduciary duty” has in each case the meaning given to such term under any applicable law;

(g)“willful misconduct” means “dol”;

(h)a person being “unable to pay its debts” refers to that person being in a state of “cessation des paiements” as defined in article L. 631-1 of the French Commercial Code;

(i)a “suspension of payments,” a “moratorium of any indebtedness,” a “winding- up,” “dissolution,” “administration,” “reorganisation” (by way of voluntary arrangement, scheme of arrangement or otherwise) or “insolvency” or similar laws relating to or limiting creditors’ rights generally refer to any reorganisation in the context of a mandat ad hoc or of a procédure de conciliation, any judicial reorganisation “redressement judiciaire,” any judicial liquidation “liquidation judiciaire,” any safeguard “sauvegarde,” any accelerated safeguard “sauvegarde accélérée” or any collective procedure “procédure collective” under Book VI (Livre Sixième) of the French Commercial Code;

(j)a “composition” refers to a procédure de conciliation or a mandat ad hoc under Book VI (Livre Sixième) of the French Commercial Code;

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(k)a “liquidator,” “receiver,” “administrator,” “compulsory manager”, “examiner”, “monitor”, “sequestrator”, “custodian”, “compulsory interim manager” or similar officer refer to, any “mandataire ad hoc,” “administrateur judiciaire,” “administrateur provisoire,” “conciliateur” or “mandataire liquidateur” or similar officer; and

(l)a reference to “financial assistance” means unlawful financial assistance within the meaning of article L. 225-216 of the French Commercial Code.
Section 1.07    Spanish Terms and Definitions.

(a)In this Indenture, where it relates to a Spanish Guarantor, a person incorporated or formed or having its center of main interests in Spain, or to Spanish law, a reference to:

(1)“administration” or “insolvency” or “insolvency proceeding” and any step or proceeding relating to it has the meaning attributed to them under the Spanish Insolvency Law, including without limitation (i) a declaración de concurso necesario o voluntario, as well as any filing for voluntary insolvency (solicitud de inicio del procedimiento de concurso voluntario), the request of declaration of insolvency by a third party (solicitud de concurso por acreedores), a declaration of insolvency (auto de declaración de concurso); (ii) any petition filed under to a competent court pursuant to articles 585 et seq., and 635 et seq. of the Spanish Insolvency Law, and any petition to appoint a restructuring expert pursuant to articles 672 et seq.; and (iii) a judicial or out-of-court composition agreement (convenio judicial o extrajudicial con acreedores or transacción judicial o extrajudicial) or any filing for a workout homologation petition (solicitud de homologación de un plan de reestructuración). A person being unable to pay its debts includes that person being in a state of insolvencia or in concurso according to Spanish Insolvency Law;

(2)“control” has the meaning stated under article 42 of the Spanish Commercial Code.
(3)“financial assistance” means (a) in respect to a Spanish Guarantor incorporated as a Sociedad Anónima, financial assistance under Article 150 of the Spanish Companies Law; and (b) in respect to a Spanish Guarantor incorporated as a Sociedad de Responsabilidad Limitada, financial assistance under Article 143 of the Spanish Companies Law;

(4)“winding up”, “liquidation” or “dissolution” includes, without limitation, disolución, liquidación or any other similar proceedings and shall be used to those circumstances as regulated under the laws of Spain from time to time;
(5)a “liquidator”, “receiver”, “administrative receiver”, “administrator” or “compulsory manager” includes, without limitation, mediador conrursal, administrador del concurso, administración concursal or a liquidador or any other person or entity performing the same or a similar function;

(6)a “composition” or “arrangement” or similar arrangement with any creditor includes, without limitation, a convenio de acreedores or plan de reestructuración to be judicially sanctioned for the purposes of the Spanish Insolvency Law or any agreement under Title II or Title III of the Second Book of the Spanish Insolvency Law;

(7)a “security” includes any mortgage (hipoteca), pledge (prenda) (with or without transfer of possession), financial collateral agreement (garantía financiera pignoraticia) and, in general, any in rem security right governed by Spanish law; and

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(8)a “guarantee” includes any accessory personal guarantee (fianza), performance bond (aval), joint and several guarantee (garantía solidaria) and first demand guarantee (garantía a primer requerimiento).
(b)In this Indenture, the following terms shall have the following definitions:

(9)“Spain” shall mean the Kingdom of Spain.

(10)“Spanish Civil Code” shall mean the Spanish Código Civil, as amended from time to time.

(11)“Spanish Civil Procedural Law” shall mean Law 1/2000 of 7 January (Ley de Enjuiciamiento Civil), as amended from time to time.

(12)“Spanish Commercial Code” shall mean the Spanish Commercial Code published by virtue of the Royal Decree of 22 August 1885 (Real decreto de 22 de agosto de 1885 por el que se publica el Código de Comercio), as amended from time to time.
(13)“Spanish Companies Law” shall mean the Royal Legislative Decree 1/2010, of 2 July, whereby the companies act is approved (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital), as amended from time to time.

(14)“Spanish Guarantor” means any Guarantor incorporated under the laws of Spain.

(15)“Spanish Insolvency Law” means the Spanish Royal Legislative Decree
1/2020 of 5 May 2020 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal) approving the Spanish Recast Insolvency Law, as amended or superseded from time to time, and, in particular but not limited to, pursuant to the Spanish Law 16/2022, of 5 September, amending the consolidated text of the Spanish Insolvency Law (Ley 16/2022, de 5 de septiembre, de reforma del texto refundido de la Ley Concursal).

(16)“Spanish Public Document” shall mean a Spanish law notarial deed (documento público), being either an escritura pública or a póliza o efecto intervenido por notario español.

Section 1.08    Dutch Terms

As used in this Indenture, where it relates to the Issuer or a Dutch Guarantor, a reference to: (i) organizational documents means the deed of incorporation (akte van oprichting), articles of association (statuten) and an extract of the Dutch Chamber of Commerce (Kamer van Koophandel); (ii) a necessary corporate or other organizational action where applicable includes without limitation: (A) any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and (B) obtaining a positive or neutral advice, which, if conditional, contains conditions which in the opinion of the Trustee are acceptable and can reasonably be expected to be satisfied by the Issuer or a Dutch Guarantor without breaching the terms of this Indenture, from the competent works council(s); (iii) any Lien and any security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (zakelijk recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); (iv) a bankruptcy, insolvency, liquidation, winding up, or dissolution (and any of those terms) includes a Dutch

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entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden); (v) a moratorium includes (voorlopige) surseance van betaling and granted a moratorium includes (voorlopige) surseance verleend;
(vi) a trustee, includes a curator and a liquidator includes a curator; (vii) an administrator includes a bewindvoerder, a beoogd bewinvoerder, a herstructureringsdeskundige or an observator; (viii) a receiver or an administrative receiver does not include a curator or bewindvoerder; (ix) any “procedure or step” taken in connection with insolvency proceedings includes the Issuer or a Dutch Guarantor having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990); (x) an attachment includes a beslag, (xi) a director includes a managing director (bestuurder) and board of directors includes a managing board (bestuur); (xii) a reorganization includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet); (xiii) a director includes a managing director (bestuurder) and board of directors includes a managing board (bestuur) and (xiv) a “subsidiary” includes a dochtermaatschappij as defined in Article 2:24a of the Dutch Civil Code (Burgerlijk Wetboek). Where “the Netherlands” or “Dutch” is referred to it refers only to the European part of the Kingdom of the Netherlands and its laws respectively.

Section 1.09    Swedish Terms.

Notwithstanding and overriding any other provision of this Indenture and/or any exhibit or schedule thereto:

(a)any obligation for any entity incorporated in Sweden to act as trustee shall be an obligation to act as agent and the obligation to hold assets on trust shall be an obligation not to hold such assets on trust but to hold such assets as agent;

(b)for the avoidance of doubt, any transfer by novation and/or assignment, shall, as regards security created by or pursuant to a Swedish Collateral Document, assign a proportionate part of the security interests granted under that Swedish Collateral Document together with a proportional part of the security interest in that Swedish Collateral Document;

(c)any security granted under a Swedish Collateral Document will be granted to the secured parties represented by the Notes Collateral Agent;
(d)a “compromise” or “composition” with any creditor includes (a) any write-down of debt or other debt rescheduling following from any procedure of ‘företagsrekonstruktion’ under the Swedish company reorganisation act (Sw. Lag om företagsrekonstruktion (2022:964)) (the “Swedish Company Reorganisation Act”), or (b) any write-down of debt in bankruptcy (Sw. ackord i konkurs) under the Swedish bankruptcy act (Sw. Konkurslag (1987:672)) (the “Swedish Bankruptcy Act”);

(e)a “receiver”, “trustee” or “liquidator” includes (a) ‘rekonstruktör’ under the Swedish Company Reorganisation Act, (b) ‘konkursförvaltare’ under the Swedish Bankruptcy Act, or (c) ‘likvidator’ under the Swedish Companies Act;

(f)a “merger”, “consolidation” or “amalgamation” includes any ‘fusion’ implemented in accordance with Chapter 23 of the Swedish Companies Act and a “demerger” includes any ‘delning’ implemented in accordance with Chapter 24 of the Swedish Companies Act;

(g)a “winding-up”, “liquidation” or “dissolution” includes ‘frivillig likvidation’ or ‘tvångslikvidation’ under Chapter 25 of the Swedish Companies Act, a “bankruptcy” includes a ‘konkurs’ under the Swedish Bankruptcy Act and a “reorganisation” includes a ‘företagsrekonstruktion’ under the Swedish Company Reorganisation Act;

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(h)“gross negligence” means ‘grov vårdslöshet’ under Swedish law;

(i)a “guarantee” includes any ‘garanti’ under Swedish law which is independent from the debt of any other person to which it relates and any ‘borgen’ under Swedish law which is accessory to or dependant on the debt of any other person to which it relates;
(j)an insolvency includes such entity being subject to ‘konkurs’ under the Swedish Bankruptcy Act, ‘företagsrekonstruktion’ under the Swedish Company Reorganisation Act or ‘tvångslikvidation’ under Chapter 25 of the Swedish Companies Act;
(k)in relation to this Indenture, any winding-up, insolvency, bankruptcy proceeding or similar arrangement involving an entity incorporated in Sweden will always be subject to Swedish law and in particular to but not limited to the procedure set forth in the Swedish Bankruptcy Act, the Swedish Company Reorganisation Act and the Swedish Companies Act;

Notwithstanding any other provisions in this Indenture, the release of any perfected Liens (or any Liens purported to be perfected) created by a Swedish Collateral Document (“Swedish Collateral”) will always be subject to the prior written consent of the Notes Collateral Agent (acting in its sole discretion but in accordance with the applicable Swedish Collateral Document and Note Document). Each Secured Party authorizes and directs the Notes Collateral Agent to release Swedish Collateral as provided in Section 11.07 of this Agreement (but in accordance with the applicable Swedish Collateral Document) without notification or further reference to the Secured Parties. This provision supersedes any conflicting provision in this Indenture.
ARTICLE 2

THE NOTES

Section 2.01    Form and Dating; Terms.

(a)Provisions relating to the Existing Notes, the Exchange Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer).
Each Note shall be dated the date of its authentication. The Notes shall be in denominations of €2,000 and integral multiples of €1,000 in excess thereof.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Company, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Disposition Offer as provided in Section 4.16 or a Change of Control Offer as provided in Section 4.15, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in ARTICLE 3.

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The Exchange Notes constitute Additional Notes. No Additional Notes other than the Exchange Notes issued on the Issue Date shall be issued under this Indenture.

Section 2.02    Execution and Authentication.

(a)At least one Officer shall execute the Notes on behalf of the Issuer by manual, electronic or facsimile signature. If an Officer whose signature is on a Note no longer holds that office or is no longer authorized to represent the Issuer at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual, electronic or facsimile signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and deliver the Exchange Notes.
(d)The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer.

(e)The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (1) Exchange Notes for original issue on the Issue Date and (2) any Unrestricted Global Notes issued in exchange for Existing Notes or Exchange Notes in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Exchange Notes or Unrestricted Global Notes.

Section 2.03    Registrar and Paying Agent.

(a)The Issuer shall maintain at least one office or agency outside of the United Kingdom where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one of which shall be designated as the “Principal Registrar”), at least one office or agency where Notes may be presented for payment (each, a “Paying Agent”), including in the City of London (the “Principal Paying Agent”), and shall appoint one or more transfer agents for the Notes (each, a “Transfer Agent”). The Principal Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents for the Notes. The term “Registrar” includes the Principal Registrar and any co-registrar, and the term “Paying Agent” includes the Principal Paying Agent and any additional paying agent. The Issuer may change any Paying Agent, Transfer Agent or Registrar for the Notes without prior notice to any Holder; provided that, anything herein notwithstanding, the Principal Registrar and each co-registrar, if any, must be outside the United Kingdom. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar, Transfer Agent or Paying Agent, the Trustee shall act as Paying Agent or Transfer Agent, as applicable, and, if applicable, shall appoint a Registrar reasonably acceptable to the Issuer, so long as such Registrar is outside the United Kingdom. The Issuer, the Company or any of its Subsidiaries may act as Paying Agent, Transfer Agent or Registrar. For so long as the Notes are listed on the Official List of the Exchange and the rules of the Exchange so require, the Issuer will file a notice of any change of Paying Agent, Registrar or Transfer Agent in accordance with the requirements of such rules.

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(b)The Issuer initially appoints Elavon Financial Services DAC to act as Common Depositary, Paying Agent, Transfer Agent and Registrar for the Notes and Elavon Financial Services DAC accepts such appointment.
(c)In no event may the Issuer appoint a Paying Agent in any member state of the European Union where the Paying Agent would be obliged to withhold or deduct taxes in connection with any payment made by it in relation to the Notes unless the Paying Agent would be so obliged if it were located in all other member states.

(d)Neither the Trustee nor any Agent shall have responsibility or liability for actions taken or not taken by the Common Depositary.
Section 2.04    Paying Agent to Hold Money.

The Issuer shall, no later than 11:00 a.m. (London time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Subject to actual receipt of such funds as provided by this Section 2.04 by the Paying Agent, the Paying Agent shall make payments on the Notes to the Holders entitled thereto on such date and in accordance with the provisions of this Indenture and the Notes. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment.
While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, and upon accounting for any funds disbursed, a Paying Agent shall have no further liability for the money. If the Issuer, the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders, together with the principal amount of Notes held by each such Holder and the aggregate principal amount of Notes outstanding. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06    Transfer and Exchange.

(a)The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(c)No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any

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transfer tax or similar governmental charge payable in connection therewith (other than any transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.10, 4.15, 4.16 or 9.05).
(d)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)Neither the Issuer nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer or an Asset Disposition Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(g)Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes or Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A so long as the requirements of this Indenture are satisfied.

(i)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07 Replacement Notes.

(a)If a mutilated Note is surrendered to the Trustee or any Registrar or Transfer Agent or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s reasonable requirements are otherwise met. If required by the Trustee, any Registrar or Transfer Agent or the Issuer, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee, any such Registrar or Transfer Agent and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee (including reasonable respective fees and expenses of counsel) in replacing a Note. Every replacement Note is a

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contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07(a), in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any replacement Note under this Section 2.07, the Issuer may require the amount of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of counsel and the Trustee) in connection therewith.

(b)The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.
Section 2.08    Outstanding Notes.

(a)The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.07, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, those described in this Section 2.08 as not outstanding and those that are subject to Legal Defeasance or Covenant Defeasance as provided in ARTICLE 8. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

(b)If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.
(c)If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)If a Paying Agent (other than the Issuer, the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09    Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in actually relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10    Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate

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for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11    Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent and any Transfer Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent or any Transfer Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act, if applicable). Evidence of the disposal of all cancelled Notes shall, upon the written request of the Issuer, be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

(a)If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing (which notice may be electronic) of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send, mail or deliver by electronic transmission in accordance with the Applicable Procedures, or cause to be sent, mailed or delivered by electronic transmission in accordance with the Applicable Procedures to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the defaulted interest, or with respect to the nature, extent or calculation of the amount of defaulted interest owed, or with respect to the method employed in such calculation of the defaulted interest.

(b)Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13    Common Code and ISIN Numbers.

The Issuer in issuing the Notes may use Common Codes or ISIN numbers (if then generally in use) and, if so, the Trustee and the Agents shall use Common Codes or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as

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printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee and the Agents in writing (which notice may be electronic) of any change in the Common Codes or ISIN numbers.

Section 2.14    Currency.

Euro is the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than euro, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuer will only constitute a discharge to the Issuer to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that euro amount is less than the euro amount expressed to be due to the recipient or the Trustee under any Note, the Issuer will indemnify them against any loss sustained by such recipient as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 2.14, it will be prima facie evidence of the matter stated therein for the Holder of a Note or the Trustee to certify in a manner reasonably satisfactory to the Issuer (indicating the sources of information used and including a certification, receipt or account statement from the financial institution or foreign exchange agent effecting such currency exchange indicating the financial terms of such currency exchange) the loss it Incurred in making any such purchase. To the fullest extent permitted by applicable law, these indemnities constitute a separate and independent obligation from the Issuer’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

Section 2.15    Agents.

(a)The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint. The Agents shall only be obliged to perform the duties set out in this Indenture and shall have no implied duties.
(b)The Agents shall act solely as agents of the Issuer and shall not be agents of the
Holders.

(c)Anything in this Indenture to the contrary notwithstanding, so long as the Notes are in the form of Global Notes, any obligation the Trustee or the Agents may have to publish a notice to Holders on behalf of the Issuer shall be met upon delivery of the notice to the relevant clearing system.

(d)Upon the written request of any Agent, the Issuer shall provide to such Agent a certified list of the Issuer’s authorized signatories.

Section 2.16    Italian Usury Law

(a)The rate of interest applicable to each issuance of the Notes guaranteed by the Italian Guarantor under this Indenture (including the relevant component of any applicable fee and

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expense) determined as of the date of execution of this Indenture is considered in good faith by each of the parties to be in compliance with Law No. 108 of 7 March 1996 as amended (the "Italian Usury Law")

(b)In any event, if, pursuant to a change in law or in the official interpretation of Italian Usury Law, the rate of interest applicable to any issuance of the Notes guaranteed by the Italian Guarantor or the default rate of interest (if due at such time from the Italian Guarantor) at any time is deemed to exceed the maximum rate permitted by Italian Usury Law, then the obligations of the Italian Guarantor, as guarantor and payor of the relevant interest rate or default rate, shall immediately be reduced to the maximum admissible interest rate pursuant to such legislation, for the period during which it is not.

ARTICLE 3

REDEMPTION

Section 3.01    Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07 or Section 3.09, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate (which may be withdrawn prior to the date such notice of redemption is given) setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.

Notwithstanding the notice requirements in Section 3.03, if the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes to be redeemed, shall be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02    Selection of Notes to Be Redeemed or Purchased.

(a)If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes to be redeemed or purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed as certified to the Registrar by the Issuer, in compliance with the requirements of Euroclear or Clearstream or, if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through Euroclear or Clearstream, or Euroclear or Clearstream prescribe no method of selection, on a pro rata basis or by use of a pool factor; provided, however, that no Note or beneficial interest in the Notes of €2,000 in aggregate principal amount or less shall be redeemed or purchased in part and Notes and beneficial interests therein shall be redeemed only in integral multiples of €1,000. The Trustee shall not be liable for any selections made by it in accordance with this Section 3.02.

(b)The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of €2,000 and integral multiples of €1,000 in excess thereof; provided that no Notes of €2,000 in principal amount or less shall be redeemed or purchased in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

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(c)After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Indebtedness to the extent not redeemed or not purchased, shall be issued in the name of the Holder upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03    Notice of Redemption.

(a)Subject to Section 3.10, the Issuer shall send or deliver by electronic transmission in accordance with the Applicable Procedures, or cause to be sent (or delivered by electronic transmission in accordance with the Applicable Procedures) notices of redemption of Notes not less than 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this ARTICLE 3 at such Holder’s registered address or otherwise in accordance with the Applicable Procedures, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with ARTICLE 8 or ARTICLE 12. Except as set forth in Section 3.07(f), notices of redemption may not be conditional. Notices to the Trustee may be given by email in PDF format.

(b)The notice shall identify the Notes to be redeemed (including Common Code and ISIN number, if applicable) and shall state:
(17)the redemption date;

(18)the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(d), the notice need not set forth the redemption price but only the manner of calculation;

(19)if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(20)the name and address of the Paying Agent;

(21)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(22)that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(23)the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(24)that no representation is made as to the correctness or accuracy of the Common Code or ISIN number, if any, listed in such notice or printed on the Notes; and

(25)if applicable, any condition to such redemption.

(c)At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s

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Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04    Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(f)). The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05    Deposit of Redemption or Purchase Price.

(a)No later than 11:00 a.m. (London time) on the redemption or purchase date (or such later time as such date to which the Trustee may reasonably agree), the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date. The Paying Agent shall promptly distribute to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except the right to receive such payment of the redemption price and accrued and unpaid interest, if any, on such Notes upon surrender of such Notes. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuer. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06    Notes Redeemed or Purchased in Part.

Upon surrender and cancellation of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of €2,000 and integral multiples of €1,000 in excess thereof. It is understood that,

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notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07    Optional Redemption.

(a)[reserved].

(b)[reserved].

(c)[reserved].

(d)The Issuer may, on any one or more occasions, redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03 at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest on the Notes, if any, to, but excluding, the applicable date of redemption, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2022 ..................................................................................	104.500%
2023 ..................................................................................	102.250%
2024 and thereafter ...........................................................	100.000%

(e)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(f)Any redemption notice in connection with this Section 3.07 may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

(g)The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.
Section 3.08    Mandatory Redemption.

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09    Tax Redemption.

(a)The Notes will be redeemable at any time, at the option of the Issuer, in whole but not in part, upon not less than 15 nor more than 60 days’ prior notice mailed or otherwise sent to each Holder in accordance with the Applicable Procedures, at a redemption price equal to 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, only if:

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(26)the Issuer or any Guarantor would be obligated to pay any Additional Amounts with respect to the Notes as a result of any change in, or amendment to, the laws or regulations of any Non-U.S. Taxing Jurisdiction or any change in, or a pronouncement by competent authorities of any Non-U.S. Taxing Jurisdiction with respect to, the official application or official interpretation of such laws or regulations, which change, amendment or pronouncement occurs after the Issue Date (or, in the case of any Taxes imposed by the jurisdiction of a Paying Agent, after the date of appointment of such Paying Agent) or, in the case that the Issuer or any Guarantor, as applicable, merges with or into, or sells, conveys, transfers or leases all or substantially all of its assets to, another Person and any Taxes are imposed or levied by or on behalf of the Non-U.S. Taxing Jurisdiction (other than the original Non-U.S. Taxing Jurisdiction of the Issuer or any Guarantor, as applicable) in which such successor entity is incorporated or resident for tax purposes, after the date of such merger, sale, conveyance, transfer or lease, provided, for the avoidance of doubt, that for purposes of this Section 3.09, the Dutch Withholding Tax Act (Wet bronbelasting 2021) and any amendment or supplement thereto is not considered to be a change in, or amendment to, the laws or regulations of a Non-U.S. Taxing Jurisdiction, or any change in, or a pronouncement by competent authorities of any Non-U.S. Taxing Jurisdiction with respect to, the official application or official interpretation of such laws or regulations; and

(27)the Issuer or any Guarantor, in its reasonable judgment, determines that such obligation cannot be avoided by the Issuer or any Guarantor taking reasonable measures available to it, and that in the case of an obligation of a Guarantor to pay any Additional Amounts, the relevant payment could not have been made by the Issuer or another Guarantor without the obligation to pay such Additional Amounts; provided that, for this purpose, reasonable measures will not include any change in the Issuer’s or any Guarantor’s jurisdiction of organization or location of principal executive office, or the incurrence of material out-of-pocket expenses by the Issuer or any Guarantor. For the avoidance of doubt, reasonable measures will include a change in the jurisdiction of a Paying Agent, provided, however, that such change shall not require the Issuer or any Guarantor to incur material additional costs or legal or regulatory burdens.

(b)No notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer or any Guarantor would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

(c)Prior to the publication or mailing of any notice of redemption of the Notes, the Issuer must deliver to the Trustee an Officer’s Certificate confirming that it is entitled to exercise such right of redemption. The Issuer will also deliver an opinion of legal counsel of recognized standing stating that the Issuer or any Guarantor would be obligated to pay such Additional Amounts due to the changes in tax laws or regulations or changes in, or pronouncements with respect to, the official application or official interpretation of such laws or regulations. The Trustee shall accept this certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in Section 3.09(a) above, in which event it will be conclusive and binding on the Holders.

Section 3.10    Offers to Repurchase by Application of Excess Proceeds.

(a)In the event that, pursuant to Section 4.16, the Issuer is required to commence an Asset Disposition Offer, the Issuer will follow the procedures specified below.

(b)The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset

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Disposition Offer Period (the “Asset Disposition Purchase Date”), the Issuer will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, any applicable Priority Secured Indebtedness and other Pari Passu Secured Indebtedness (on a pro rata basis, if applicable) required to be offered for purchase pursuant to Section 4.16 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount of Notes has been so validly tendered, all Notes and Priority Secured Indebtedness and Pari Passu Secured Indebtedness validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments on the Notes are made.

(c)If the Asset Disposition Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to, but excluding, the Asset Disposition Purchase Date shall be paid, in cash, on the Asset Disposition Purchase Date to the Person in whose name a Note is registered at the close of business on such Record Date. Unless the Issuer defaults in the payment of the purchase price for Notes accepted by the Issuer for purchase pursuant to this Section 3.10, interest will cease to accrue on the Notes or portions thereof purchased on the Asset Disposition Purchase Date.

(d)Upon the commencement of an Asset Disposition Offer, the Issuer shall send a notice to each of the Holders or otherwise deliver such notice in accordance with the Applicable Procedures, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The Asset Disposition Offer shall be made to all Holders and, if required, all holders of Pari Passu Secured Indebtedness. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(28)that an Asset Disposition Offer is being made pursuant to this Section 3.10 and Section 4.16 and the expiration time of the Asset Disposition Offer Period;

(29)the Asset Disposition Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Disposition Purchase Date;

(30)that Notes must be tendered in integral multiples of €1,000, and any Note not properly tendered will remain outstanding and will continue to accrue interest;

(31)that, unless the Issuer defaults in making the payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest on and after the Asset Disposition Purchase Date;
(32)that Holders electing to have a Note purchased pursuant to any Asset Disposition Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to such Note completed, the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Disposition Purchase Date;

(33)that Holders shall be entitled to withdraw their election if the Issuer, the Common Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Disposition Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(34)that, if the aggregate principal amount of Notes and Pari Passu Secured Indebtedness surrendered by the holders thereof exceeds the Asset Disposition Offer Amount,

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then the Notes and such Pari Passu Secured Indebtedness will be purchased on a pro rata basis based on the aggregate accreted value or principal amount, as applicable, of the Notes or such Pari Passu Secured Indebtedness tendered and the selection of the Notes for purchase shall be made by the Trustee by such method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note having a principal amount of €2,000 shall be purchased in part;

(35)that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) (the unpurchased portion of the Notes must be equal to €2,000 and integral multiples of €1,000 in excess thereof);

(36)the other procedures, as determined by the Issuer, consistent with this Section
3.10 that a Holder must follow; and

(37)the Common Code and ISIN numbers of the Notes.

(e)On or before the Asset Disposition Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary or as otherwise provided in Section 4.16(c), the Asset Disposition Offer Amount of Notes and Priority Secured Indebtedness (and Pari Passu Secured Indebtedness, as applicable) or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or, if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Priority Secured Indebtedness (and Pari Passu Secured Indebtedness, as applicable) so tendered, in the case of the Notes in integral multiples of €1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than €2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is €2,000. The Issuer will deliver, or cause to be delivered, to the Trustee the Notes so accepted and to the Trustee and the Paying Agent an Officer’s Certificate stating the aggregate principal amount of Notes so accepted and that such Notes were accepted for payment by the Issuer in accordance with the terms of this Section 3.10. In addition, the Issuer will deliver all certificates and instruments required, if any, by the agreements governing the Priority Secured Indebtedness and Pari Passu Secured Indebtedness, as applicable.

(f)The Paying Agent or the Issuer, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Disposition Offer Period, mail (or otherwise send in accordance with the Applicable Procedures) to each tendering Holder or holder or lender of Priority Secured Indebtedness or Pari Passu Secured Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Priority Secured Indebtedness or Pari Passu Secured Indebtedness so validly tendered and not validly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Authentication Order from the Issuer, will authenticate and mail (or otherwise send in accordance with the Applicable Procedures) (or cause to be transferred by book entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate shall be required for the Trustee to authenticate and mail or send such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of €2,000 and integral multiples of €1,000 in excess thereof. In addition, the Issuer will take any and all other actions required by the agreements governing the Priority Secured Indebtedness (and Pari Passu Secured Indebtedness, as applicable). Any Note not so accepted will be promptly mailed or sent by the Issuer to the Holder thereof.

(g)The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the

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repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

Other than as specifically provided in this Section 3.10 or Section 4.16, any purchase pursuant to this Section 3.10 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS

Section 4.01    Payment of Notes.

(a)The Issuer will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer, the Company or a Subsidiary of the Company, holds as of 11:00 a.m. (London time), on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b)The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Laws) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Laws) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar, any Transfer Agent or any co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03    Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings and for which adequate reserves have been made in accordance with GAAP or (b) where the failure to effect such payment is not adverse in any material respect to the Holders.

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Section 4.04    Stay, Extension and Usury Laws.

The Company, the Issuer and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, the Issuer and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05    Corporate Existence.

Subject to ARTICLE 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company, unlimited liability company or other existence of any of its Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; provided further that this Section 4.05 does not prohibit any transaction otherwise permitted by Section 4.16 (or that does not constitute an Asset Disposition).

Section 4.06    Reports and Other Information.

(a)Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the SEC, the Company will file with the SEC within the time periods specified in the SEC’s rules and regulations that are then applicable to the Company (or if the Company is not then subject to the reporting requirements of the Exchange Act, then deliver to the Trustee for delivery to the Holders in lieu of filing with the SEC) within the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations) (in either case, including any extension as would be permitted by Rule 12b-25 under the Exchange Act):

(38)all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and a report on the annual financial statements by the Company’s independent registered public accounting firm;

(39)all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section; and
(40)all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Company were required to file such reports,

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in each case in a manner that complies in all material respects with the requirements specified in such form provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred.

(b)Notwithstanding Section 4.06(a), (i) the Company will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Company provides such information to the Trustee and the Holders and makes available such information to prospective purchasers of the Notes, in each case at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to Section 4.06(a) and (ii) the Company will not be obligated to provide to the Trustee or the Holders or make available to prospective purchasers of the Notes any materials for which it has sought and received confidential treatment by the SEC. In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company will furnish to Holders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The requirements set forth in Sections 4.06(a) and 4.06(b) may be satisfied by delivering such information to the Trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders and prospective purchasers of the Notes; provided that the Trustee shall have no responsibility to determine if such posting has occurred. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(c)In addition, no later than five Business Days after the date the annual and quarterly financial information for the prior fiscal period have been filed or furnished pursuant to Section 4.06(a)(1) or (2), the Company shall also hold live quarterly conference calls with the opportunity to ask questions of management for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions (any such call, a “Bondholder Call”); provided that, so long as the Company holds quarterly conference calls for investors of its Common Stock, it shall not be required to hold separate or additional Bondholder Calls. If the Company holds any Bondholder Call, no fewer than five calendar days prior to the date such Bondholder Call is to be held, the Company shall issue a press release to the appropriate U.S. wire services announcing such Bondholder Call for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions, which press release shall contain the time and the date of such Bondholder Call and direct the recipients thereof to contact an individual at the Company (for whom contact information shall be provided in such notice) to obtain information on how to access such Bondholder Call.

(d)The Company shall also make available copies of all reports required by this Section 4.06 at the offices of the Paying Agent in London or, to the extent and in the manner permitted by the rules of the Exchange, post such reports on the official website of the Exchange.

Section 4.07 Compliance Certificate.

(a)The Issuer, the Company and each Subsidiary Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Original Issue Date, a certificate from its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company, the Issuer and each Subsidiary Guarantor have kept, observed, performed and fulfilled their obligations under

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this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company, the Issuer and each Subsidiary Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company, the Issuer and each Subsidiary Guarantor are taking or propose to take with respect thereto).

(b)When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer will promptly (which shall be within ten Business Days following the date on which the Issuer becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable) send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Issuer is taking or proposes to take with respect thereof.

Section 4.08    Limitation on Restricted Payments.

(a)The Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to:

(41)declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its or any of its Subsidiaries’ Capital Stock (including any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Subsidiaries) other than:
(A)dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

(B)dividends or distributions by a Subsidiary to the Company or another Subsidiary (including by a Subsidiary that is not a Wholly Owned Subsidiary); provided that with respect to a dividend or distribution to either (a) a Subsidiary, the Capital Stock of which is not 100% pledged as Collateral, or (b) a Non-Guarantor Subsidiary, such transferee Subsidiary shall receive no more than such Subsidiary’s ratable share of such dividend or distribution;

(42)purchase, redeem, retire or otherwise acquire for value, including in connection with any merger, amalgamation or consolidation, any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Subsidiary;

(43)make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:
(A)Indebtedness of the Issuer owing to and held by any Guarantor or Indebtedness of a Guarantor owing to and held by the Issuer or any other Guarantor permitted under clause (5) of Section 4.09(b); or

(B)the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations of any Guarantor purchased in anticipation of satisfying a sinking fund obligation, principal installment or final

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maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(44)make any Restricted Investment.

(all such payments and other actions referred to in clauses (1) through (4) of this Section 4.08(a) (other than any exception thereto) shall be referred to as a “Restricted Payment”).

(b)The provisions of Section 4.08(a) will not prohibit:

(45)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Disqualified Stock of the Company or Subordinated Obligations of the Issuer or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(46)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuer or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Issuer or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations of any Guarantor made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations of a Guarantor, so long as such refinancing Subordinated Obligations or Guarantor Subordinated Obligations are permitted to be Incurred pursuant to Section 4.09 and constitute Refinancing Indebtedness;

(47)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 4.09 and constitutes Refinancing Indebtedness;

(48)the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or Guarantor Subordinated Obligation (A) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation or Guarantor Subordinated Obligation, as applicable, in the event of a Change of Control in accordance with provisions similar to Section 4.15 or (B) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.16; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(49)any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.16;
(50)dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 4.08;

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(51)the purchase, redemption or other acquisition (including by cancellation of Indebtedness), cancellation or retirement for value of Capital Stock or equity appreciation rights of the Company held by any future, present or former directors, Officers, employees, management or consultants or advisors of the Company or any Subsidiary of the Company or their assigns, estates, heirs, family members or former family members or any other permitted transferee, in each case in connection with the repurchase provisions under stock option or stock purchase agreements or other agreements to compensate such persons approved by the Board of Directors of the Company; provided that such redemptions or repurchases pursuant to this clause will not exceed $2.5 million in the aggregate during any fiscal year, with any unused amounts in any fiscal year being carried over to the succeeding fiscal year (the “Carryover Amount” and, for purposes of calculating the Carryover Amount for any fiscal year, the unused amounts from the prior fiscal year shall be deemed to have been utilized first by making any Restricted Payment pursuant to this clause (7) in such fiscal year), although such amount in any fiscal year may be increased by an amount not to exceed:

(A)the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to future, existing or former employees, directors, consultants or members of management of the Company or any of its Subsidiaries that occurs after the Issue Date; plus
(B)the cash proceeds of key man life insurance policies received by the Company or its Subsidiaries after the Issue Date; less

(C)the amount of any Restricted Payments made since the Issue Date with the Net Cash Proceeds described in clauses (A) and (B) of this clause (7);
provided, further, that the cancellation of Indebtedness owing to the Company from employees, directors, Officers or consultants or members of management of the Company or any of its Subsidiaries (including their permitted transferees) in connection with any repurchase of Capital Stock will not be deemed to constitute a Restricted Payment under this Indenture;
(52)the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(53)repurchases of Capital Stock deemed to occur (A) upon the exercise, conversion or exchange of stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities if such Capital Stock represents all or portion of the exercise price thereof or (B) as a result of Capital Stock being utilized to satisfy tax withholding obligations upon (a) the exercise of stock options or (b) the vesting of other equity awards that constitute Capital Stock;

(54)any payment of cash in respect of fractional shares of the Company’s Capital Stock upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities of the Company;

(55)any repayments of Indebtedness (a) of the Company, the Issuer or any Guarantor owing to and held by the Company, the Issuer or any Guarantor or Indebtedness of a Non-Guarantor Subsidiary owing to and held by the Company or any other Subsidiary, and (b) owing to any Non-Guarantor Subsidiary in connection with ordinary course cash management operations; provided, that the Company delivers regular updates regarding intercompany repayments to the Board of Directors of the Company; provided, further, that any intercompany

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repayments that exceed $10.0 million will only be permitted to the extent that the Company reports such repayments to the Board of Directors of the Company in the regular fiscal quarter reporting immediately following the repayment that caused aggregate intercompany repayments to exceed $10.0 million;

(56)any payments required to be made to former holders of Wincor Nixdorf Shares in connection with any appraisal proceeding (Spruchverfahren);
(57)[reserved];

(58)[reserved];

(59)Restricted Payments made pursuant to the Diebold, Incorporated 2014 Non-Qualified Stock Purchase Plan (or any successor thereto) in an aggregate amount (net of employee contributions) not to exceed $2.0 million in any fiscal year;
(60)the repurchase or redemption of the Company’s Capital Stock or rights to purchase such Capital Stock issued in connection with any future shareholder rights plan of the Company;

(61)Restricted Payments required to be made pursuant to the terms of the Domination Agreement;

(62)[reserved];

(63)Restricted Payments in connection with the China JV Restructuring; and

(64)other Restricted Payments (excluding non-cash Restricted Payments consisting of Collateral) in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (20) (as reduced by the amount of capital returned from any such Restricted Payments (exclusive of items reflected in Consolidated Net Income)) not to exceed $15.0 million (with the Fair Market Value of each Restricted Payment being measured at the time made and without giving effect to subsequent changes in value);

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (5), (8) and (20), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment (without giving effect to subsequent changes in value) of the assets or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount.

(d)To the extent any cash or any other property is paid or distributed by the Company or any of its Subsidiaries upon the conversion or exchange of any Indebtedness of the Company or its Subsidiaries convertible or exchangeable for Capital Stock of the Company or upon any other acquisition or retirement of any Indebtedness of the Company or any of its Subsidiaries for an amount based on the value of such Capital Stock, (1) any amount of such cash or property that exceeds the principal amount of the Indebtedness that is converted, exchanged, acquired or retired and any accrued interest paid thereon (and only such excess amount) shall be deemed to be a Restricted Payment and (2) the amount of such cash or property up to an amount equal to the principal amount of the Indebtedness

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that is converted, exchanged, acquired or retired shall be deemed to be a Restricted Payment if such Indebtedness is a Subordinated Obligation or Guarantor Subordinated Obligation. If the Company or any of its Subsidiaries repurchases any Indebtedness of the Company or its Subsidiaries convertible or exchangeable for Capital Stock of the Company in the open market at a price in excess of the principal amount of such Indebtedness and any accrued and unpaid interest thereon, such excess amount shall be deemed to be a Restricted Payment.

(e)For the avoidance of doubt, the Company shall not, and shall not permit any Subsidiary to, make any principal payment on, or purchase, repurchase, redeem, defease, or otherwise acquire or retire for value, prior to the respective scheduled maturity, any (i) Stub Obligations, except either (a) with the cash proceeds of (x) Indebtedness that (A) is junior with respect to security (including by way of being unsecured) and payment priority to each of the ABL Facility, Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes and the New 2L Notes and (B) with respect to which Indebtedness interest may not be paid in cash and may only be paid in kind or (y) newly issued equity of or capital contributions in the Company, or (b) 2024 Notes in connection with the Registered Exchange Offer or pursuant to Section 4.18 or (ii) New 2L Notes, other than a Permitted Equity Issuance Prepayment or in connection with a “change of control” (as defined under the New 2L Notes Indenture) (and solely to the extent the Company (a) has first repaid, in cash, all Obligations under each of the Superpriority Credit Facility, the 2025 Credit Facility and the 2025 Notes, or (b) if any Obligations under such facilities have not been so repaid, only to the extent the “Change of Control Offer” (as defined in the New 2L Notes Indenture) is made using amounts offered to holders of such Obligations, in accordance with the terms and conditions of the applicable facility, which amounts were declined by such holders).

Section 4.09    Limitation on Indebtedness.

(a)The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness).

(b)The provisions of Section 4.09(a) will not prohibit the Incurrence of the following Indebtedness:

(65)The Incurrence by the Company or its guarantors of Indebtedness under the ABL Facility, the Guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount or liquidation preference, if applicable, not to exceed at any one time outstanding $250.0 million;

(66)Indebtedness of the Issuer represented by the Notes (including the Exchange Notes issued on the Issue Date) and Indebtedness of any Guarantor represented by a Note Guarantee (including in respect of such Exchange Notes);

(67)Indebtedness of the Company and its Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2), (4), (5), (6), (8), (10), (11), (15), (16), (19), (20) and (22) of this Section 4.09(b)); provided that any amounts of any such Indebtedness paid down in connection with any purchases, repurchases, redemptions or otherwise (other than in connection with a substantially concurrent refinancing by way of Refinancing Indebtedness) shall be reduced from any amount of Indebtedness Incurred under this clause (3) of this Section 4.09(b) that would otherwise be permitted to be Incurred using Refinancing Indebtedness; provided, further that any New 2L Notes issued pursuant to the Registered Exchange Offer (to the extent such notes do not cause the aggregate principal amount of New 2L Notes outstanding as of the date of, and after giving effect to, the completion of the Registered Exchange Offer to exceed the sum of (i) $400.0 million, plus (ii) the principal amount of PIK

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Interest (as such term is defined in the New 2L Notes Indenture) (issued or accrued) on New 2L Notes outstanding as of such date to, but excluding, such date, plus (iii) the principal amount of New 2L Notes issued in respect of any accrued and unpaid interest to, but excluding, the Issue Date or such date, as applicable, on any 2024 Notes tendered and accepted for exchange in the Exchange Offer or the Registered Exchange Offer, plus (iv) any other accrued and unpaid fees/expenses in respect of such 2024 Notes that were unpaid at the time of the completion of the Exchange Offer or the Registered Exchange Offer, as applicable, to the extent such fees/expenses were permitted to be, and were, paid for through the issuance of additional New 2L Notes) shall be permitted and deemed Incurred under this Section 4.09(b)(3);

(68)Guarantees by (A) the Issuer or any Guarantor of (i) Indebtedness Incurred by the Issuer or a Guarantor on or before the Issue Date or (ii) Indebtedness of Non- Guarantor Subsidiaries subject to clause (3) of the definition of Permitted Investments; provided that in the event such Indebtedness that is being Guaranteed under this clause (A) is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, and
(B) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of this Indenture;

(69)Indebtedness (a) of the Company, the Issuer or any Guarantor owing to and held by the Company or any Subsidiary or Indebtedness of a Non-Guarantor Subsidiary owing to and held by the Company, the Issuer or any other Subsidiary; provided that any Indebtedness of the Company, the Issuer or a Guarantor owing to and held by any Non- Guarantor Subsidiaries shall be in an aggregate amount outstanding not to exceed $10.0 million at the time any such Indebtedness is Incurred, and (b) in connection with ordinary course cash management operations; provided, that the Company delivers regular updates regarding intercompany Indebtedness to the Board of Directors of the Company; provided, further, that any intercompany Indebtedness that exceeds $10.0 million will only be permitted to the extent that the Company reports such Indebtedness to the Board of Directors of the Company in the regular fiscal quarter reporting immediately following the Incurrence of Indebtedness that caused aggregate intercompany Indebtedness to exceed $10.0 million; provided, further, that:

(A)if the Issuer is the obligor on Indebtedness owing to a Non- Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;
(B)if a Guarantor is the obligor on Indebtedness owing to a Non- Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to the Note Guarantee of such Guarantor; and
(C)(i)    any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Subsidiary of the Company; and

(ii)    any sale or other transfer of any such Indebtedness to a Person other than the Company or a Subsidiary of the Company, shall be deemed, in each case under this clause (5)(C) of this Section 4.09(b), to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

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(70)Preferred Stock of a Subsidiary held by the Company or any other Subsidiary; provided, however, that (A) any subsequent issuance or transfer of Capital Stock or any other event which results in such Preferred Stock being beneficially held by a Person other than the Company or a Subsidiary of the Company; and (B) any sale or other transfer of any such Preferred Stock to a Person other than the Company or a Subsidiary of the Company shall be deemed in each case under this clause (6) to constitute an Incurrence of such Preferred Stock by such Subsidiary;

(71)[reserved];

(72)Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(73)Indebtedness (including Capitalized Lease Obligations) of the Company or a Subsidiary Incurred to finance the purchase, lease, construction or improvement of any property, plant or equipment used or to be used in the business of the Company or such Subsidiary through the direct purchase of such property, plant or equipment, and any Indebtedness of the Company or a Subsidiary which serves to refinance any Indebtedness Incurred pursuant to this clause (9) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause
(9) and then outstanding, will not exceed $20.0 million;

(74)Indebtedness Incurred by the Company or its Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(75)Indebtedness (other than Indebtedness for borrowed money) arising from agreements of the Company or a Subsidiary providing for indemnification, contribution, earn-out, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any business, assets or Capital Stock of a Subsidiary;

(76)[reserved];

(77)the Incurrence by the Company or any Subsidiary of Refinancing Indebtedness that serves to refinance any Indebtedness Incurred as permitted under clauses (2) and (3) and this clause (13) of this Section 4.09(b);
(78)[reserved];

(79)Indebtedness consisting of avals by any of the Company or its Subsidiaries for the benefit of, and with respect to obligations that are not classified as Indebtedness of, any of the Company or its Subsidiaries which are entered into in the ordinary course of business and consistent with standard business practices;

(80)Indebtedness arising from (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (b) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

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(81)[reserved];

(82)[reserved];

(83)Indebtedness Incurred in the ordinary course of business in connection with cash pooling arrangements and cash management arrangements in respect of netting services and similar arrangements in each case in connection with cash management and deposit accounts, but only to the extent, with respect to any such arrangements, that the total amount of deposits subject to such arrangements equals or exceeds the total amount of overdrafts or similar obligations subject to such arrangements;

(84)Indebtedness consisting of the financing of insurance premiums;

(85)[reserved];

(86)Indebtedness Incurred under Bi-lateral LC/WC Agreements in an aggregate principal amount outstanding at any one time not to exceed $55.0 million (such amount will be calculated exclusive of any bank guarantee or the like issued in connection with a squeeze-out of any minority shareholders of Wincor Nixdorf (i) in accordance with Sec. 327b(3) of the German Stock Corporation Act (Aktiengesetz), (ii) in accordance with Sec. 62 of the German Transformation Act (Umwandlungsgesetz) in conjunction with 327b(3) of the German Stock Corporation Act (Aktiengesetz), (iii) in relation to a squeeze-out pursuant to 39a and 39b of the German Takeover Code (Wertpapiererwerbs- und Übernahmegesetz) or (iv) a delisting offer pursuant to Sec. 39(2) of the German Stock Exchange Act (Börsengesetz) or similar corporate restructurings)); and

(87)in addition to the items referred to in clauses (1) through (22) above, Indebtedness of the Company and its Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (23) and then outstanding, will not exceed $50.0 million at any time outstanding.

(c)The Issuer will not Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Issuer unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Guarantor will Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Note Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Subsidiary (other than a Guarantor) may Incur any Indebtedness if such Indebtedness is used, directly or indirectly, to refinance Indebtedness of the Issuer or a Guarantor.

(d)For purposes of determining compliance with this Section 4.09:

(88)in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(b), the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and may later reclassify such item of Indebtedness in any manner that complies with Section 4.09(b) and will be entitled to divide the amount and type of such Indebtedness among more than one of the clauses of Section 4.09(b);

(89)if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and relate to other Indebtedness, then such letters of credit shall be treated as Incurred pursuant to such Debt Facility and such other Indebtedness shall not be included; and

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(90)except as provided in clause (2) of this Section 4.09(d), Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included.
(e)Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09.

(f)For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(g)For purposes of this Indenture, no Indebtedness will be deemed to be contractually subordinated or junior in right of payment to any other Indebtedness solely by virtue of (1) being unsecured or (2) its having a junior priority with respect to the same collateral.

Section 4.10    Limitation on Liens.

(a)The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness.

(b)In addition, if the Issuer or any Guarantor, directly or indirectly, creates, Incurs, assumes or suffers to exist any Lien (other than customary Liens on cash collateral in connection with the ABL Facility) securing any funded Indebtedness, a representative of which is required to become a party to an applicable Intercreditor Agreement, the Issuer or the Guarantor, as the case may be, must concurrently grant a Lien (subject to Permitted Liens) upon such property as security for the Notes and the Note Guarantees, with the Lien upon such property being of the same priority as the other Liens on the Collateral securing the Notes (in accordance with the Lien priorities in any applicable Intercreditor Agreement).

Section 4.11    Future Guarantors.

(a)The Company will cause (i) each Non-Guarantor Subsidiary (other than the Issuer or an Excluded Subsidiary) that, on the Issue Date or any time thereafter, becomes a borrower or Guarantees the Obligations under any of the Superpriority Credit Facility, the 2025 Credit Facility, the

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2023 Credit Facility, the 2024 Notes, the New 2L Notes or the 2025 U.S. Notes and (ii) each Non- Guarantor Subsidiary (other than the Issuer, an Excluded Subsidiary or an Immaterial Subsidiary) domiciled or organized in the United States or any Specified Jurisdiction that, on the Issue Date or any time thereafter, Guarantees any other Indebtedness for borrowed money of (a) the Issuer or any Guarantor or (b) any Non-Guarantor Subsidiary (and with respect to sub-clause (ii)(b), only to the extent such Indebtedness exceeds $10.0 million), to promptly execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture to this Indenture, the form of which is attached hereto as Exhibit C, pursuant to which such Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including additional interest, if any) in respect of the Notes on a senior basis and all other Obligations under this Indenture, in each case, subject to the Collateral and Guarantee Requirements.

(b)Each Subsidiary that becomes a Subsidiary Guarantor on or after the Issue Date will also become a party to the applicable Collateral Documents and the applicable Intercreditor Agreements and will as promptly as practicable execute and deliver such joinder documents, security instruments, and financing statements, and, with respect to any Material Real Property located in the United States, Mortgages, opinions of counsel, surveys and title insurance policies as required under Section 11.06, under this Indenture and Collateral Documents to the extent, and substantially in the form, delivered on the Issue Date or, if later, on the date first delivered (but no greater scope) as may be necessary to vest in the Notes Collateral Agent a perfected security interest with the priority described in any applicable Intercreditor Agreement, in each case, subject to no Liens other than Permitted Liens and otherwise in the manner and to the extent set forth in the Collateral Documents and this Indenture and, subject to the terms of the applicable Intercreditor Agreements, in the properties and assets of such new Subsidiary Guarantor constituting Collateral as security for the Notes or the Note Guarantees, and thereupon all provisions of this Indenture and the applicable Intercreditor Agreements relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

(c)At each time of distribution of annual or quarterly financial information pursuant to clauses (1) or (2) of Section 4.06(a), the Company shall calculate the total assets and total revenues of all Immaterial Subsidiaries of the Company. In the event that the total assets or total revenues of all Immaterial Subsidiaries of the Company that Guarantee any Indebtedness of the Issuer or any Guarantor for borrowed money (other than Priority Secured Indebtedness or Pari Passu Secured Indebtedness) would exceed 10.0% of the total assets or total revenues (after intercompany eliminations) of the Company and its Subsidiaries, in each case determined in accordance with GAAP and as shown on the Company’s consolidated balance sheet as of the end of the most recent fiscal quarter for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available and its consolidated statement of operations for the period of the most recent four consecutive fiscal quarters ending on such balance sheet date, the Company shall, within 30 days of the date of distribution of such financial information, cause one or more Immaterial Subsidiaries of the Company that Guarantee any Indebtedness of the Issuer or any Guarantor for borrowed money to provide Note Guarantees as and to the extent required to cause the total assets and total revenues of all Immaterial Subsidiaries of the Company not to exceed 10.0% of the total assets or total revenues (after intercompany eliminations) of the Company and its Subsidiaries, in each case, subject to the Collateral and Guarantee Requirements.

(d)The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees of the Priority Secured Indebtedness or Pari Passu Secured Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution Obligations under this Indenture, result in the Obligations of such Guarantor under its Note Guarantee not

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constituting a preference, fraudulent conveyance or fraudulent transfer under federal or state law or any applicable foreign law.

(e)Each Note Guarantee of a Subsidiary Guarantor shall be released in accordance with the provisions of Section 10.06.
Section 4.12    Limitation on Restrictions on Distribution From Subsidiaries.

(a)The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to:
(91)pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Company or any Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(92)make any loans or advances to the Company or any Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Subsidiary to other Indebtedness Incurred by the Company or any Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(93)sell, lease or transfer any of its property or assets to the Company or any Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) of this Section 4.12(a)).

(b)The provisions of Section 4.12(a) will not prohibit encumbrances or restrictions existing under or by reason of:
(94)contractual encumbrances or restrictions pursuant to the ABL Facility, the Superpriority Credit Facility, the 2025 Credit Facility, the 2024 Notes Indenture and the 2024 Notes and related Guarantees, the New 2L Notes Indenture and the New 2L Notes and related Guarantees, the 2023 Credit Facility and related documentation and other agreements or instruments in effect at or entered into on the Issue Date;

(95)the 2025 Notes Indentures, the 2025 Notes, the related Guarantees, the Collateral Documents, and the Intercreditor Agreements;
(96)any agreement or other instrument of a Person acquired by the Company or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property);

(97)any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2) or (3) of this Section 4.12(b) or this clause (4) of this Section 4.12(b); provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith determination of the Company, taken as a whole, no more restrictive with respect to encumbrances and restrictions of the nature described in clauses (1), (2)

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and (3) of Section 4.12(a) contained in the agreements referred to in clauses (1), (2) or (3) of this Section 4.12(b) on the Issue Date, the date such Subsidiary became a Subsidiary or was merged into, or amalgamated or consolidated with a Subsidiary, whichever is applicable;
(98)in the case of clause (3) of Section 4.12(a), Liens permitted to be Incurred under Section 4.10 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(99)purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of Section 4.12(a) on the property so acquired;

(100)contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;
(101)restrictions on cash or other deposits or net worth imposed by customers, suppliers, lessors or landlords or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business;
(102)any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Subsidiary in the ordinary course of business and consistent with past practices;
(103)restrictions on cash or other deposits to secure the performance of bids, trade contracts, tenders, government contracts, leases, statutory obligations, surety, stay, custom, performance and appeal bonds or other obligations of a like nature (including standby letters of credit or completion guarantees), in each case in the ordinary course of business;

(104)encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(105)any customary provisions in partnership agreements, limited liability company agreements, joint venture agreements, other similar agreements and related governance documents entered into in the ordinary course of business;

(106)to the extent required by the minority shareholders thereof, any restriction with respect to a Foreign Subsidiary of which less than 90% of the Voting Stock is owned by the Company or any of its Subsidiaries; and

(107)other Indebtedness Incurred or Preferred Stock issued by a Subsidiary permitted to be Incurred pursuant to the provisions of Section 4.09 that, in the good faith determination of the Company, are not more restrictive with respect to encumbrances and restrictions of the nature described in clauses (1), (2) and (3) of Section 4.12(a), taken as a whole, than those applicable to the Issuer under the ABL Facility, Superpriority Credit Facility, the 2025 Credit Facility, the 2023 Credit Facility, the 2024 Notes and the 2024 Notes Indenture, the New 2L Notes and the New 2L Notes Indenture, or the 2025 Notes and the 2025 Notes Indentures on the Issue Date (which results in encumbrances or restrictions at a Subsidiary level comparable to those applicable to the Issuer).

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Section 4.13    [Reserved].

Section 4.14    Transactions with Affiliates.

(a)The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or asset or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving an aggregate consideration in excess of $5.0 million, unless:

(108)the terms of such Affiliate Transaction are not materially less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained by the Company or such Subsidiary in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person that is not an Affiliate;
(109)in the event such Affiliate Transaction involves an aggregate consideration in excess of $30.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) of this Section 4.14(a)); and

(110)in the event such Affiliate Transaction involves an aggregate consideration in excess of $50.0 million, the Company has received a written opinion from an Independent Financial Advisor stating that such Affiliate Transaction is fair to the Company or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable than those that could have been obtained by the Company or such Subsidiary in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

(b)Section 4.14(a) will not apply to:

(111)any transaction among Non-Guarantor Subsidiaries and Non-Borrower Subsidiaries and any Guarantees issued by any Non-Guarantor Subsidiary for the benefit of any Non-Guarantor Subsidiary, as the case may be, in accordance with Section 4.09;

(112)Restricted Payments permitted to be made pursuant to Section 4.08 or Permitted Investments, provided that any Investment made in a Non-Guarantor Subsidiary shall be made on commercially reasonable terms;

(113)issuances or sales of Capital Stock (other than Disqualified Stock) of the Company in connection with any contribution to the capital of the Company;
(114)any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or as the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of Officers and employees approved by the Board of Directors of the Company;

(115)the payment of reasonable and customary fees and reimbursed expenses paid to, and indemnity provided on behalf of, directors of the Company or any Subsidiary;

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(116)loans or advances to employees, Officers, directors or consultants of the Company or any Subsidiary in the ordinary course of business consistent with past practices;

(117)any transaction with a Person that would constitute an Affiliate Transaction solely because the Company or a Subsidiary owns Capital Stock in or otherwise controls such Person;

(118)any agreement as in effect as of the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of the Company, when taken as a whole, than the terms of the agreements in effect on the Issue Date;

(119)any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into, or amalgamated or consolidated with, the Company or a Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition, amalgamation, consolidation or merger, and any amendment thereto, so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors of the Company when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition, amalgamation, consolidation or merger;

(120)transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by the Company or such Subsidiary with an unrelated Person;

(121)any grant, issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith; and

(122)transactions in which the Company or any Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable than those that could have been obtained by the Company or such Subsidiary in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

Section 4.15    Offer to Repurchase Upon Change of Control.

(a)If a Change of Control occurs, the Issuer will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on a Record Date to receive any interest due on the Change of Control Payment Date. Within 30 days following any Change of Control, unless the Issuer has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Issuer will mail a notice of such Change of Control Offer to each Holder or otherwise send such notice in accordance with the Applicable Procedures, with a copy to the Trustee, stating:

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(123)that a Change of Control Offer is being made pursuant to this Section 4.15, the expiration time for such Change of Control Offer (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise sent in accordance with the Applicable Procedures) and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Issuer at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the applicable Record Date to receive interest due on the Change of Control Payment Date);

(124)the purchase date (which shall be no later than five Business Days after the date such Change of Control Offer expires) (the “Change of Control Payment Date”);

(125)if such notice is delivered prior to the occurrence of a Change of Control, that the Change of Control Offer is conditioned upon the occurrence of such Change of Control and setting forth a brief description of the definitive agreement for the Change of Control;

(126)that Notes must be tendered in integral multiples of €1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest;
(127)that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;
(128)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” attached to such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(129)that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the of such Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(130)that, if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) (the unpurchased portion of the Notes must be equal to €2,000 and integral multiples of €1,000 in excess thereof); and
(131)the other procedures, as determined by the Issuer, consistent with this Section
4.15 that a Holder must follow in order to have its Notes repurchased.

The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed or otherwise delivered in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)On the Change of Control Payment Date, the Issuer will, to the extent lawful:

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(132)accept for payment all Notes or portions of Notes (in integral multiples of
€1,000) validly tendered and not validly withdrawn pursuant to the Change of Control Offer provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than €2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is €2,000;

(133)deposit with the Paying Agent (or, if the Company or any Subsidiary is acting as Paying Agent, segregate and hold in trust) an amount sufficient to make the Change of Control Payment in respect of all Notes or portions of Notes so validly tendered and not validly withdrawn; and

(134)deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(c)The Paying Agent will promptly mail (or otherwise send in accordance with the Applicable Procedures) to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or otherwise send in accordance with the Applicable Procedures) (or cause to be transferred by book-entry) to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or send such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of €2,000 and integral multiples of €1,000 in excess thereof.

(d)If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest to, but excluding, the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such record date. Unless the Issuer defaults in the payment of the Change of Control Payment, interest will cease to accrue on the Notes or portions thereof purchased on the Change of Control Payment Date.

(e)The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer or (2) the Issuer has exercised its right to redeem all of the Notes in accordance with Section 3.07. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time such Change of Control Offer is made.

(f)The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of the conflict.

(g)If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer pursuant to Section 4.15(e),

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purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

(h)If and for so long as the Notes are listed on the Official List of the Exchange and the rules of the Exchange so require, the Issuer will file a notice relating to the Change of Control offer as soon as reasonably practicable after the Change of Control Payment Date in accordance with the requirements of such rules. Such notice shall state the aggregate principal amount of Notes repurchased by the Issuer (or, if applicable, a third party) pursuant to the applicable Change of Control Offer and the aggregate principal amount of Notes outstanding after giving effect to such repurchase.

(i)Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.16    Asset Dispositions.

(a)The Company will not, and will not permit any of its Subsidiaries to, cause or make any Asset Disposition unless:
(135)the Company or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

(136)100% of the consideration from such Asset Disposition received by the Company or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (and with respect to any securities, notes or other obligations received by the Company or any Subsidiary from the transferee that are Cash Equivalents, only to the extent such instruments are converted by the Company or such Subsidiary into cash (to the extent of the cash received)) within 180 days following the closing of such Asset Disposition; and

(137)to the extent that any consideration received by the Company or any Subsidiary in such Asset Disposition constitutes securities or other assets that are of a type or class that constitutes Collateral, such securities or other assets are added to the Collateral securing the Notes and the Note Guarantees, as applicable, in the manner and to the extent required by this Indenture or any of the Collateral Documents with the Lien on such Collateral securing the Notes and the Note Guarantees, as applicable, being of the same priority with respect to the Notes and the Note Guarantees, as applicable, as the Lien on the assets disposed of in the Asset Disposition.

(b)Any Net Available Cash from (a) any transaction or series of related transactions constituting an Asset Disposition in excess of $25.0 million and (b) any transactions (other than those referred to in (a)) involving the sale of assets within the most recent four consecutive fiscal quarters ending prior to any date of determination for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available (to be calculated at the end of each fiscal quarter, with respect to such quarter and the prior three fiscal quarters), which transactions in aggregate are in excess of $25.0 million for such four quarter period, shall constitute “Asset Disposition Proceeds”. Within five Business Days from (i) the date the Company or any of its Subsidiaries receives Asset Disposition Proceeds or (ii) the delivery of the most recent such financial statements (solely in connection with (b) above, as applicable (such date, the “Proceeds Trigger Date”) an amount equal to 100% of the

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Asset Disposition Proceeds shall be applied by the Company or such Subsidiary, as the case may be, as follows:

(138)if any of the assets disposed of in the Asset Disposition were ABL Priority Collateral, to reduce (and to, if required, permanently reduce commitments with respect thereto) (i) ABL Priority Secured Indebtedness (other than any such Indebtedness owed to or held by the Company or any Affiliate of the Company) and, (ii), solely to the extent the applicable Asset Disposition Proceeds have not been exhausted pursuant to sub-clause (i), Priority Secured Indebtedness (and if such Priority Secured Indebtedness being reduced is revolving credit Indebtedness, to permanently reduce commitments with respect thereto) Incurred under the Superpriority Credit Facility and, (iii) solely to the extent the applicable Asset Disposition Proceeds have not been exhausted pursuant to sub-clauses (i) and (ii), to reduce (and, if the Indebtedness repaid is revolving credit Indebtedness, permanently reduce commitments with respect thereto) Pari Passu Secured Indebtedness (other than any such Indebtedness owed to or held by the Company or any Affiliate of the Company) Incurred under the 2025 Credit Facility or the 2025 Notes, to the extent required by the ABL Facility and/or such other Pari Passu Secured Indebtedness; provided that if the Issuer elects to repay any Pari Passu Secured Indebtedness other than the Notes, the Issuer shall (i) equally and ratably reduce Obligations under the Notes, as provided under Section 3.07 or through open market purchased at or above 100% of the principal amount thereof or (ii) make an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes on a ratable basis with such Pari Passu Secured Indebtedness at 100% of the principal amount thereof, in each case plus the amount of accrued but unpaid interest on the Notes that are purchased or redemeed;

(139)if any of the assets disposed of in the Asset Disposition do not constitute ABL Priority Collateral, to reduce (and, if the Indebtedness repaid is revolving credit Indebtedness, permanently reduce commitments with respect thereto) (i) Priority Secured Indebtedness (other than any Priority Secured Indebtedness owed to or held by the Company or any Affiliate of the Company) Incurred under the Superpriority Credit Facility; and, (ii) solely to the extent the applicable Asset Disposition Proceeds have not been exhausted pursuant to sub- clause (i), Pari Passu Secured Indebtedness (other than any such Indebtedness owed to or held by the Company or any Affiliate of the Company) Incurred under the 2025 Credit Facility or the Notes, to the extent required by the ABL Facility and/or such other Pari Passu Secured Indebtedness, provided that if the Issuer elects to repay any Pari Passu Secured Indebtedness other than the Notes, the Issuer shall (i) equally and ratably reduce Obligations under the Notes, as provided under Section 3.07 or through open market purchases at or above 100% of the principal amount thereof or (ii) make an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes on a ratable basis with such Pari Passu Secured Indebtedness at 100% of the principal amount thereof, in each case plus the amount of accrued but unpaid interest on the Notes that are purchased or redeemed;

(140)solely to the extent the applicable Asset Disposition Proceeds have not been exhausted pursuant to Section 4.16(b)(1) and (2), reduce (and, if the Indebtedness repaid is revolving credit Indebtedness, permanently reduce commitments with respect thereto) solely if required by its terms or applicable law, Junior Lien Indebtedness (other than any Junior Lien Indebtedness owed to or held by the Company or any Affiliate of the Company) or Indebtedness of a Non-Guarantor Subsidiary; provided, and notwithstanding the foregoing, the Company will not be permitted to repay the 2024 Notes or any other Junior Lien Indebtedness unless (i) it has first repaid, in cash, all Obligations under each of the Superpriority Credit Facility, the 2025 Credit Facility, and the 2025 Notes or, (ii) if any Obligations under such facilities have not been so repaid, only to the extent the repayment of any 2024 Notes or any such other Junior Lien

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Indebtedness is made using amounts previously offered to holders of such Priority Secured Indebtedness or Pari Passu Secured Indebtedness, in accordance with the terms and conditions of the applicable facility, which amounts were declined by such holders;
(141)in the case of an Asset Disposition by a Non-Guarantor Subsidiary, to reduce (and, if the Indebtedness repaid is revolving credit Indebtedness, permanently reduce commitments with respect thereto) (A) Indebtedness of such Non-Guarantor Subsidiary (other than Indebtedness owed to the Issuer or a Guarantor), to the extent required by applicable local law or the terms of Indebtedness of any such Non-Guarantor Subsidiary or (B) Priority Secured Indebtedness or Pari Passu Secured Indebtedness of the Issuer or a Guarantor (following the same payment priority as set forth in Section 4.16(b)(2) and, if applicable, Section 4.16(b)(3), mutatis mutandis);

(142)to maintain, develop, construct, improve, upgrade, or repair assets, or replace disposed-of-assets (in each case, other than current assets), used or useful in such entity’s business or to replace assets sold in such Asset Disposition; provided that, to the extent that any newly acquired assets are of a type or class that constitutes Collateral, such securities or other assets are added to the Collateral securing the Notes and the Note Guarantees, as applicable, in the manner and to the extent required by this Indenture or any of the Collateral Documents with the Lien on such Collateral securing the Notes and the Note Guarantees, as applicable, being of the same priority with respect to the Notes and the Note Guarantees, as applicable, as the Lien on the assets disposed of in the Asset Disposition; or

(143)any combination of the foregoing;

provided that pending the final application of any such Net Available Cash in accordance with clause (1), (2), (3), (4), (5) or (6) of this Section 4.16(b), the Company and its Subsidiaries may temporarily reduce Indebtedness (including under the ABL Facility or a revolving Debt Facility) or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture; provided, further, that in the case of clause (5) of this Section 4.16(b) (including as part of clause
(6) of this Section 4.16(b)), any such expenditures must be made within 90 days of the Proceeds Trigger Date.

(c)Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 4.16(b) shall be deemed to constitute “Excess Proceeds.” On the 91st day after a Proceeds Trigger Date, the Issuer will be required to make an offer (an “Asset Disposition Offer”) to all Holders and, to the extent required by the terms of any outstanding Priority Secured Indebtedness or Pari Passu Secured Indebtedness, to all holders of such Priority Secured Indebtedness and Pari Passu Secured Indebtedness , to purchase the maximum aggregate principal amount of Notes and any such Priority Secured Indebtedness or such Pari Passu Secured Indebtedness, as the case may be, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on a Record Date to receive interest due on the Asset Disposition Purchase Date), in accordance with the procedures set forth in Section 3.10 or the agreements governing the Priority Secured Indebtedness or the Pari Passu Secured Indebtedness, as applicable, in the case of the Notes in integral multiples of €1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than €2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is €2,000. The Issuer shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise

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communicating in accordance with the Applicable Procedures) the notice required by Section 3.10, with a copy to the Trustee.

(d)To the extent that the aggregate amount of Notes and Priority Secured Indebtedness (and Pari Passu Secured Indebtedness, as applicable) validly tendered and not validly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds to reduce any Indebtedness and for other general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes and Priority Secured Indebtedness (and Pari Passu Secured Indebtedness, as applicable) validly tendered and not validly withdrawn pursuant to an Asset Disposition Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Priority Secured Indebtedness (and such Pari Passu Secured Indebtedness, as applicable) to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Priority Secured Indebtedness (and Pari Passu Secured Indebtedness, as applicable) (provided that the selection of such Priority Secured Indebtedness and Pari Passu Secured Indebtedness shall be made pursuant to the terms of such Priority Secured Indebtedness and Pari Passu Secured Indebtedness), as applicable). Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.17    Effectiveness of Covenants.

(a)Following the first day (such date, a “Suspension Date”):

(144)the Notes have an Investment Grade Rating from both of the Rating
Agencies; and

(145)no Default has occurred and is continuing under this Indenture,

the Company and its Subsidiaries will not be subject to the provisions of Sections 3.10 and 4.16 (but, in each case, only with respect to any Asset Disposition of assets that are not or not required to be Collateral), 4.08, 4.09, 4.12, 4.14 and 5.01(a)(4) (collectively, the “Suspended Covenants”).

(b)If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.” In addition, during any Suspension Period, the amount of Excess Proceeds shall be reset at zero.

(c)On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to one of the clauses set forth in Section 4.09(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on

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the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.09(b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (3) of Section 4.09(b). Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.08(a) will be made as though Section 4.08(a) had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.08(a).

(d)Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Company will provide an Officer’s Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the Holders of any Suspension Date or Reinstatement Date.

Section 4.18    Further Covenants.

(a)The Company shall (a) use reasonable best efforts, consistent with applicable securities laws, to file a Form S-4 by February 14, 2023 for a registered exchange offer offering unit securities comprised of New 2L Notes and warrants exercisable for shares of Common Stock of the Company in exchange for existing 2024 Notes held by holders that did not, or were not eligible to, participate in the exchange offer (the “2024 Exchange Offer”), launched on or about the date of the Offering Memorandum, offering units comprised of New 2L Notes and warrants exercisable for shares of Common Stock of the Company in exchange for existing 2024 Notes (the “Registered Exchange Offer”),
(b)use reasonable best efforts, consistent with applicable securities laws, to launch the Registered Exchange Offer as soon as practicable but no later than March 15, 2023 and (c) shall consummate the Registered Exchange Offer as soon as practicable but no later than May 30, 2023, subject to extension on the account of any SEC review period but in any event no later than June 30, 2023. In connection with such Registered Exchange Offer, the Company shall use reasonable best efforts to maximize retail participation in the Registered Exchange Offer, which shall include a soliciting broker fee payable to retail brokers that are appropriately designated by their tendering holder clients to receive such fee.

(b)    In the event that the aggregate principal amount of 2024 Notes tendered for exchange in the 2024 Exchange Offer and the Registered Exchange Offer is less than $380.0 million, the Company shall, no later than April 15, 2024, use an amount of Net Cash Proceeds from one or more issuances of Capital Stock completed on or prior to such date sufficient to repurchase, redeem, repay or pay in full an aggregate principal amount of 2024 Notes (for the avoidance of doubt, at prices that may be at or below 100% of the principal amount thereof) that is at least equal to (x) $380.0 million less (y) the aggregate principal amount of 2024 Notes actually tendered and accepted for exchange in the 2024 Exchange Offer and the Registered Exchange Offer plus (z) any accrued and unpaid interest and any other accrued and unpaid fees/expenses in respect of such 2024 Notes that remain unpaid at the time of repurchase, redemption, prepayment or payment in full.

Section 4.19    Additional Amounts.

(a)All payments by any or each of the Issuer and the Guarantors in respect of the Notes or any Note Guarantee shall be made free and clear of and without any withholding or deduction for or on account of any present or future Taxes (as defined below), unless the withholding or deduction of such Taxes is required by law or the official interpretation thereof, or by the administration thereof. If the Issuer or any Guarantor shall be required by any Non-U.S. Taxing Jurisdiction (as defined below) to withhold or deduct any Taxes from or in respect of any sum payable or treated as payable under the Notes or any Note Guarantee, it will (i) pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by beneficial owners of any Notes after such withholding or deduction equal the respective amounts which would have been receivable by such

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beneficial owners in the absence of such withholding or deduction, (ii) make such withholding or deduction, and (iii) pay the full amount withheld or deducted to the relevant tax or other authority in accordance with applicable law, except that no such Additional Amounts will be payable in respect of any Note:

(146)to the extent that such Taxes are imposed or levied by reason of the Holder (or the beneficial owner) having some connection with the Non-U.S. Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such Note or receiving principal or interest payments on the Note or enforcing rights with respect to the Notes (including but not limited to citizenship, nationality, residence, domicile, or existence of a business, permanent establishment, a dependent agent, a place of business or a place of management present or deemed present in the Non-U.S. Taxing Jurisdiction);

(147)to the extent that any Tax is imposed other than by deduction or withholding from payments of principal of or premium, if any, or interest on the Notes;

(148)to the extent that any Tax would not have been imposed but for the failure of the Holder (or beneficial owner) to comply with any certification, identification or other reporting requirement concerning its nationality, residence, identity or connection with the Non-
U.S. Taxing Jurisdiction if (i) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or part of the Tax, and (ii) the Issuer, any applicable Guarantor or the Trustee, as the case may be, has given the Holders (or beneficial owners) at least 30 days prior notice that they will be required to comply with such requirement;

(149)to the extent that any Tax would not have been imposed but for the failure of the Holder to surrender (where surrender is required) the Note for payment within 30 days after the Issuer or the applicable Guarantor, as the case may be, has made available a payment of principal or interest, provided that the Issuer or such Guarantor, as the case may be, will pay Additional Amounts to which a Holder would have been entitled had the Note been surrendered on the last day of such 30-day period;

(150)to the extent that such Taxes are imposed by reason of an estate, inheritance, gift, personal property, value added, use or sales tax or any similar taxes, assessments or other governmental charges;
(151)to the extent that such Taxes could have been avoided if the Holder of Notes had presented the relevant Note (where presentation is required) to another Paying Agent in a member state of the European Union;
(152)to the extent that such Taxes arise pursuant to section 50a para. 7 of the German Income Tax Act (Einkommensteuergesetz – EstG)

(153)to the extent such Tax is imposed by France on a payment made to a Holder solely because (i) the Holder is incorporated, domiciled or established in, or acting through an office situated in, a non-cooperative state or territory (État ou territoire non coopératif) as set out in the lists referred to in Article 238-0 A of the French tax code, as such lists may be amended from time to time (a “Non-Cooperative Jurisdiction”) or (ii) this payment is made to an account opened in the name of or for the benefit of that Holder of Notes or in a financial institution situated in a Non-Cooperative Jurisdiction; or

(154)any combination of items (1) through (8) above.

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(b)Notwithstanding the foregoing, no Additional Amounts will be paid (1) to a Holder that is a fiduciary or a partnership or not the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder, (2) with respect to any Dutch Taxes withheld or deducted pursuant to the Dutch Withholding Tax Act (Wet bronbelasting 2021), as in effect on November 28, 2022, in respect of interest payments made (or deemed to be made) to “affiliated entities” (within the meaning of the Dutch Withholding Tax Act (Wet bronbelasting 2021)) or (3) with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing FATCA or any law, regulation or official guidance enacted or issued in any jurisdiction with respect thereto.

“Taxes” means all taxes, withholdings, duties, assessments or governmental charges of whatever nature (including any penalties, interest and other liabilities relating thereto) imposed or levied by or on behalf of the jurisdiction of incorporation or tax residency of the Issuer or any applicable Guarantor or the jurisdiction of incorporation or tax residency of any successor entity to the Issuer or any such Guarantor, or the jurisdictions of any Paying Agents, or any other jurisdiction through which payment is made, in each case other than the United States, or, in each case, any political subdivision thereof or any authority or agency therein or thereof having power to tax (each, a “Non-U.S. Taxing Jurisdiction”).

(c)At least 10 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 10th day prior to such date, in which case it shall be promptly thereafter), if the Issuer or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, it will deliver to the Trustee and the Paying Agent an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information necessary to enable the Paying Agent to pay such Additional Amounts to Holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officer’s Certificate addressing such matters. The Issuer or any Guarantor, as applicable, will provide the Paying Agent with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, other reasonable documentation) evidencing any payment of any Taxes in respect of which the Issuer or the Guarantor has paid any Additional Amounts. Copies of such documentation will be made available to the Holders of the Notes or the Paying Agents, as applicable, upon request therefor.

(d)The Issuer and each Guarantor will also pay any present or future stamp, issue, registration, court or documentary taxes or any excise or property taxes, charges or similar levies (including any penalties, interest and other liabilities relating thereto) which arise in any jurisdiction from the execution, delivery, registration, enforcement or the making of payments in respect of the Notes or its Note Guarantee, excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not either (i) the United States (or a political subdivision thereof) or (ii) a Non-U.S. Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or its Note Guarantee following the occurrence of any Default or Event of Default.

(e)All references in this Indenture to principal of and premium, if any, and interest on the Notes will include any Additional Amounts payable by the Issuer or any Guarantor in respect of such principal, premium, if any, and interest, and express mention of the payment of Additional Amounts, if applicable, will not be construed as excluding Additional Amounts where such express mention is not made.

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Section 4.20    Limitation on Activities of the Issuer.

The Issuer shall not conduct, transfer, or otherwise engage in any material business or operations and will not own or otherwise hold any material assets other than (1) any action required or, in the good faith judgment of the Company, desirable to maintain its existence, (2) the performance of its obligations under the Superpriority Credit Facility, ABL Facility, 2023 Credit Facility, 2025 Credit Facility, 2025 Notes, New 2L Notes, the Collateral Documents, the Collateral Documents as defined in the 2025 U.S. Notes Indenture, and the Intercreditor Agreements and any other Indebtedness (and any related agreements or collateral documents) Incurred by the Issuer in compliance with this Indenture, (3) any action required or, in the good faith judgment of the Company, desirable in connection with the listing of the Notes, (4) activities incidental to its maintenance and continuance and to any of the foregoing activities, (5) the intercompany loan pursuant to which the Issuer lent the net proceeds from the offering of the Existing Notes to Diebold Germany or any other intercompany loan pursuant to which the Issuer will lend the net proceeds from any other Indebtedness Incurred by the Issuer in compliance with this Indenture to Diebold Germany or any other Subsidiary and (6) any funds received from or at the direction of the Company or any Affiliate of the Company in connection with the performance of its obligations under the Superpriority Credit Facility, ABL Facility, 2023 Credit Facility, 2025 Credit Facility, 2025 Notes, New 2L Notes, the Collateral Documents, the Collateral Documents as defined in the 2025 U.S. Notes Indenture, and the Intercreditor Agreements or any other Indebtedness (and any related agreements or collateral documents) Incurred by the Issuer in compliance with this Indenture.

Section 4.21    Collateral and Guarantee Requirements.

(a)The Issuer, the Company, each Note Party and each Subsidiary of the Company not constituting an Excluded Subsidiary shall have satisfied the Collateral and Guarantee Requirements by or on the Issue Date; provided that to the extent that the Collateral and Guarantee Requirements (other than the execution of the Collateral Documents, delivery of Uniform Commercial Code or PPSA financing statements with respect to perfection of security interests in all assets of the Note Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code or the PPSA of any applicable jurisdiction, delivery of intellectual property security agreements in form for filing with the USPTO, USCO and the Canadian Intellectual Property Office and the delivery of possessory collateral) cannot be satisfied by or on the Issue Date and are not satisfied as of the Issue Date after the Issuer has used commercially reasonable efforts to do so, such unsatisfied requirements shall be required to be satisfied as promptly as practicable after the Issue Date and in any event within the period specified therefor in Appendix D.

(b)The Issuer shall have delivered to the Notes Collateral Agent on the Issue Date,
(i) a completed Perfection Certificate dated as of the Issue Date and signed by an Officer of each of the Issuer and each Note Party, together with all attachments contemplated thereby and (ii) results of (x) searches of the Uniform Commercial Code filings (or equivalent filings, including PPSA filings) and (y) bankruptcy, judgment, tax and intellectual property lien searches requested by the Trustee, together with (in the case of clause (x)) copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Trustee that the Liens indicated by such financing statements (or other documents) are permitted by hereunder or have been or will be released in connection with the issuance of the Notes on the Issue Date.

(c)Subject to clauses (a) and (b) above, each document (including any UCC, PPSA (or similar) financing statement and intellectual property security agreements and, with respect to any Collateral Document governed by French law, certified electronic copies of the share transfer registers (registres de mouvements de titres) and individual shareholders’ accounts (comptes individuels d’actionnaires) of the French Guarantor whose shares are pledged) required by any Collateral Document

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or under applicable Requirements of Law to be filed, registered or recorded in order to create in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document (unless such Collateral Document provides for any such requirement to be provided at a later point in time), shall be in proper form for filing, registration or recordation and the Trustee have made arrangements for such filing, registration or recordation.

ARTICLE 5 SUCCESSORS
Section 5.01    Merger, Consolidation or Sale of All or Substantially All Assets.

(a)The Company will not consolidate with or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(155)the resulting, surviving or transferee Person shall be the Company;

(156)to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Company are assets of the type that would constitute Collateral under the Collateral Documents, the Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents;

(157)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(158)immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A)the Company would be in compliance with the Pro Forma Test Conditions; or

(B)the Consolidated Coverage Ratio of the Company and its Subsidiaries would be equal to or greater than such ratio for the Company and its Subsidiaries immediately prior to such transaction; and

(159)the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture and any other supplemental agreements comply with this Indenture.
(b)Notwithstanding clause (4) of Section 5.01(a), to the extent that the Company is the surviving Person:

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(160)the Company may consolidate with, merge with or into or transfer all or part of its properties and assets to any Subsidiary (including the Issuer), and any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company, so long as no Capital Stock of the Subsidiary is distributed to any Person other than the Company; provided that, in the case of a Subsidiary (including the Issuer) that merges into the Company, the Company will not be required to comply with Section 5.01(a)(5); and

(161)the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating or forming the Company in another state of the United States or the District of Columbia, so long as the amount of Indebtedness of the Company and its Subsidiaries is not increased thereby.

(c)The Company shall not permit any Subsidiary Guarantor to consolidate with, amalgamate with or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Issuer or another Guarantor) unless:
(162)(A) if such entity remains a Subsidiary Guarantor, the resulting, surviving, continuing or transferee Person (if not such Subsidiary Guarantor) shall expressly assume, by a supplemental indenture hereto and applicable Collateral Documents in a form reasonably satisfactory to the Trustee and/or the Notes Collateral Agent, as applicable, all the obligations of such Guarantor under its Guarantee;

(B)to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the successor Subsidiary Guarantor are assets of the type that would constitute Collateral under the Collateral Documents, the successor Subsidiary Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents;

(C)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(D)the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding-up or disposition and such supplemental indenture and any other supplemental agreements comply with this Indenture; or

(163)in the event the transaction results in the release of the Subsidiary Guarantor’s Note Guarantee under clause (1)(A) of Section 10.06(a), the transaction is made in compliance with Section 4.16 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time).

(d)The Issuer will not consolidate with, amalgamate with, or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:
(164)the resulting, surviving, continuing or transferee Person shall be the
Issuer;

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(165)[reserved];

(166)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(167)each Guarantor (unless it is the other party to the transactions in accordance with Section 5.01(a), in which case Section 5.01(a) shall apply or, in the case of a transaction with a Subsidiary Guarantor, Section 5.01(c)(1) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to the Issuer’s obligations under this Indenture, the Notes, the Collateral Documents and the Intercreditor Agreement;

(168)the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding-up or disposition and such supplemental indenture and any other supplemental agreements comply with this Indenture.

(e)For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer or a Guarantor, as the case may be, which properties and assets, if held by the Issuer or such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer or such Guarantor on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Issuer or such Guarantor, as applicable.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

(a)Each of the following is an “Event of Default”:

(169)default in any payment of interest on any Note when due, continued for 30 days;

(170)default in the payment of principal or premium, if any, on any Note when due at its Stated Maturity, upon mandatory or optional redemption, upon required repurchase, upon declaration or otherwise;
(171)failure by the Company, the Issuer or any Subsidiary Guarantor to comply with its obligations under Section 4.18 or Section 5.01;

(172)failure by the Issuer or any Guarantor to comply for 30 days after notice as provided below with any of their obligations under ARTICLE 4 (in each case, other than (A) a failure to purchase Notes, which constitutes an Event of Default under Section 6.01(a)(2), (B) a failure to comply with Section 5.01 which constitutes an Event of Default under Section 6.01(a)(3) or (C) a failure to comply with any of Sections 4.06 or 9.07, each of which constitutes an Event of Default under Section 6.01(a)(5));

(173)failure by the Issuer or any Guarantor to comply for 60 days (or, in the case of a failure to comply with Section 4.06, 120 days) after notice as provided below with its other agreements contained in this Indenture or the Notes;

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(174)default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:

(A)is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness; or

(B)results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(175)failure by the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $75.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final;

(176)(i)    the Company, the Issuer or a Significant Subsidiary or any group of Subsidiaries (excluding any Immaterial Subsidiaries) that, taken together (as of the date of the latest audited consolidated financial statements of the Company, the Issuer and its Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Laws:

(A)commences proceedings to be adjudicated bankrupt or insolvent;

(B)consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Laws; provided that any of the foregoing actions shall not constitute a Default if this would constitute a breach of section 44 of the German Act on the Stabilisation and Restructuring Framework for Business (StaRUG);

(C)consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, monitor, sequestrator, administrator or other similar official of it or for all or substantially all of its property;

(D)makes a general assignment for the benefit of its creditors; or

(E)generally is not paying its debts as they become due;

(ii)a court of competent jurisdiction enters an order or decree under any Bankruptcy Laws that:

(A)is for relief against the Company, the Issuer, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries),

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would constitute a Significant Subsidiary, in a proceeding in which the Company, the Issuer, any such Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B)appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, monitor, sequestrator, administrator or other similar official of the Company, the Issuer, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, the Issuer, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary; or

(C)orders the liquidation, dissolution or winding up of the Company, the Issuer, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(177)the Note Guarantee of the Company or any Note Guarantee of a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or the Company or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Note Guarantee; or

(178)with respect to any Collateral having a Fair Market Value in excess of $50.0 million, individually or in the aggregate, (A) the security interest under the Collateral Documents, at any time, ceases to be a valid and perfected Lien (perfected as or having the priority required by the Collateral Documents and this Indenture) and in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture and such failure continues for 60 days and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations or the application thereof, or from the failure of the Notes Collateral Agent (or, as applicable, the (i) Controlling Senior Representative (as defined in the ABL Intercreditor Agreement), (ii) First Priority Representative (as defined in the Multi Lien Intercreditor Agreement), (iii) Designated First Priority Representative (as deinfed in the Non-Released Multi Lien Intercreditor Agreement, (iv) Controlling Agent (as defined in the First Lien Pari Passu Intercreditor Agreement) or (v) Controlling Agent (as defined in the Junior Lien Pari Passu Intercreditor Agreement)) to maintain possession of certificates or instruments actually delivered to it representing securities pledged under the Collateral Documents or (B) the Company, the Issuer or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant

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Subsidiary asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and such Person fails to rescind such assertion within 60 days.

However, a Default under clauses (4) and (5) of this Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4) and (5) of this Section 6.01(a) after receipt of such notice.

(b)In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:

(179)the default triggering such Event of Default pursuant to clause (6) of Section 6.01(a) shall be remedied or cured by the Company or a Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto; and

(180)(A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
Section 6.02    Acceleration.

(a)If an Event of Default (other than an Event of Default described in clause (8) of Section 6.01(a)) occurs and is continuing, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately. Upon such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

(b)Notwithstanding the foregoing, in case an Event of Default under clause (8) of Section 6.01(a) occurs and is continuing, the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a

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Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:

(1)a continuing Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with an Asset Disposition Offer or a Change of Control Offer); and
(2)a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

Subject to the terms of the applicable Intercreditor Agreements, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent. However, the Trustee and the Notes Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law, this Indenture, the Notes, any Note Guarantee, the Collateral Documents and the applicable Intercreditor Agreements, or that the Trustee or the Notes Collateral Agent determines in good faith is unduly prejudicial to the rights of any other Holder or that would, in its or its counsel’s opinion, involve the Trustee or the Notes Collateral Agent in personal liability. For the avoidance of doubt, the Trustee and the Notes Collateral Agent may refrain from acting in accordance with any instructions of Holders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in this Indenture and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

Section 6.06    Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes (subject to the Intercreditor Agreements) unless:
(1)such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

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(3)such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07    Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent and their agents and counsel.

Section 6.09    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Company, the Subsidiary Guarantors, the Trustee, the Notes Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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Section 6.11    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this ARTICLE 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12    Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Notes Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent, their agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee or Notes Collateral Agent and its agents and counsel, and any other amounts due the Trustee or Notes Collateral Agent under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent, their agents and counsel, and any other amounts due the Trustee or the Notes Collateral Agent under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13    Priorities.

Subject to the terms of the Collateral Documents and the Intercreditor Agreements with respect to any proceeds of Collateral, if the Trustee collects any money or property pursuant to this ARTICLE 6, pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or the Intercreditor Agreements or any money or other property distributable in respect of any Guarantor’s Guaranteed Obligations under this Indenture after an Event of Default, it shall pay out the money and property in the following order:

(1)to the Trustee and the Notes Collateral Agent, their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and to the Notes Collateral Agent for the costs and expenses incurred under the Collateral Documents and the Intercreditor Agreements;

(2)to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

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(3)to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section
6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 13.02.
Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE AND COLLATERAL AGENT

Section 7.01    Duties of Trustee and Notes Collateral Agent.

(a)If an Event of Default has occurred and is continuing, each of the Trustee and the Notes Collateral Agent shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)With respect to the Trustee, except during the continuance of an Event of Default, and at all times with respect to the Notes Collateral Agent:

(1)the duties of the Trustee and the Notes Collateral Agent shall be determined solely by the express provisions of this Indenture, the Collateral Documents and the Intercreditor Agreements and the Trustee and the Notes Collateral Agent need perform only those duties that are specifically set forth in this Indenture, the Collateral Documents and the Intercreditor Agreements and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Notes Collateral Agent; and

(2)in the absence of bad faith on its part, the Trustee and the Notes Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Notes Collateral Agent and conforming to the requirements of this Indenture, the Collateral Documents and the Intercreditor Agreements. However, in the case of any such certificates or opinions which by any provision hereof or the Collateral Documents or the Intercreditor Agreements are specifically required to be furnished to the Trustee or the Notes Collateral Agent, as applicable, the Trustee or the Notes Collateral Agent, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Collateral Documents and the Intercreditor Agreements, as applicable (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

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(c)Neither the Trustee nor the Notes Collateral Agent may be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

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(1)
this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)neither the Trustee nor the Notes Collateral Agent shall be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved in a court of competent jurisdiction that the Trustee or the Notes Collateral Agent was negligent in ascertaining the pertinent facts;
(3)neither the Trustee nor the Notes Collateral Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4)no provision of this Indenture shall require the Trustee or the Notes Collateral Agent to expend or risk its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties hereunder and the Trustee and Notes Collateral Agent shall not required to take any action that, in their opinion or the opinion of its counsel, may be contrary to any Note Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Laws.

(d)Whether or not therein expressly so provided, every provision of this Indenture, the Collateral Documents and the Intercreditor Agreements, as applicable, that in any way relates to the Trustee or the Notes Collateral Agent is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)Neither the Trustee nor the Notes Collateral Agent shall (i) have any duty to take any discretionary action or to exercise any discretionary power, or (ii) be under any obligation to exercise any of the rights or powers under this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements at the request or direction of any of the Holders unless such Holders have offered to the Trustee or the Notes Collateral Agent, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Notes Collateral Agent (as applicable) against any loss, liability or expense (which may be greater in extent than that contained in the applicable Note Document and which may include payment in advance).

(f)Neither the Trustee nor the Notes Collateral Agent shall be liable for interest on any money received by it except as the Trustee or the Notes Collateral Agent may agree in writing with the Issuer. Money held in trust by the Trustee or the Notes Collateral Agent need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee and Notes Collateral Agent.

(a)Each of the Trustee and the Notes Collateral Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor the Notes Collateral Agent need investigate any fact or matter stated in the document, but the Trustee and the Notes Collateral Agent, as applicable, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Notes Collateral Agent, as applicable, shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

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(b)Before the Trustee or the Notes Collateral Agent acts or refrains from acting, it may (but is not obliged to) require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. Neither the Trustee nor the Notes Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee and the Notes Collateral Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)Each of the Trustee and the Notes Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)Neither the Trustee nor the Notes Collateral Agent shall be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, the Collateral Documents or the Intercreditor Agreements.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.
(f)Neither the Trustee nor the Notes Collateral Agent shall be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee or the Notes Collateral Agent, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee or the Notes Collateral Agent, as applicable, at the Corporate Trust Office of the Trustee or the Notes Collateral Agent, as applicable, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(g)In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Notes Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)The rights, privileges, protections, immunities and benefits given to each of the Trustee and the Notes Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each of the Trustee and the Notes Collateral Agent in each of its capacities hereunder and under the Collateral Documents and the Intercreditor Agreements, and by, the Agents and each other agent, custodian and other Person employed to act hereunder or thereunder (including the Agents).

(i)Neither the Trustee nor the Notes Collateral Agent shall at any time be under any duty or responsibility to any Holders to determine whether any Additional Amounts are payable and the amount thereof.

(j)The Trustee and the Notes Collateral Agent may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, the Collateral Documents and the Intercreditor Agreements, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

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(k)Neither the Trustee nor the Notes Collateral Agent shall be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)Notwithstanding anything herein contained to the contrary, the Trustee and the Notes Collateral Agent may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States or any state or territory forming part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(m)Neither the Trustee nor the Notes Collateral Agent:

(1)shall be accountable for the use or application by any Person of disbursements properly made by the Trustee or the Notes Collateral Agent in conformity with the provisions of this Indenture, the Notes or the Collateral Documents or of moneys received from the Issuer, the Company or the Guarantors; or

(2)shall be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(n)The Notes Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other security documents pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other security document pertaining to this matter.

(o)Beyond the exercise of reasonable care in the custody thereof, the Notes Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Notes Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

Section 7.03    Individual Rights of Trustee and Notes Collateral Agent.

The Trustee or the Notes Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee or the Notes Collateral Agent. However, in the event that the Trustee acquires a conflicting interest it must eliminate such conflict within 90 days or resign. The Trustee is also subject to Section 7.10.

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Section 7.04    Disclaimer.

Neither the Trustee nor the Notes Collateral Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Collateral Documents or the Intercreditor Agreements, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or the Notes Collateral Agent, as the case may be, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05    Notice of Defaults.

If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will mail or deliver by electronic transmission to each Holder a notice of the Default within 90 days after it occurs. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders.

Section 7.06    [Reserved].

Section 7.07    Compensation and Indemnity.

(a)The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee and the Notes Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder and under the Collateral Documents and the Intercreditor Agreements as the parties shall agree in writing from time to time. Neither the Trustee’s nor the Notes Collateral Agent’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Notes Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Notes Collateral Agent’s agents and respective counsel (as well as any notarial fees relating to the granting of any Spanish Public Document and registration fees, if any). The Trustee and the Notes Collateral Agent shall provide the Issuer reasonable notice of any expenditure not in the ordinary course of business.

(b)The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee, any predecessor Trustee, the Notes Collateral Agent and any predecessor Notes Collateral Agent and their agents for, and hold the Trustee and the Notes Collateral Agent harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee and the Notes Collateral Agent)) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Collateral Documents and the Intercreditor Agreements (including the reasonable costs and expenses of enforcing this Indenture, the Collateral Documents and the Intercreditor Agreements against the Issuer or any Guarantor (including this Section 7.07 and notarial fees relating to any Spanish Public Document, court clerk fees (procurador) (even if their intervention is not mandatory), court costs and any sworn translation costs and together with any applicable VAT)) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). Each of the Trustee and the Notes Collateral Agent shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Notes Collateral Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee

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and the Notes Collateral Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Notes Collateral Agent through the Trustee’s or the Notes Collateral Agent’s own willful misconduct or gross negligence.

(c)The obligations of the Issuer and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Notes Collateral Agent.

(d)To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee and the Notes Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee and the Notes Collateral Agent, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)When the Trustee and the Notes Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Laws.

Section 7.08    Appointment of the Notes Collateral Agent.

(a)Each Holder, by accepting and holding a Note (including by accepting a Note following transfer from another Holder), (i) pursuant to Article 2414-bis, third paragraph, of the Italian Civil Code, to the extent applicable, shall be deemed to have agreed and acknowledged the appointment of the Notes Collateral Agent and accepts and is bound by the appointment of the Notes Collateral Agent, to act as representative (rappresentante) pursuant to article 2414-bis, third paragraph of the Italian Civil Code, to the extent applicable, and, in any event, as mandatario con rappresentanza also pursuant to articles 1704 and 1723, second paragraph of the Italian Civil Code, with the express consent pursuant to articles 1394 and 1395 of the Italian Civil Code, and (ii) consented and agreed to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of the Collateral and authorising the Notes Collateral Agent to enter into any Collateral Document on its behalf) as the same may be in effect or may be amended from time to time in accordance with its terms and authorises and directs the Notes Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

(b)The Trustee (acting on behalf and for the benefit of the Holders) hereby irrevocably and unconditionally appoints GLAS Americas LLC as Notes Collateral Agent (agent des sûretés), pursuant to articles 2488-6 to 2488-12 of the French Civil Code, in respect of the French Collateral Documents and the Collateral governed by French law in order to take, register, manage and enforce the Collateral created or purported to be created under the French Collateral Documents. As a result:

(3)the Notes Collateral Agent shall be the title owner (titulaire) of the guarantees and Collateral created or purported to be created under this Indenture and the rights and assets acquired by the Notes Collateral Agent in carrying out its functions shall form a dedicated estate, distinct from the Notes Collateral Agent’s own estate;
(4)in respect of the French Collateral Documents and the Collateral governed by French law, the Notes Collateral Agent shall act in its own name for the benefit of the Trustee (acting for the benefit of the Holders); and

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(5)the Notes Collateral Agent shall identify itself as such when acting in such capacity.

(c)The Notes Collateral Agent shall act in accordance with the powers given to it by law and by the Non-ABL Agreements. If at any time, the Notes Collateral Agent is required to take any action in respect of the French Collateral Documents and the Collateral governed by French law (i) which is outside the scope of the powers granted to it by law or (ii) at a time when its appointment under
Section 7.08(b) is terminated as a result of a pledge enforcement, then the Notes Collateral Agent shall act as agent (mandataire) of each relevant secured party (as mandant).
(d)The Notes Collateral Agent hereby accepts the appointments under Sections 7.08(b) and (c).

(e)The Notes Collateral Agent shall solely act in its capacity as Notes Collateral Agent or for itself (as secured party).

(f)Any change of Notes Collateral Agent appointed pursuant to this Section 7.08 shall be made in accordance with Section 7.08 or in accordance with article 2488-11 of the French Civil Code (remplacement judiciaire).

(g)The Trustee (acting on behalf and for the benefit of the Holders):

(6)confirms its approval of the French Collateral Documents and Collateral governed by French law and irrevocably authorizes, empowers and directs the Notes Collateral Agent to execute the French Collateral Documents and to take any steps, and gather any information, in connection with the preparation of the French Collateral Documents and the perfection, preservation and/or enforcement of the Collateral;

(7)irrevocably authorises, empowers and directs the Notes Collateral Agent to perform the duties and exercise the rights, powers and discretions that are specifically entrusted to it under the Non-ABL Agreements, together with any other rights, powers and discretions which are incidental thereto, and to give a good discharge for any moneys payable under the French Collateral Documents; and

(8)acknowledges and confirms that the Notes Collateral Agent is entitled to take any step to protect the interests of the Secured Parties; however, notwithstanding the provisions of article 2488-9 of the French Civil Code, the Notes Collateral Agent shall not be bound to make the filing of any proof of claim for the benefit of the Trustee (acting on behalf and for the benefit of the Holders), unless otherwise agreed between the Notes Collateral Agent and the Trustee.

(h)Notwithstanding any contrary provision in this agreement, or any other Non- ABL Agreements:

(9)the Notes Collateral Agent shall not hold the benefit of the French Collateral Documents on trust but as agent des sûretés;

(10)no French Guarantor shall undertake to pay any Parallel Debt and the French Collateral Documents shall not secure any Parallel Debt; and

(11)no appointment of additional collateral agent or delegation of powers by the Notes Collateral Agent shall be made in respect of the French Collateral Documents for those

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rights and duties which benefit to or are imposed on the Notes Collateral Agent by operation of articles 2488-6 to 2488-12 of the French Civil Code.

(i)The subscription or the acquisition of any Notes by any Holder shall constitute acceptance by such Holder of the appointment of the Notes Collateral Agent for French Law Collateral Documents under the Notes in accordance with the terms of such Section 7.08

Section 7.09    Replacement of Trustee or Notes Collateral Agent.

(a)A resignation or removal of the Trustee or the Notes Collateral Agent and appointment of a successor Trustee or a successor Notes Collateral Agent shall become effective only upon the successor Trustee’s or successor Notes Collateral Agent’s acceptance of appointment as provided in this Section 7.08. The Trustee or the Notes Collateral Agent may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or the Notes Collateral Agent by so notifying the Trustee, the Notes Collateral Agent and the Issuer in writing. The Issuer may remove the Trustee or the Notes Collateral Agent if:

(12)in the case of the Trustee, the Trustee fails to comply with Section 7.10;

(13)the Trustee or the Notes Collateral Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Laws;

(14)a receiver or public officer takes charge of the Trustee or the Notes Collateral Agent, as the case may be, or its property; or
(15)the Trustee or the Notes Collateral Agent becomes incapable of acting as Trustee or Notes Collateral Agent, respectively, hereunder.

(b)If the Trustee or the Notes Collateral Agent resigns or is removed or if a vacancy exists in the office of Trustee or the Notes Collateral Agent for any reason, the Issuer shall promptly appoint a successor Trustee or a successor Notes Collateral Agent, as the case may be. Within one year after the successor Trustee or successor Notes Collateral Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee or the successor Notes Collateral Agent to replace it with another successor Trustee or another successor Notes Collateral Agent appointed by the Issuer.

(c)If a successor Trustee or a successor Notes Collateral Agent does not take office within 30 days after the retiring Trustee or retiring Notes Collateral Agent resigns or is removed, the retiring Trustee or retiring Notes Collateral Agent (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Notes Collateral Agent, as the case may be.

(d)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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(e)A successor Trustee or successor Notes Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Notes Collateral Agent and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee or retiring Notes Collateral Agent shall become effective, and the successor Trustee or successor Notes Collateral Agent shall have all the rights, powers and duties of the Trustee or the Notes Collateral Agent under this Indenture. The successor Trustee or successor Notes Collateral Agent shall mail a notice of its succession to Holders. The retiring Trustee or retiring Notes Collateral Agent shall promptly transfer all property held by it as Trustee or Notes Collateral Agent to the successor Trustee or successor Notes Collateral Agent; provided that all sums owing to the Trustee or the Notes Collateral Agent hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee or the Notes Collateral Agent pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or retiring Notes Collateral Agent.

(f)As used in this Section 7.08, the term “Trustee” shall also include each Agent. Section 7.10    Successor by Merger, etc.
If the Trustee or the Notes Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee or successor Notes Collateral Agent, subject to Section 7.10.

Section 7.11    Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least
$50,000,000 as set forth in its most recent published annual report of condition. Section 7.12    Collateral Documents; Intercreditor Agreements.
By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Notes Collateral Agent, as the case may be, to execute and deliver each of the Collateral Documents and each Intercreditor Agreement (including joinder agreements thereto) and any other Collateral Documents in which the Trustee and/or the Notes Collateral Agent, as applicable, is named as a party, including any Intercreditor Agreement or Collateral Documents executed on or after the Issue Date and any amendments, joinders or supplements to any Intercreditor Agreement or Collateral Document permitted by this Indenture (expressly including appearing before Spanish notaries to grant or execute any Spanish Public Document or private document related to this mandate and, specifically, those deemed necessary or appropriate according to the mandate received (including, but not limited to, amendments or ratifications of this Indenture, the Note Guarantees or any other document related thereto, all the above with express faculties of self-contracting (subcontratación), sub-empowering (subdelegación) or multiple representation (multirepresentación))). It is hereby acknowledged and agreed that, in so doing, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under the Intercreditor Agreements or any other Collateral Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

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The Holders shall, if so requested by the Trustee in relation to any eventual enforcement of any Spanish Collateral Document, (i) grant a power of attorney in favor of the Trustee entitling it to grant, perfect, register, novate, enforce and/or cancel the relevant Spanish Collateral Document and (ii) notarize and apostille such power of attorney before a notary public in their jurisdiction of incorporation (if the process of notarization and apostille exists within that relevant jurisdiction, if not, to carry out the proper legalization process in order for such power of attorney to be valid in Spain).

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section
8.03 applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this ARTICLE 8.
Section 8.02    Legal Defeasance and Discharge.

(a)Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(16)the rights of Holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(17)the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;
(18)the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(19)this Section 8.02.

(b)Following the Issuer’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c)If the Issuer exercises its Legal Defeasance option under this Section 8.02, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will be automatically released.

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(d)Subject to compliance with this ARTICLE 8, the Issuer may exercise its Legal Defeasance option under this Section 8.02 notwithstanding the prior exercise of its Covenant Defeasance option under Section 8.03.
Section 8.03    Covenant Defeasance.

(a)Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their respective obligations under the covenants contained in Sections 3.10, 4.03, 4.05, 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, and 4.18 and 5.01(a)(4) with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Section 6.01(a)(3) that resulted solely from the failure of the Company to comply with Section 5.01(a)(4), Section 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), Section 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8) (solely with respect to Significant Subsidiaries or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary), 6.01(a)(9) and 6.01(a)(10), in each case, shall not constitute an Event of Default.

(b)If the Issuer exercises its Covenant Defeasance option under this Section 8.03, the Liens on the Collateral will be released and the Note Guarantees of Subsidiary Guarantors in effect at such time will be automatically released.

Section 8.04    Conditions to Legal or Covenant Defeasance.

(a)The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(20)the Issuer must irrevocably deposit with the Paying Agent, in trust, for the benefit of the Holders, cash in Euros, Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest, if any, due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(21)in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

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(A)the Issuer has received from, or there has been published by, the U.S.
Internal Revenue Service a ruling, or

(B)since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders and beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(22)in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(23)in the case of Legal Defeasance or Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel in the jurisdiction of organization of the Issuer confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners of Notes will not recognize income, gain or loss for income tax purposes in such jurisdiction as a result of such Legal Defeasance or Covenant Defeasance and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance had not occurred;

(24)no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the ABL Facility, Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes Indentures, the 2023 Credit Facility, the 2024 Notes Indenture or any other material agreement or material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(25)the Issuer has delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer, any Guarantor or others;
(26)the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(27)the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (7) above).

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Section 8.05    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b)The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section
8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)Anything in this ARTICLE 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to the Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

Section 8.07    Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuer makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

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ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders.

(a)Notwithstanding Section 9.02, without the consent of any Holder, the Issuer, the Guarantors (except that no existing Guarantor will be required to execute any amendment or supplement of this Indenture that solely relates to changes described in Section 9.01(a)(5)), the Trustee and the Notes Collateral Agent may amend this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements (subject to the terms of the Intercreditor Agreements) to:

(28)cure any ambiguity, omission, defect or inconsistency;

(29)provide for the assumption by a successor entity of the obligations of the Company, the Issuer or any Subsidiary Guarantor under this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements in accordance with Section 5.01;

(30)provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;
(31)comply with the rules of any applicable Common Depositary;

(32)add Guarantors with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Note Guarantee or this Indenture, in each case, in accordance with the applicable provisions of this Indenture;
(33)secure the Notes and the Note Guarantees;

(34)to confirm and evidence the release, termination or discharge of any Lien securing the Notes or the Note Guarantees in accordance with the terms of this Indenture, the Collateral Documents or Intercreditor Agreements;
(35)add covenants of the Company and its Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;
(36)make any change that does not materially adversely affect the legal rights under this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements of any Holder;
(37)comply with any requirement of the SEC in connection with any qualification of this Indenture under the Trust Indenture Act;

(38)evidence and provide for the acceptance of an appointment of a successor Trustee (provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture) or successor notes collateral agent;

(39)conform the text of this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements to any provision of the “Description of the Exchange Notes” section of the Offering Memorandum to the extent that such provision in such

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“Description of the Exchange Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements, as confirmed in an Officer’s Certificate delivered to the Trustee; or
(40)make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

(b)The Holders of the Notes will be deemed to have consented for purposes of the Collateral Documents and the applicable Intercreditor Agreements to any of the following amendments, waivers and other modifications to the Collateral Documents and the applicable Intercreditor Agreements:
(41)(A) to add other parties (or any authorized agent thereof or trustee therefor) holding Secured Indebtedness that is Incurred in compliance with the Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes Indentures, the 2023 Credit Facility, the 2024 Notes Indenture, the New 2L Notes Indenture and the Collateral Documents and (B) to establish the priority of the Liens on any Collateral securing such Secured Indebtedness under the applicable Intercreditor Agreement with the Liens on such Collateral securing the Obligations under this Indenture, the Notes and the Note Guarantees, and (C) to establish that the Liens on any ABL Priority Collateral securing any Indebtedness replacing the ABL Facility permitted to be Incurred under this Indenture shall be senior to the Liens on such ABL Priority Collateral securing any Obligations under this Indenture, the Notes and the Note Guarantees, and that the Liens on any Non-ABL Priority Collateral securing any such Indebtedness shall be junior to the Liens on such Non-ABL Priority Collateral securing any Obligations under this Indenture, the Notes and the Note Guarantees, all on the terms provided for in the ABL Intercreditor Agreement in effect immediately prior to such amendment or other modification; and all proceeds of the Collateral shall be payable to the Notes Collateral Agent and such representatives for any other Pari Passu Secured Indebtedness then outstanding on a pro rata basis based on the aggregate outstanding principal amount of Obligations under this Indenture and the Notes and under any other Pari Passu Secured Indebtedness then outstanding, all on the terms provided for in the applicable Intercreditor Agreement in effect immediately prior to such amendment;

(42)to effectuate the release of assets included in the Collateral from the Liens securing the Notes in accordance with this Indenture or the Collateral Documents if those assets are (A) owned by a Subsidiary Guarantor and that Subsidiary Guarantor is released from its Note Guarantee in accordance with the terms of this Indenture or (B) sold, transferred or otherwise disposed of in a transaction permitted or not otherwise prohibited by this Indenture;

(43)to establish that the Liens on any Collateral securing any Indebtedness refinancing any Secured Indebtedness permitted to be Incurred in accordance with Section 4.09 shall rank pari passu with the Liens on such Collateral securing the Obligations under such replaced Secured Indebtedness and otherwise conform to the Lien priorities in any applicable Intercreditor Agreement; and

(44)upon any cancellation or termination of the ABL Facility without a replacement thereof, to establish that the ABL Priority Collateral (in addition to the Non-ABL Priority Collateral) shall secure the Obligations under this Indenture, the Notes and the Note Guarantees on the same basis as the Non-ABL Priority Collateral pursuant to the Lien priorities

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in any applicable Intercreditor Agreement, subject to the terms of the applicable Intercreditor Agreements in effect immediately prior to such amendment or other modification.

(c)Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 13.04, the Trustee and the Notes Collateral Agent shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Notes Collateral Agent shall be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders.

(a)Except as provided in Section 9.01 and this Section 9.02 (and subject to the terms of the Intercreditor Agreements), the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)Upon the request of the Issuer, and upon the filing with the Trustee and the Notes Collateral Agent of evidence satisfactory to the Trustee and the Notes Collateral Agent of the consent of the Holders as aforesaid, and upon receipt by the Trustee and the Notes Collateral Agent of the documents described in Section 7.02 and Section 13.04, the Trustee and the Notes Collateral Agent shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s or the Notes Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case each of the Trustee and the Notes Collateral Agent may in their discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.

(d)After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will send to the Holders a notice briefly describing such amendment, supplement or waiver. However, any failure of the Issuer to send such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(e)Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(45)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

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(46)reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(47)reduce the principal of or extend the Stated Maturity of any Note;

(48)waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(49)reduce the premium payable upon the redemption or repurchase of any Note or change the date on which any Note may be redeemed or repurchased as described in Section 3.07, Section 4.15 and Section 4.16 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Asset Disposition” and “Change of Control”);

(50)make any Note payable in a currency other than that stated in the Note;

(51)amend the contractual right expressly set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(52)make any change in the amendment or waiver provisions which require each Holder’s consent;

(53)modify the Note Guarantees in any manner materially adverse to the Holders;

(54)modify or change any provision of this Indenture, any Intercreditor Agreement or the Collateral Documents that (i) adversely affects the ranking as to right of payment (it being understood that the “right of payment” here refers to contractual ranking), Lien priority or payment priority, (ii) has the effect of permitting the creation of any “unrestricted subsidiary” or similar Subsidiary that is not subject to ARTICLE 4 or Section 6.01 of this Indenture or (iii) has the effect of permitting (to the extent not otherwise permitted by the terms of this Indenture as in effect on the Issue Date) the Incurrence of additional Indebtedness in the form of “additional notes” for the purpose of influencing voting thresholds;

(55)modify or change any provision in this Indenture or any Intercreditor Agreement relating to the payment terms or application of proceeds in connection with the Notes, including any payment or application of proceeds waterfalls; or
(56)release all or substantially all of the Collateral or the Guarantees.

(f)In addition, and subject to Section 9.02(e)(10), without the consent of Holders of 66⅔% in aggregate principal amount of the Notes outstanding, no amendment, supplement or waiver may modify any Collateral Document or the provisions in this Indenture relating to the Notes dealing with the Collateral Documents in any matter, taken as a whole, materially adverse to the Holders or otherwise release Collateral in excess of $50.0 million from the Liens securing the Notes other than in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreements. Notwithstanding anything to the contrary herein, to the extent, and solely in immediate contemplation of or following commencement of bankruptcy, insolvency or reorganization proceedings with respect to the Company and its material Domestic Subsidiaries, the Guarantees provided by German-domiciled Guarantors and the Liens on assets of such entities, in each case with respect to the Superpriority Credit Facility, the 2025

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Credit Facility, the 2025 Notes and the New 2L Notes, may be released with the consent of (i) lenders holding in excess of 66 2/3% of the outstanding loans under the Superpriority Credit Facility, (ii) lenders holding in excess of 66 2/3% of the outstanding loans under the 2025 Credit Facility, and (iii) holders holding in excess of 66 2/3% of the aggregate principal amount of the outstanding 2025 Notes, solely in the event that such lenders and holders determine in good faith that the release of such Guarantees and Liens is necessary to avoid material value deterioration of the German-domiciled Guarantors. Upon and simultaneously with such release, the priority of Liens on the pledged equity of Diebold Germany shall automatically be changed such that the Lien in favor of the Superpriority Credit Facility is senior to the Lien in favor of the 2025 Credit Facility, the 2025 Notes and (for the avoidance of doubt) the New 2L Notes (it being understood that the Lien on the pledged equity of Diebold Germany securing the New 2L Notes shall at all times be junior to the Liens securing the Superpriority Credit Facility, the 2025 Credit Facility and the 2025 Notes); provided that, no such release will be effective until the applicable proceeding is actually commenced. In addition, and notwithstanding the foregoing, (i) additional Indebtedness that may be secured by Liens senior to the Liens securing the 2025 Credit Facility and the 2025 Notes may be permitted with the consent of Holders holding at least 66 2/3% of the aggregate principal amount of the Notes outstanding under this Indenture and (ii) any breach of the Company’s obligations under Section 4.18 may only be waived with the consent of Holders holding at least 60.1% of the aggregate principal amount of Notes outstanding under this Indenture (other than with respect to the date milestones in Section 4.18(a), which, if the Company has exercised reasonable best efforts to meet such milestones, may be waived for up to 15 days with the consent of Holders holding a majority of the aggregate principal amount of Notes outstanding under this Indenture), provided that, with respect to this subclause (ii), any such waiver or consent is valid only if a corresponding waiver or consent has been granted by each of the Superpriority Credit Facility and the 2025 Credit Facility (and, for the avoidance of doubt, in accordance with the terms of the 2025 U.S. Notes Indenture), in accordance with their respective terms. In addition, without the consent of Holders of 75% in aggregate principal amount of the Notes outstanding, no amendment, supplement, or waiver may modify or waive any of the Guarantor Release Protection Provisions.

(g)A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03    [Reserved].

Section 9.04    Revocation and Effect of Consents.

(a)Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver that is effective in accordance with its terms and thereafter binds every Holder.

(b)The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.04 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05    Notation on or Exchange of Notes.

(a)The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the

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Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06    Trustee and Notes Collateral Agent to Sign Amendments, etc.

(a)The Trustee or the Notes Collateral Agent, as the case may be, shall sign any amendment, supplement or waiver to this Indenture authorized pursuant to this ARTICLE 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Notes Collateral Agent, as the case may be. In executing any amendment, supplement or waiver to this Indenture, the Trustee and the Notes Collateral Agent shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the valid and binding obligation of the Issuer and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

(b)The Notes Collateral Agent shall sign any amendment, supplement, consent or waiver authorized pursuant to any of the Collateral Documents or Intercreditor Agreements in accordance with the terms thereof (including, without limitation, without the further consent or agreement of the Holders if so provided in such Collateral Document or the Intercreditor Agreements or otherwise in accordance with Section 9.01(b) of this Indenture) if the amendment, supplement, consent or waiver does not adversely affect the rights, duties, liabilities or immunities of the Notes Collateral Agent. In executing any amendment, supplement, consent or waiver to any of the Collateral Documents or the Intercreditor Agreements, the Notes Collateral Agent shall receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement, consent or waiver is authorized or permitted by the applicable Collateral Document and/or the Intercreditor Agreements, as the case may be, and complies with the provisions thereof.

Section 9.07    Payments for Consent.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that this Section 9.07 shall not be breached if such consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are (i) “qualified institutional buyers,” within the meaning of Rule 144A, (ii) institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, or (iii) non-U.S. persons within the meaning of Regulation S then such consideration need only be offered to all Holders to whom the exchange offer is made and to be paid to all such Holders that consent, waive or agree to amend in such time frame.

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ARTICLE 10

GUARANTEES

Section 10.01    Guarantee.

(a)Subject to this ARTICLE 10 and the Collateral and Guarantee Requirements, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations.” Failing payment by the Issuer when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d)If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(e)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations Guaranteed hereby may be accelerated as provided in ARTICLE 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in ARTICLE 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The

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Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(f)Subject to Section 11.07(b), each Note Guarantee shall remain in full force and effect and continue to be effective should any petition or proceeding be filed by or against the Issuer or any Guarantor for liquidation or reorganization, should the Issuer or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver, trustee, interim receiver, monitor or other similar official be appointed for all or any significant part of the Issuer’s or any Guarantor’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer,” “transfer at undervalue” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
(i)The Note Guarantees will be secured by Liens, with the priority of such Liens conforming to the Lien priorities in any applicable Intercreditor Agreement, subject to Permitted Liens, on the Collateral of each applicable Guarantor (which Collateral will also secure the ABL Facility, the Superpriority Credit Facility, the New 2L Notes, the 2025 Credit Facility, the 2025 U.S. Notes and, other than with respect to the Released Domestic Collateral and the Foreign Collateral, the 2023 Credit Facility, with the priority of such Liens in each case conforming to the Lien priorities in any applicable Intercreditor Agreement).

(j)Notwithstanding anything to the contrary herein, with respect to any Covered Guarantor that is restricted or prohibited from Guaranteeing the Notes on the Issue Date due to applicable works council or similar ongoing processes, such Covered Guarantor will promptly execute a supplemental indenture following the completion of such process to provide a Guarantee of the Notes to the extent permitted following such processes and required by the terms of this Indenture.

(k)For the avoidance of doubt, no French Guarantor shall be under any obligation to provide a Note Guarantee or to grant a security interest on any of its assets to secure such Note Guarantee if it is determined by such French Guarantor that such Note Guarantee or the grant of such security interest requires a prior opinion of its works council (comité social et économique) to be delivered (or deemed delivered) where such opinion has not been delivered (or is not deemed delivered).

Section 10.02    Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a preference, fraudulent conveyance, fraudulent transfer or a transfer at undervalue for purposes of Bankruptcy Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each

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Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this ARTICLE 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Indenture, the Notes or any Note Guarantee (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

If any provision of this Indenture, the Notes, any Note Guarantee or other obligations arising pursuant to this Indenture would oblige any Canadian Note Party to make any payment of interest or other amount payable to any Holder in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Holder of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Holder of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), by reducing the amount or rate of interest, and, thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Holder which would constitute interest for purposes of section 347 of the Criminal Code (Canada).
Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Holder shall have received an amount in excess of the maximum permitted by section 347 of the Criminal Code (Canada), the applicable Canadian Note Party shall be entitled to obtain reimbursement from such Holder in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Holder to such Canadian Note Party.

Each Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

In particular,

(a)the Note Guarantee granted by any German Guarantor and of any payment obligations (together, the "Enforcement of Claims") are restricted if and to the extent (i) the enforcement proceeds of an Enforcement of Claims are applied in satisfaction of any liability of such German Guarantor's direct or indirect shareholder(s) or partners (upstream) or any entity affiliated to such shareholder or partner (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) (other than the liabilities of any Subsidiary of the German Guarantor) and (ii) such enforcement would cause the amount of the German GmbH Guarantor's (or, in the case of a German GmbH & Co. KG Guarantor, its general partner's) Net Assets, as adjusted pursuant to the following provisions, to fall below the amount of its registered share capital (Stammkapital) (Begründung einer Unterbilanz) or to increase any already existing capital impairment (Vertiefung einer Unterbilanz) or a violation of sections 30 and 31 of the German Limited Liability Company Act

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(GmbHG), (each such event is hereinafter referred to as a "Capital Impairment"). For the purposes of the calculation of a Capital Impairment, the following balance sheet items shall be adjusted as follows:

(i)the amount of any increase of the German GmbH Guarantor's (or, in the case of a German GmbH & Co. KG Guarantor, its general partner's) registered share capital that has been effected after the date of this Agreement (or, if at a later point, the accession thereto by the relevant German Guarantor as a Guarantor) effected without prior written consent of the Trustee shall be deducted from the German GmbH Guarantor's (or, in the case of a German GmbH & Co. KG Guarantor, its general partner's) registered share capital;

(ii)loans provided to the German GmbH Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, its general partner) the Company or any of its Subsidiaries shall be disregarded if and to the extent such loans are subordinated or are considered subordinated by operation of law at least into the rank pursuant to Section 39 para 2 of the German Insolvency Code (Insolvenzordnung);

(iii)loans or other contractual financial liabilities incurred in violation of the provisions of the Note Documents shall be disregarded;

(iv)assets of the German GmbH Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, its general partner's) shall be disregarded to the extent profits would be prohibited from distribution pursuant to section 268 paragraph (8) of the German Commercial Code (Handelsgesetzbuch); and

(v)the amount of non-distributable assets according to section 253 paragraph (6) or section 272 paragraph (5) of the German Commercial Code (Handelsgesetzbuch) shall not be included in the calculation of Net Assets.

(vi)the costs of any Auditor's Determination (as defined below) shall be taken into account in calculating the Net Assets.
In a situation where a Capital Impairment would occur in relation to a German GmbH Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, its general partner) after satisfaction (in whole or in part) of the relevant payment demand under this Note Guarantee or this Indenture, the German Guarantor shall without undue delay (but no later than eight (8) weeks after occurrence of such situation, unless an extension of such period is granted by the Trustee), to the extent legally permitted, dispose of all assets which are not necessary for its business (nicht betriebsnotwendig) where the relevant assets are shown in the balance sheet of the German Guarantor with a book value significantly lower than the market value of such assets (each such asset a "Relevant Asset"), unless such disposal would not be commercially justifiable. The relevant German Guarantor shall, within ten (10) Business Days upon receipt of a written request from the Trustee relating to any Relevant Asset which is not being sold pursuant to the preceding sentence, provide the Trustee with reasonably detailed information as to why it considers the sale of such Relevant Asset not to be commercially justifiable. In the latter case, the relevant German Guarantor and the Trustee will liaise with each other and the relevant German Guarantor shall use its best efforts to make further attempts to dispose of such Relevant Asset on more beneficial terms and keep the Trustee informed about its progress on a continuous basis.

The limitation pursuant to this Section 10.02(a) shall apply, subject to the following requirements, if following a demand for payment by the Trustee under this Note Guarantee or this Indenture, the German Guarantor notifies the Trustee ("Management Notification") within 15 Business Days upon receipt of the relevant demand that a Capital Impairment would occur (setting out in

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reasonable detail to what extent a Capital Impairment would occur and providing an estimation of the net proceeds realization along with the calculations / information on which such estimate is based, or other measures undertaken in accordance with the mitigation provisions set out above). If the Management Notification is contested by the Trustee, the German Guarantor undertakes (at its own cost and expense) to arrange for the preparation of a balance sheet by its auditors in order to have such auditors determine whether (and if so, to what extent) any payment under this Note Guarantee or this Indenture would cause a Capital Impairment (the "Auditor's Determination"). The Auditor's Determination shall be prepared, taking into account the adjustments set out above in relation to the calculation of a Capital Impairment, by applying the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as consistently applied by the German Guarantor in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. The German Guarantor shall provide the Auditor's Determination to the Trustee within twenty-five (25) Business Days from the date on which the Trustee contested the Management Notification in writing. The Auditor's Determination shall be binding on the German Guarantor and the Secured Parties.

Notwithstanding the above, the provisions of this Section 10.02(a) shall not apply:

(i)if the German Guarantor is (i) party as dominated entity (beherrschtes Unternehmen) of a domination agreement (Beherrschungsvertrag) and/or a profit and loss transfer agreement (Gewinnabführungsvertrag) pursuant to section 30 para 1 sentence 2 of the German Limited Liability Company Act (GmbHG), and (ii) it is to be expected (based on information available to the managing directors of the German Guarantor, interpreted by applying the due care of a prudent businessman (Sorgfalt eines ordentlichen Geschäftsmannes)) that the relevant German Guarantor will be able to recover the annual loss (Jahresfehlbetrag) from the relevant dominating entity pursuant to Section 302 of the German Stock Corporation Act (Aktiengesetz) after the Note Guarantee or other payment obligation under this Indenture has been enforced against the German Guarantor or the German Federal Court of Justice has ruled that only limb (a) is required to avoid a violation of sections 30, 31 German Limited Liability Company Act (GmbHG);

(ii)if the German Guarantor has a recourse right (Rückgriffsanspruch) towards its direct or indirect shareholder(s) or partners (upstream) or any entity affiliated to such shareholder or partner (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) which is fully recoverable (werthaltig) at the time of the Enforcement of Claims; or to any amounts borrowed under the Note Documents to the extent the proceeds of such borrowing are on- lent to the German Guarantor or its Subsidiaries to the extent that any amounts so on-lent are still outstanding at the time the relevant demand is made against the German Guarantor;

(b)with respect to any French Guarantor, notwithstanding any other provision of this Indenture, the Note Guarantee and the obligations and liabilities of any French Guarantor under this Note Guarantee are subject to the following limitations:

(i)the obligations and liabilities of any French Guarantor under this Indenture and the Note Guarantee will not include any obligation or liability which, if incurred, would constitute financial assistance within the meaning of article L. 225-216 of the French Commercial Code and/or a misuse of assets and/or abuse of power, within the meaning of articles L. 241-3,

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L. 242-6 and L. 244-1 of the French Commercial Code or any other law or regulation having the same effect or any interpretation of such laws and/or regulations by the French courts (as the case may be);
(ii)the obligations and liabilities of any French Guarantor under this Indenture and the Note Guarantee shall be limited at any time to:

(57)in respect of the Guaranteed Obligations under this Note Guarantee and of any other party hereto which is its direct or indirect Subsidiary, all amounts which will be due by such party (which is its direct or indirect Subsidiary) as issuer (if it is not a French party), or as issuer and/or subject to the provisions of the paragraph below, as Guarantor (as long such party is a French Guarantor) under this Note Guarantee and any other loan, credit and guarantee documents to which it is a party; and

(58)in respect of the Guaranteed Obligations under this Note Guarantee and of any party hereto which is not a direct or indirect Subsidiary of the relevant French Guarantor (a “Guaranteed Obligor”), the aggregate of all amounts borrowed directly or indirectly by any such Guaranteed Obligor under this Note Guarantee to the extent any such amount(s) will be on-lent (directly or indirectly) or otherwise made available to the relevant French Guarantor or its direct or indirect Subsidiaries (including, but not limited to, by way of intercompany loan agreements or similar arrangements whether direct or indirect) plus any accrued and unpaid interest, costs and fees in respect of or attributable to that on- lending, and which will be outstanding on the date a payment is to be made in respect of the Guaranteed Obligations of the relevant Guaranteed Obligor by the relevant French Guarantor under this Note Guarantee (it being specified that any payment made by the French Guarantor under this Note Guarantee in respect of that Guaranteed Obligor’s payment obligations under this Note Guarantee shall automatically extinguish, pro tanto, the payment obligations under the relevant intercompany loan agreements or similar arrangements referred to above).

(iii)For the purposes of this Section “Subsidiary” means, in relation to any company, another company which is controlled by it within the meaning of article L. 233-3 of the French Commercial Code.

(iv)It is acknowledged that such French Guarantor is not acting jointly and severally with the other Guarantors and shall not be considered as “co-débiteur solidaire” as to their obligations pursuant to the guarantee granted in accordance with the provisions of this Note Guarantee.

(c)the Guarantee of an Italian Guarantor shall not exceed at any time the sum of: (x) the aggregate principal amount of any amount made available to the relevant Italian Guarantor (or any of its direct or indirect Subsidiaries pursuant to article 2359, paragraph 1, numbers 1 and/or 2, of the Italian Civil Code) by using the proceeds of the Notes; and (y) the aggregate principal amount of any intercompany loans or other financial support in any form (such term, for the avoidance of doubt, not including equity contributions), advanced or made available to such Italian Guarantor (or any of its direct or indirect Subsidiaries pursuant to article 2359 of the Italian Civil Code) by the Issuer or any Guarantor (whether directly or indirectly) on or following the Issue Date, less the aggregate at that time of (I) all amounts paid by such Italian Guarantor under this Note Guarantee and (II) all amounts recovered by any secured parties under any other security document under which the Italian Guarantor acts as security provider of the relevant collateral. Notwithstanding any provision to the contrary herein, (A) if and to the extent the guarantee of the Italian Guarantor under this Note Guarantee in respect of the Notes and/or this Indenture would result in a breach of any Italian provisions relating to financial assistance, including articles 2358 and 2474, as applicable, of the Italian Civil Code, applicable to that Italian Guarantor, the

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Italian Guarantor will be deemed to have no liability hereunder and the Note Guarantee of such Italian Guarantor in respect thereof shall not be in force and effect ab initio, provided that the Note Guarantee given by the Italian Guarantor will not guarantee any amount under the Notes whose purpose or actual use is, directly or indirectly, to finance (and/or refinance) (i) the acquisition of the Italian Guarantor (and/or of any Controlling Person of the Italian Guarantor) and/or (ii) the subscription of an equity interest of the Italian Guarantor (and/or of any Controlling Person of the Italian Guarantor) and/or (iii) the payment of any interest, fees, costs and expenses, stamp, registration or other taxes in connection therewith and/or (iv) any existing indebtedness incurred for the purposes of (i), (ii) and (iii) above; and
(B) in order to comply with the mandatory provisions of Italian law in relation to (x) maximum interest rates (including the Italian Usury Law and article 1815 of the Italian Civil Code), and (y) capitalization of interests (including article 1283 of the Italian Civil Code and article 120 of the Italian Legislative Decree No, 385 of 1 September 1993), the obligations of the Italian Guarantor under this Note Guarantee shall not include, and shall not extend to (1) any interest qualifying as usurious pursuant to the Italian Usury Law and (2) any interest on overdue amounts compounded in violation of the provisions set forth by article 1283 of the Italian Civil Code and/or article 120 of the Italian Banking Law, respectively.

Without prejudice to what stated under item (b)(ii) above, in any event, (i) pursuant to article 1938 of the Italian Civil Code, the maximum amount that an Italian Guarantor may be required to pay in respect of its obligations under this Note Guarantee shall not exceed Euro 4,000,000.00 to be considered as a global cap applicable, without duplication, to such Italian Guarantor’s obligations under this Note Guarantee and any security and/or guarantee granted by such Italian Guarantor to secure and/or guarantee the obligations of any entity other than such Italian Guarantor under any of the Superpriority Credit Facility, the ABL Facility, the 2025 Credit Facility, the 2023 Credit Facility, the 2025 Indentures or the 2024 Notes Indenture, the Notes or this Indenture, provided that such cap will not apply to any own debt obligations of such Italian Guarantor as borrower under the ABL Facility; (ii) the aggregate amount of interest guaranteed by such Italian Guarantor in respect of any Notes will be at any time equal to the interest then outstanding in respect of the principal amount of any Notes guaranteed by such Italian Guarantor at that time; and (iii) it is hereby expressly acknowledged and agreed that, notwithstanding any provision to the contrary under this Agreement, in no event parallel debt or trust provisions under this Agreement shall apply to any Collateral or guarantee granted by such Italian Guarantor.

Moreover, for the purposes of the transparency provisions set forth in the transparency rules (Disposizioni in materia di trasparenza delle operazioni e dei servizi bancari e finanziari.
Correttezza delle relazioni tra intermediari e clienti) applicable to transactions and banking and financial services issued by Bank of Italy, as following amended and integrated, each Italian Guarantor hereby acknowledges and confirms that: (i) each of them has appointed and has been assisted by its respective legal counsels in connection with the negotiation, preparation and execution of this Indenture; and this Indenture, and all of its terms and conditions have been specifically negotiated in all their aspects (oggetto di trattativa individuale) between the parties hereof.

(d)Diebold Nixdorf S.L. will not cover those obligations or liabilities which, if Guaranteed, will constitute an infringement of Spanish financial assistance laws in accordance with Articles 143 and 150 of the Spanish Companies Act or in any other legal provision that may substitute such Articles 143 and/or 150 or be applicable to any Spanish Guarantor in respect of such financial assistance.

(e)any Guarantor incorporated under the laws of Sweden under this Indenture (including the obligation to indemnify) shall be limited, if (and only if) required by the mandatory provisions of the Swedish Companies Act (Sw. Aktiebolagslag (2005:551)) in force from time to time regulating unlawful distribution of assets and transfer of value (Sw. värdeöverföring) pursuant to Chapter 17, Sections 1 to 4 of the Swedish Companies Act and financial assistance and other prohibited loans,

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prohibited security and prohibited guarantees pursuant to Chapter 21, Sections 1 to 3 and 5, and it is understood that the obligations and liabilities of each Guarantor incorporated in Sweden under this Indenture only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

(f)notwithstanding any provision to the contrary in this Indenture, the liability of the Belgian Guarantor expressed to be assumed in Section 10.01 for the obligations of the Company, which is not a direct or indirect Subsidiary of that Belgian Guarantor will be limited to the greater of: (a) an amount equal to 90 percent of the Net Assets of the Belgian Guarantor calculated on the basis of its latest available annual financial statements at the date of this Indenture and (b) an amount equal to 90 percent of the Net Assets of that Belgian Guarantor at the date of the most recent audited annual financial statements of that Belgian Guarantor available on the date on which the relevant demand under this Section 10 is made; and (c) the highest amount of On-Lending to that Belgian Guarantor and its subsidiaries outstanding at any time between the date of this Indentureand the date on which a demand is made against it hereunder (the “Belgian Maximum Guaranteed Amount”). For the avoidance of doubt, any guarantee granted by a Belgian Guarantor shall not include any liability to the extent it would constitute unlawful financial assistance, within the meaning of article 5:152, 6:118 and 7:227 of the Belgian Companies and Associations Code (or any equivalent and applicable provisions in any relevant jurisdiction). The limitations set out in this Section 10.02 shall apply mutatis mutandis to any Lien granted by the relevant Belgian Guarantor and to any guarantee, undertaking, obligation, indemnity and payment, including (but not limited to) distributions, cash sweeps, credits, loans and set-offs, pursuant to or permitted by the loan documents and made by that Belgian Guarantor. For the avoidance of doubt, any payment made by a Belgian Guarantor in respect of the Company, which is not a direct or indirect Subsidiary of the Belgian Guarantor shall reduce the Belgian Maximum Guaranteed Amount.

(g)the Guarantee granted by any Polish Guarantor will be subject to the following limitations: (i) the guarantee will not apply to any liability to the extent that it would result in breaching Article 189 § 2 of the Polish Commercial Companies Code in the form of reduction of the assets required for the coverage of the total nominal capital or the repayment of capital as prohibited under Article 189 § 2 of the Polish Commercial Companies Code or similar provisions of the Polish Commercial Companies Code; and (ii) to the extent the liability of a Polish Guarantor under this Indenture is considered a financial liability within the meaning of Article 11 § 2 of the Polish Insolvency Act dated 28 February 2003, the liability of a Polish Guarantor shall be limited so that it does not result in the insolvency (niewypłacalność) of a Polish Guarantor within the meaning of Article 11 § 2 of the Polish Insolvency Act or in the insolvency within the meaning of Article 6 section 3 of the Polish Restructuring Act. The limitation as described above in this Section will not apply if one or more of the following circumstances occur: (i) any Event of Default is continuing, irrespective of whether such Event of Default occurs before or after a Polish Guarantor becomes insolvent (niewypłacalny) within the meaning of Article 11 paragraph 2 of the Polish Insolvency Act or Article 6 of the Polish Restructuring Act; (ii) the liabilities of a Polish Guarantor (other than those under this Note Guarantee) result in its insolvency (niewypłacalność) within the meaning of Article 11 paragraph 2 of the Polish Bankruptcy Law or Article 6 of the Polish Restructuring Act; or (iii) Polish law is amended in such a manner that over-indebtedness (nadmierne zadłużenie) defined in Article 11 paragraph 2 of the Polish Insolvency Act (as in force on the date of this Indenture) no longer gives grounds for declaration of bankruptcy or obliges the representatives of a Polish Guarantor to file for bankruptcy.

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Section 10.03    Execution and Delivery.

(a)To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.
(b)Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
(c)If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.

(d)The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)If required by Section 4.11, the Issuer shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 4.11 and this ARTICLE 10, to the extent applicable.
Section 10.04    Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05    Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06    Release of Note Guarantees.

(a)A Note Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Subsidiary Guarantor, the Issuer or the Trustee shall be required for the release of such Subsidiary Guarantor’s Note Guarantee, upon:

(59)(A) any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, amalgamation, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the provisions of this Indenture;

(A)[reserved];

(B)[reserved];

(C)the consent of the Holders in accordance with ARTICLE 9;

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(D)the Issuer’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with ARTICLE 8; or

(E)the satisfaction and discharge of the Issuer’s obligations under this Indenture in accordance with the terms of this Indenture; and
(60)in the case of clauses (a)(1)(A), (D), (E) and (F) only, such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction or release have been complied with.

(b)At the written request of the Issuer, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release and discharge in respect of the applicable Note Guarantee of a Subsidiary Guarantor.

(c)Notwithstanding the foregoing, in the event that any released Subsidiary Guarantor (in the case of Section 10.06(a)(1)( D)) thereafter borrows money or Guarantees any other Indebtedness for borrowed money of the Issuer or any Guarantor, the terms of the consent described in Section 10.06(a)(1)(D) may provide that such former Subsidiary Guarantor shall again provide a Note Guarantee if required pursuant to Section 4.11.

Section 10.07    Spanish Law Particularities.

(a)Each Spanish Guarantor acknowledges that the Guaranteed Obligations under this Indenture shall constitute, when due and payable under the relevant agreements from which they arise, liquid, due and payable obligations of such Spanish Guarantor (deuda líquida y exigible).

(b)Each Spanish Guarantor acknowledges that the Note Guarantee provided by it under this Article 10 must be construed as a first demand guarantee (garantía a primera demanda) and not as a guarantee (fianza) of those detailed in Section 1,830 et seq. of the Spanish Civil Code, and, therefore, the benefits of preference (excusión), order (orden) and division (división) shall not be applicable.

(c)For the purposes of articles 399.2, 627 and 686.2 of the Spanish Insolvency Law, each Spanish Guarantor shall remain bound by this Note Guarantee in the event that the Issuer or any other Guarantor hereto reaches an arrangement with its creditors in the course of insolvency proceedings or similar. In particular, no Spanish Guarantor may benefit from potential privileges with regard to the Note Guarantee (such as partial release of debt, stays or others) that have been provided for in the arrangement the Issuer or any other Guarantor hereto may have reached with their creditors (unless all of the Holders of the Notes have expressly voted in favour of the approval of the arrangement) and the Note Guarantee shall therefore continue on the same terms and in full force and effect with respect to the Guaranteed Obligations. In the event of insolvency of the Spanish Guarantor, the Holders of the Notes and/or the Trustee shall also be entitled to request the inclusion on the list of creditors of the then outstanding unpaid amounts following the enforcement of the Note Guarantee.

For the avoidance of doubt, the Notes Obligations of any Spanish Guarantor shall not extend to any obligations that would constitute unlawful financial assistance within the meaning of Section 143.2 or Section 150 of the Spanish Companies Law.

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ARTICLE 11

COLLATERAL AND SECURITY

Section 11.01    Collateral.

(a)The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Note Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Note Guarantees and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Issuer set forth in Section 7.07, and the Notes, the Note Guarantees, the Intercreditor Agreements and the Collateral Documents, shall be secured, to the maximum extent permitted by law, as provided in the Collateral Documents, which define the terms of the Liens that secure the Notes and the Note Guarantees, subject to the terms of the Intercreditor Agreements. The Trustee, for the benefit of the Holders, hereby appoints GLAS Americas LLC as the initial Notes Collateral Agent and the Notes Collateral Agent is hereby authorized and directed to execute and deliver the Collateral Documents and the Intercreditor Agreements. The Issuer and the Guarantors hereby agree that the Notes Collateral Agent shall hold the Collateral in trust (or, as the case may be, as direct representative) for the benefit of all of the Holders, the Trustee and the Notes Collateral Agent, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreements.

(b)Each Holder, by its acceptance of any Notes and the Note Guarantees, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral and the automatic amendments, supplements, consents, waivers and other modifications thereto without the consent of the Holders) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements on the Issue Date, and any Collateral Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. In the event of conflict between an Intercreditor Agreement, any of the other Collateral Documents and this Indenture, the applicable Intercreditor Agreement shall control. The Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required by Section 11.04(a), to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

(c)The Trustee and each Holder, by accepting the Notes and the Note Guarantees, acknowledge that, as more fully set forth in the Collateral Documents and the Intercreditor Agreements, the Collateral as now or hereafter constituted shall be held for the benefit of the Notes Collateral Agent, all the Holders and the Trustee, and that the Liens granted on the Collateral pursuant to the Collateral Documents are subject to and qualified and limited in all respects by the Collateral Documents and the Intercreditor Agreements and actions that may be taken thereunder.

(d)

(61)Prior to the discharge of the Superpriority Credit Facility Obligations, to the extent that the Superpriority Credit Facility Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the Collateral or makes any determination in respect of any matters relating to the Collateral, including, without

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limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date and including with respect to any time periods described in the immediately preceding paragraph), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries, extensions or waivers, and/or documents and the judgment of the Superpriority Credit Facility Collateral Agent in respect of any such matters under the Superpriority Credit Facility will be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Collateral Documents.

(62)Prior to the discharge of the 2025 Credit Facility Obligations, to the extent that the 2025 Credit Facility Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the Collateral or makes any determination in respect of any matters relating to the Collateral, including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date and including with respect to any time periods described in the immediately preceding paragraph), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries, extensions or waivers, and/or documents and the judgment of the 2025 Credit Facility Collateral Agent in respect of any such matters under the 2025 Credit Facility will be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Collateral Documents.

(63)Prior to the discharge of the ABL Obligations, to the extent that the ABL Facility Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the ABL Priority Collateral or makes any determination in respect of any matters relating to the ABL Priority Collateral, including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date and including with respect to any time periods described in the immediately preceding paragraph), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries, extensions or waivers, and/or documents and the judgment of the ABL Facility Collateral Agent in respect of any such matters under the ABL Facility will be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Collateral Documents.

(e)Without limiting the powers of the Notes Collateral Agent, for the purposes of holding any hypothec granted pursuant to the laws of the Province of Quebec, each of the Holders hereby irrevocably appoints and authorizes the Notes Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Notes Collateral Agent, to act as the hypothecary representative of the present and future Holders as contemplated under Article 2692 of the Civil Code of Quebec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec and applicable law. The Attorney shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Trustee and the Notes Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Holders. Any person who becomes a Holder in accordance

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with the terms of this Indenture be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Holder, all actions taken by the Attorney in such capacity. The substitution of the Notes Collateral Agent pursuant to the provisions of ARTICLE 7 also constitute the substitution of the Attorney.

(f)By its acceptance of any Notes and the Note Guarantees, each Holder directs the Trustee to enter into the ABL Intercreditor Agreement in its capacity as Existing Euro Notes Trustee (as defined in the ABL Intercreditor Agreement) and on behalf of each Holder, and thereby to irrevocably appoint the European Collateral Agent (as defined in the ABL Intercreditor Agreement), on behalf of itself and each Holder, to serve as collateral agent in respect of the Foreign Collateral (as defined in the ABL Intercreditor Agreement (other than Collateral located in or otherwise governed by the laws of France or any province or territory of Canada)) pursuant to the terms of the ABL Intercreditor Agreement.

Section 11.02    Maintenance of Collateral.

The Issuer and the Note Guarantors shall (a) maintain the Collateral that is material to the conduct of their respective businesses in good working order, condition and repair, except for expiration of intellectual property at the end of its natural term; (b) pay all real estate and other taxes before the same become delinquent (except such as are contested in good faith and by appropriate negotiations or proceedings or as would not result in a material adverse effect); and (c) maintain in full force and effect all material permits and certain insurance coverages.

Section 11.03    Impairment of Collateral.

Subject to the rights of the holders of any senior Liens and Section 11.07, the Company shall not, and shall not permit any of the Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Holders, unless such action or failure to take action is otherwise permitted by this Indenture, the Intercreditor Agreements or the Collateral Documents.

Section 11.04    Further Assurances.

(a)On and after the Issue Date, and subject to the Intercreditor Agreements, the Issuer shall and shall cause each Guarantor (subject to, in the case of the Domestic Note Parties, the Domestic Collateral and Guarantee Requirements and in the case of the Foreign Note Parties, the Canadian Collateral and Guarantee Requirement and the Agreed Security Principles, as applicable) at their sole expense to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions which may be necessary, including those the Notes Collateral Agent may from time to time reasonably request (it being understood that the Notes Collateral Agent is under no obligation or duty to make such request), to create, better assure, preserve, protect, defend and perfect (or continue the perfection of) the validity and priority of the Liens and the security interests in the United States and the Specified Jurisdictions and the rights and remedies created or intended to be created under the Collateral Documents (including, without limitation, the notarization of the Spanish Collateral Documents, the delivery of notifications to counterparties and the registration in any applicable public registry) for the benefit of the Trustee, the Notes Collateral Agent and the Holders (subject to Permitted Liens); provided that for so long as there are outstanding any 2025 Credit Facility Obligations, no actions shall be required to be taken with respect to the perfection of the security interests in the Collateral to the extent such actions are not required to be taken with respect to the 2025 Credit Facility. Such security interests and Liens will be created under the Collateral Documents.

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(b)On and after the Issue Date, with respect to any property (other than Excluded Property and Foreign Excluded Property) of the Issuer, the Company or any Guarantors as to which the Notes Collateral Agent, for the benefit of the Holders, does not have a perfected Lien, the Company shall and shall cause the applicable Guarantor to promptly (i) execute and deliver to the Notes Collateral Agent such amendments to the Collateral Documents or such other documents as the Notes Collateral Agent deems reasonably necessary or advisable to grant to the Notes Collateral Agent, for the benefit of the Holders, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Notes Collateral Agent, for the benefit of the Holders, a perfected first priority security interest (subject to Liens permitted under Section 4.10) in such property, including the filing of Uniform Commercial Code and PPSA financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Notes Collateral Agent.

(c)On and after the Issue Date, with respect to any Subsidiary created or acquired by the Company or any Guarantor, within 45 days of such Person becoming a Subsidiary (or such later date as agreed by the Notes Collateral Agent), (i) the Company shall take all actions (if any) to cause such Subsidiary (other than an Excluded Subsidiary) to comply with the Collateral and Guarantee Requirements, (ii) the Company shall, or shall cause the applicable Guarantor to, execute and deliver to the Notes Collateral Agent such amendments to the Collateral Documents as the Notes Collateral Agent deems reasonably necessary or advisable to grant to the Notes Collateral Agent, for the benefit of the Holders, a perfected first priority security interest (subject to Liens permitted under Section 4.10) in the Capital Stock of such new Subsidiary that is owned by the Company or any Guarantor except to the extent such Capital Stock constitutes an Excluded Property or Foreign Excluded Property, and (iii) except to the extent constituting Excluded Property or Foreign Excluded Property, if such Capital Stock is certificated, deliver to the Notes Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Guarantor, as applicable.

(d)Notwithstanding anything to the contrary herein or in any other Note Document, if the Paderborn Property constitutes (or is required to constitute) collateral securing the Superpriority Credit Facility, the Issuer shall promptly notify the Trustee, the Notes Collateral Agent and Holders of the Notes thereof. In the case of any such notice to Holders, such notice shall seek the direction of Holders of Notes, to be given no later than 30 days after such notice is given, as to whether the Paderborn Property shall be included in the Collateral securing the Notes and it shall describe in reasonable detail the tax consequences to Holders and beneficial owners of the Notes of including the Paderborn Property in the Collateral. If the Required Noteholders determine to include the Paderborn Property in the Collateral securing the Notes, the Paderborn Property shall cease to be Foreign Excluded Property and constitute Collateral, and such real property shall be subject to Section 11.06 as if such real property had been acquired on the date of such notification.

Section 11.05    After-Acquired Property.

Subject to the applicable limitations and exceptions set forth in the Collateral Documents, the Agreed Security Principles and this Indenture (including with respect to Excluded Property), from and after the Issue Date, if the Issuer or any Guarantor acquires any After-Acquired Property or if any new Subsidiary becomes a Guarantor, the Issuer or such Guarantor shall promptly (but so long as the 2025 Credit Facility is outstanding in no circumstances sooner than required with respect to the 2025 Credit Facility) (i) grant a first-priority perfected security interest (subject to Permitted Liens and the terms of the Intercreditor Agreements) upon any such property, as security for the Notes and the Note Guarantees and (ii) execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates as shall be necessary to vest in the Notes Collateral Agent a perfected security interest, subject only to Permitted Liens, in such After-Acquired Property or in the Collateral of such Guarantor and to

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have such After-Acquired Property or such Collateral (but subject to the applicable limitations and exceptions set forth in the Collateral Documents, the Agreed Security Principles and this Indenture) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property or Collateral to the same extent and with the same force and effect; provided, however, that if granting such security interest in such After-Acquired Property or Collateral requires the consent of a third party, to the extent such actions are also taken with respect to the 2025 Credit Facility, the Issuer or such Guarantor will use commercially reasonable efforts to obtain such consent with respect to the security interest for the benefit of the Trustee and the Notes Collateral Agent on behalf of the Holders of the Notes; provided further, however, that if such third party does not consent to the granting of such security interest after the use of such commercially reasonable efforts, the Issuer or such Guarantor, as the case may be, will not be required to provide such security interest.

Section 11.06    Real Estate Mortgages and Filings.

(a)With respect to any Material Real Property owned by the Issuer or a Guarantor in the United States on the Issue Date or acquired by the Issuer or a Guarantor in the United States after the Issue Date that forms a part of the Collateral (individually and collectively, the “Premises”), within 90 days of the Issue Date or the date of acquisition (or such longer period as may be permitted under the Superpriority Credit Facility), as applicable:

(64)The Issuer or such Guarantor shall deliver to the Notes Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Holders, counterparts of each Mortgage with respect to each such Premises, in accordance with the requirements of this Indenture and/or the Collateral Documents, duly executed by the Issuer or such Guarantor, suitable for recording in all recording offices that the Notes Collateral Agent may reasonably deem necessary to create a valid and enforceable mortgage lien (and to perfect such lien) at the time of recordation thereof, with the priority required by this Indenture, the Collateral Documents and the Intercreditor Agreements;

(65)The Notes Collateral Agent shall have received a mortgagee’s title insurance policy insuring (or committing to insure) in favor of the Notes Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgage, to insure that the interest created by such Mortgage constitutes valid mortgage liens on the applicable Premises, with the priority required by this Indenture, the Collateral Documents and the Intercreditor Agreements, free and clear of all Liens, defects and encumbrances, other than Permitted Liens. Any such title policy shall be in amounts equal to the estimated Fair Market Value of the Premises covered thereby, and such policies shall also include, to the extent available, all such customary endorsements and reinsurance as are available in the applicable jurisdiction and as the Notes Collateral Agent may reasonably request which are available at commercially reasonable rates in the jurisdiction where the applicable Premises is located; and

(66)The Issuer or the Guarantors shall deliver to the Notes Collateral Agent with respect to such Premises, surveys of each Premises, local counsel opinions, along with such other documents, instruments, certificates and agreements, and any other documents necessary to comply with Section 11.06(a) and (b) and as the Trustee or Notes Collateral Agent may reasonably request.

(b)With respect to any fee interest in any Premises owned by the Issuer or a Guarantor outside the United States on the Issue Date or acquired by the Issuer or a Guarantor outside the United States after the Issue Date that forms a part of the Collateral, the Issuer or such Guarantor will be required to take such steps to grant a perfected security interest therein and provide such deliverables as

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are customary under applicable local law, in each case, to the extent and within the time periods set forth in the Agreed Security Principles or the Canadian Collateral and Guarantee Requirement, as applicable.

Section 11.07    Release of Liens on the Collateral.

(a)Collateral may be released from the Lien and security interest created by the Collateral Documents at any time and from time to time in accordance with the provisions of the Collateral Documents, the Intercreditor Agreements and this Indenture. Notwithstanding anything to the contrary in the Collateral Documents, the Intercreditor Agreements and this Indenture, the Issuer, the Company and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Obligations under this Indenture under any one or more of the following circumstances:

(67)to enable the Issuer, the Company and/or one or more Guarantors to consummate the sale, transfer or other disposition (including by the termination of capital leases or the repossession of the leased property in a capital lease by the lessor) of such property or assets (to a Person that is not the Company or a Subsidiary of the Company) to the extent permitted by Section 4.16;

(68)in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of this Indenture, the release of the property and assets of such Guarantor;

(69)with respect to any Collateral that is or becomes an “Excluded Property,” upon it becoming an Excluded Property;

(70)in connection with any enforcement action taken by an Authorized Representative in accordance with the terms of the Intercreditor Agreements or the Collateral Documents; or

(71)as described under Article 9 hereof.

(b)The Liens on the Collateral will be released with respect to the Notes and the Note Guarantees, as applicable:
(72)in whole, upon payment in full of the principal of, accrued and unpaid interest, including premium, if any, on the Notes;

(73)in whole, upon satisfaction and discharge of this Indenture in accordance with ARTICLE 12;

(74)in whole, upon a Legal Defeasance or Covenant Defeasance as set forth under ARTICLE 8;

(75)in whole or in part, in accordance with the applicable provisions of the Collateral Documents, the Intercreditor Agreements and this Indenture; and

(76)automatically upon release of the Guarantees provided by the German- domiciled Guarantors and the Liens on assets of such entities pursuant to Section 11.07(c);

provided that, in the case of any release in whole pursuant to clauses (1), (2), (3) and (4) of this Section 11.07(b), all amounts owing to the Trustee and the Notes Collateral Agent

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under this Indenture, the Notes, the Note Guarantee, the Collateral Documents and the Intercreditor Agreements have been paid.

(c)Solely in immediate contemplation of or following commencement of bankruptcy, insolvency or reorganization proceedings with respect to the Company and its material Domestic Subsidiaries, the Guarantees provided by German-domiciled Guarantors and the Liens on assets of such entities, in each case with respect to the Superpriority Credit Facility, the 2025 Credit Facility, the 2025 Notes and the New 2L Notes, may be released with the consent of (i) lenders holding in excess of 66 2/3% of the outstanding loans under the Superpriority Credit Facility, (ii) lenders holding in excess of 66 2/3% of the outstanding loans under the 2025 Credit Facility, and (iii) holders holding in excess of 66 2/3% of the issued and outstanding 2025 Notes, solely in the event that such lenders and holders determine in good faith that the release of such Guarantees and Liens is necessary to avoid material value deterioration of the German-domiciled Guarantors. Upon and simultaneously with such release, the priority of Liens on the pledged equity of Diebold Germany shall automatically be changed such that the Lien in favor of the Superpriority Credit Facility is senior to the Lien in favor of the 2025 Credit Facility, the 2025 Notes and (for the avoidance of doubt) the New 2L Notes (it being understood that the Lien on the pledged equity of Diebold Germany securing the New 2L Notes shall at all times be junior to the Liens securing the Superpriority Credit Facility, the 2025 Credit Facility and the 2025 Notes); provided that, no such release will be effective until the applicable proceeding is actually commenced.

(d)The Issuer and each Guarantor will furnish to the Trustee and the Notes Collateral Agent, prior to each proposed release of Collateral pursuant to this Indenture (other than pursuant to Section 11.07(a) or Section 11.07(b)(4) or (5)) or pursuant to the Collateral Documents:
(77)an Officer’s Certificate requesting any such release, filing or other action without recourse, warranty or representation of any kind (express or implied);

(78)an Officer’s Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture, the Collateral Documents and the Intercreditor Agreements, as applicable to such release have been complied with and that it is permitted for the Trustee and/or the Notes Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer; and

(79)a form of such release (which release shall be in form reasonably satisfactory to the Trustee and shall provide that the requested release is without recourse or warranty to the Trustee).

(e)Upon compliance by the Issuer and each Guarantor, as the case may be, with the conditions precedent for any release of Collateral as set forth above, and if required by this Indenture upon delivery by the Issuer or the Guarantors to the Trustee an Opinion of Counsel to the effect that such conditions precedent have been complied with, the Trustee or the Notes Collateral Agent shall, at the Issuer’s expense, promptly cause to be released and reconveyed to the Issuer or the relevant Guarantors, as the case may be, the released Collateral, and take, at the Issuer’s expense, all other actions reasonably requested by the Issuer in connection therewith. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Collateral Document or in the Intercreditor Agreements to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or

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termination, unless and until it receives such Officer’s Certificate, upon which it shall be entitled to conclusively rely.

Section 11.08    Information Regarding Collateral.

(a)The Issuer will furnish to the Notes Collateral Agent, with respect to the Issuer or any Guarantor, promptly (and in any event within 10 days of such change or such longer period as then permitted under the facility (for the purposes of this paragraph, the “controlling facility”) governing that series of Indebtedness for which the Controlling Collateral Agent (as defined under the applicable Intercreditor Agreement)for any applicable Intercreditor Agreement acts as “collateral agent”) written notice of any change in such Person’s (1) corporate or organization name, (2) jurisdiction of organization or formation or the location of its registered office, principal place of business or chief executive office,
(3) identity or corporate structure or (4) organizational identification number. The Issuer and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will have been made within 10 days following such change (or such longer period as then permitted under the controlling facility) or within any applicable statutory period, under the Uniform Commercial Code, the PPSA and any other applicable laws that are required in the Collateral Documents in order for the Collateral to be made subject to the Lien of the Notes Collateral Agent under the Collateral Documents in the manner and to the extent required by this Indenture or any of the Collateral Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by the Collateral Documents. The Issuer also agrees promptly to notify the Notes Collateral Agent in writing if any material portion of the Collateral is damaged, destroyed or condemned in a manner which would reasonably be expected to have a material adverse effect.

Section 11.09    Collateral Documents and Intercreditor Agreements.

(a)Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by the provisions of any Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Intercreditor Agreement and (b) authorizes and instructs the Trustee and the Notes Collateral Agent to enter into (i) the ABL Intercreditor Agreement on the Issue Date, (ii) the First Lien Pari Passu Intercreditor Agreement on the Issue Date, (iii) the Junior Lien Pari Passu Intercreditor Agreement on the Issue Date, (iv) the Non-Released Multi Lien Intercreditor Agreement on the Issue Date and (v) the Multi Lien Intercreditor Agreement on the Issue Date in accordance with this Indenture and the other Note Documents, in each case as Trustee and as Notes Collateral Agent, as the case may be, and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein. The foregoing provisions as they relate to the Intercreditor Agreements are intended as an inducement to the lenders under the Superpriority Credit Facility, the 2025 Credit Facility and the ABL Facility to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the applicable Intercreditor Agreements.

(b)Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Notes Collateral Agent on the Shared Collateral (as defined in the Multi Lien Intercreditor Agreement) are expressly subject and subordinate to the Liens and security interests granted in favor of the First Priority Secured Parties (as defined in the Multi Lien Intercreditor Agreement), and
(ii) the exercise of any right or remedy by the Notes Collateral Agent or any other party hereunder in respect of such Shared Collateral is subject to the limitations and provisions of the Multi Lien Intercreditor Agreement. In the event of any conflict between the terms of the Multi Lien Intercreditor Agreement and the terms of this Indenture, the terms of the Multi Lien Intercreditor Agreement shall govern.

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Section 11.10    Suits to Protect the Collateral.

Subject to the provisions of Article 7, the Collateral Documents and the Intercreditor Agreements, the Trustee may direct the Notes Collateral Agent to take all actions it determines in order to:

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(a)
enforce any of the terms of the Collateral Documents; and hereunder.

(b)collect and receive any and all amounts payable in respect of the Obligations

Subject to the provisions of the Collateral Documents and the Intercreditor Agreements,
the Trustee and the Notes Collateral Agent shall have the power to institute and to maintain such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to prevent any impairment of the Collateral by an acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section
11.10 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.
Section 11.11    Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 11.12    Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer, the Company or the applicable Guarantor to make any such sale or other transfer.

Section 11.13    Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer, the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer, the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee or the Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Notes Collateral Agent.

Section 11.14    Spanish Particularities in Relation to any Spanish Collateral Documents.

(a)By their acceptance of the Notes, each of the Holders hereby:

(80)Appoints each of the Notes Collateral Agent and/or the Trustee, as applicable, to be its mandatario (empowered representative) for the purpose of executing any

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Spanish Collateral Document in the name and on behalf of the Holders, with the power to determine and agree any term and condition of such Spanish Collateral Document, execute any other agreement or instrument, give or receive any notice and take any other action in relation to the creation, perfection, maintenance, enforcement and release of the security created there under in the name and on behalf of the Holders; and

(81)undertakes to ratify and approve any such action taken in the name and on behalf of the Holders by the Notes Collateral Agent and/or the Trustee acting in such capacity.

(b)For the above purposes, each of the Holders shall, if so requested by the Notes Collateral Agent and/or the Trustee, as applicable:
(82)grant a power of attorney in favor of the Notes Collateral Agent and/or the Trustee entitling each of them to grant, perfect, register, novate, enforce and/or cancel the relevant Spanish Collateral Document; and

(83)notarize and apostille this power of attorney before a notary public in their jurisdiction of incorporation (if the process of notarization and apostille exists within that relevant jurisdiction, if not, to carry out the proper legalization process in order for such power of attorney to be valid in Spain).

(c)Each of the Holders hereby authorizes the Notes Collateral Agent and/or the Trustee, as applicable (whether or not by or through employees or agents):

(84)to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Notes Collateral Agent and/or the Trustee by the Spanish Collateral Documents together with such powers and discretions as are reasonably incidental thereto; and
(85)to take such action on its behalf as may from time to time be authorized under or in accordance with the Spanish Collateral Documents.

(d)To the extent any Holder is unable to grant such powers referred to above or in any other provision of this Indenture to the Notes Collateral Agent and/or the Trustee, each such Holder irrevocably undertakes before the Notes Collateral Agent, the Trustee and the other Holders to appear, carry out any action and execute any document needed or convenient with the Notes Collateral Agent and/or the Trustee to enable the Notes Collateral Agent and/or the Trustee to exercise any right, power, authority or discretion vested in it as Notes Collateral Agent and/or the Trustee, as applicable, pursuant to this Indenture and to execute any document or instrument including any Spanish Public Document.

ARTICLE 12 SATISFACTION AND DISCHARGE
Section 12.01    Satisfaction and Discharge.

(a)This Indenture will be discharged, and will cease to be of further effect as to all Notes and Note Guarantees issued hereunder, when either:

(86)all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been

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deposited in trust or segregated and held in trust by the Issuer) have been delivered to the Trustee for cancellation; or

(87)(A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent, as trust funds in trust solely for the benefit of the Holders, cash in Euros, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(B)no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(C)the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer under this Indenture; and
(D)the Issuer has delivered irrevocable instructions to the Trustee and the Paying Agent to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
(b)In addition, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 12.01(a)(2)(A), the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02    Application of Trust Money.

(a)Subject to the provisions of the Intercreditor Agreements and Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders

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of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 13

MISCELLANEOUS

Section 13.01    [Reserved].

Section 13.02    Notices.

(a)Any notice or communication to the Issuer, any Guarantor, the Trustee, the Notes Collateral Agent, the Common Depositary, the Principal Paying Agent or the Principal Registrar is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by electronic transmission, to its address set forth below:
if to the Issuer or any Guarantor:

c/o Diebold Nixdorf Dutch Holding B.V. 5995 Mayfair Road
North Canton, Ohio 44720-01507 Fax No.: (330) 490-6823
Email: james.barna@dieboldnixdorf.com Attention: James Barna with a copy to:

Sullivan & Cromwell LLP 125 Broad Street
New York, NY 10004 Fax No: (212) 291-9219
Email: blauta@sullcrom.com Attention: Ari Blaut

if to the Trustee:

U.S. Bank Trust Company, National Association 1350 Euclid Avenue, Suite 1100
Cleveland, Ohio 44115 CN-OH-RN11 Email: david.schlabach@usbank.com Attention: David A. Schlabach if to the Notes Collateral Agent:

GLAS Americas LLC
3 Second Street, Suite 206 Jersey City, NJ 07311
Email: TMGUS@glas.agency; clientservices.americas@glas.agency Telephone: +1 (201) 839-2181
Attention: Transaction Management

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if to the Common Depositary, Paying Agent and Registrar:

Elavon Financial Services DAC Building 8, Cherrywood Business Park Loughlinstown, Dublin 18
D18 W319, Ireland
Email: mbs.relationship.management@usbank.com
Attention: Structured Finance Relationship Management – Diebold

The Issuer, any Guarantor, the Trustee, the Notes Collateral Agent, the Common Depositary, the Principal Paying Agent or the Principal Registrar, by like notice, may designate additional or different addresses for subsequent notices or communications.
(b)All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by electronic transmission; provided that any notice or communication delivered to the Trustee or the Notes Collateral Agent shall be deemed effective upon actual receipt thereof.

(c)Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept; provided that, anything herein to the contrary notwithstanding, for so long as any Notes are represented by Global Notes, all notices to Holders of the Global Notes will be mailed or otherwise delivered to Euroclear and Clearstream and may be given in any manner as may be required or permitted by Euroclear or Clearstream, as the case may be. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee and the Notes Collateral Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to Euroclear and Clearstream for such Note (or its designee), according to the Applicable Procedures, if any, prescribed for the giving of such notice. In addition, for so long as any of the Notes on the Official List of the Exchange and the rules of the Exchange shall so require, notices with respect to the Notes will be notified to the Exchange.

(f)Each of the Trustee, the Notes Collateral Agent, the Principal Paying Agent and the Principal Registrar agree to accept and act upon notice, instructions or directions pursuant to this Indenture sent by electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee, the Notes Collateral Agent, the Principal Paying Agent and the Principal Registrar in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. None of the Trustee, the Notes Collateral Agent, the Principal Paying Agent or the Principal Registrar shall be liable for any losses, costs or expenses arising directly or

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indirectly from its reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.
(g)If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee, the Notes Collateral Agent and each Agent at the same time.
Section 13.03    [Reserved].

Section 13.04    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee or the Notes Collateral Agent to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee or the Notes Collateral Agent:

(a)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as the case may be (which shall include the statements set forth in Section 13.05), stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as the case may be (which shall include the statements set forth in Section 13.05), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that subject to Section 5.01(c), no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor, the Trustee and the Notes Collateral Agent of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C.

Section 13.05    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:
(a)a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

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Section 13.06    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07    No Personal Liability of Directors, Officers, Employees, Members, Partners and Shareholders.

No past, present or future director, officer, employee, incorporator, member, partner or shareholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor (other than the Issuer in respect of the Notes and each Guarantor in respect of its Note Guarantee) under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08    Governing Law.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.09    Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY SUBMITS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE NOTE GUARANTEES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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Section 13.11    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.12    Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Notes Collateral Agent in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 13.13    Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14    Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 13.15    Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16    PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 13.17    U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

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Section 13.18    Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 13.19    Spanish Provisions Relating to Executive Proceedings.

(a)Spanish Public Documents

At the reasonable request of the Trustee or the Notes Collateral Agent, this Indenture, the Notes, each Spanish Collateral Document, and any other document relating to any of the above (as well as any supplemental indentures, amendments hereto or thereto and any accession deeds or joinder agreements) shall be formalized as a Spanish Public Document. At the reasonable request of the Trustee or the Notes Collateral Agent, each Spanish Guarantor also undertakes to grant any public or private document required for the purposes of or in relation to such Spanish Public Document. Any costs and expenses relating to such formalization shall be paid and satisfied by the relevant Spanish Guarantor in accordance with this Indenture. The costs of issuance of the first copies (with and without enforcement title) of such Spanish Public Document shall be borne by the relevant Spanish Guarantors and the cost regarding the issuance of additional copies will be borne by the Party requesting such additional copies. Each Spanish Guarantors undertakes that the Spanish Public Document shall state any conditions that any of the Trustee or the Notes Collateral Agent reasonably considers necessary or convenient in respect of the enforceability of this Indenture, the Notes, or the Spanish Collateral Documents referred to in article 517 et seq of the Spanish Civil Procedural Law.

(b)Enforcement proceedings

(88)For the purpose of art. 571 et seq. of the Spanish Civil Procedural Law, the Parties agree that: (A) the amount due and payable under this Indenture that may be claimed in any executive proceedings will be contained in a certificate setting out the relevant calculations and determinations provided by the Trustee, the Notes Collateral Agent and/or the Holders and will be based on the accounts maintained by such the Trustee and/or the Notes Collateral Agent (as applicable) in connection with this Indenture (or any Supplemental Indenture or amendment thereto); (B) the Trustee, the Notes Collateral Agent and/or the Holders may (at the cost of the relevant Spanish Guarantor) have the certificate notarized evidencing that the calculations and determinations have been effected; and (C) the Trustee, the Notes Collateral Agent and/or the Holders may claim the total amount of the principal and interest due if there is a default in the repayment of any instalment of principal or interest.

(89)The Trustee or the Notes Collateral Agent may start, where applicable, executive proceedings (procedimiento ejecutivo) in Spain, in connection with or relating to this Indenture (or any Supplemental Indenture or amendment thereto) or the relevant Supplemental Indenture or amendment thereto, by providing to the relevant court the documents specified in article 573 of the Spanish Civil Procedural Law, namely: (A) an original notarial copy of this Indenture or the relevant Supplemental Indenture or amendment thereto; (B) a notarial document (acta notarial) incorporating the certificate of the Trustee or the Notes Collateral Agent referred to in paragraph (i) above for the purposes of Article 572 of the Spanish Civil Procedural Law; and

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(B)evidence that the relevant Spanish Guarantor has been notified of the amount which is due and payable resulting from the certificate (e.g., by means of a notarial document (acta notarial)).

(90)The Spanish Guarantors hereby expressly authorize the Notes Collateral Agent and the Trustee (and each Holder, as appropriate) to request and obtain certificates and documents issued by the notary who has formalized this Indenture (or any Supplemental Indenture or amendment thereto) in order to evidence its compliance with the entries of his registry-book and the relevant entry date for the purpose of numbers 4º or 5º (as applicable) of Article 517 of the Spanish Civil Procedural Law. The cost of such certificate and documents will be for the account of the Spanish Guarantor in the manner provided under this Indenture.

(91)For the purposes of article 540.2 of the Spanish Civil Procedural Law, the Spanish Guarantors acknowledge and accept that, provided that the relevant assignment, transfer or change of Holders has been made in accordance with the terms of this Indenture, any assignment, transfer or change of Holders shall be duly and sufficiently evidenced to any Spanish court by means of a certificate issued by the Notes Collateral Agent or the Trustee confirming who the Holders are in each moment, and therefore, those who are certified as Holders by the Notes Collateral Agent or the Trustee shall be able to initiate enforcement in Spain through procedimiento ejecutivo without further evidence being required.

(92)The default interest agreed under this Indenture shall also be the post- judgment interest rate for purposes of the provisions of article 576.1 of the Spanish Civil Procedural Law.
(93)Notwithstanding the provisions of Section 13.08 (Governing Law) above, none of the Holders will be prevented from initiating enforcement proceedings before the Spanish courts against the Spanish Guarantors, which is hereby expressly acknowledged and accepted by the Spanish Guarantors.

Section 13.20    Parallel Debt; Parallel Debt Owed to the Notes Collateral Agent.

This Section 13.20 is included in this Indenture solely for the purpose of ensuring the validity and effect of certain security rights governed by the laws of the Netherlands, Poland and Germany granted or to be granted pursuant to the applicable Collateral Documents and, for the avoidance of doubt, shall not limit the rights and remedies provided to the Trustee or the Notes Collateral Agent by the other provisions hereof and the provisions of the other Note Documents.

(af)Each of the Note Parties hereby irrevocably and unconditionally undertakes to pay to the Notes Collateral Agent as creditor in its own right and not as a representative of the other Secured Parties amounts equal to any amounts owing from time to time by that Note Party to any Secured Party under any Note Document as and when those amounts are due for payment under the relevant Note Document (each such payment undertaking of a Note Party in relation to any individual Secured Party, a “Parallel Debt Undertaking”, and all Parallel Debt Undertakings of each Note Party taken together, its “Parallel Debt”).

(ag)Each of the Note Parties and the Notes Collateral Agent acknowledge that the obligations of each Note Party under any Parallel Debt Undertaking are several and are separate and independent from, and shall not in any way limit or affect, the obligations of that Note Party to that relevant Secured Party under any Note Document that corresponds to the relevant Parallel Debt Undertaking (its “Corresponding Debt”) nor shall the amounts for which each Note Party is liable under any Parallel Debt Undertaking be limited or affected in any way by its Corresponding Debt provided that:

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(1)the Notes Collateral Agent shall not demand payment with regard to the Parallel Debt Undertaking of a Note Party to the extent that the relevant Holder’s Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged;
(2)a Secured Party shall not demand payment with regard to the Corresponding Debt of a Note Party to the extent that such Note Party’s Parallel Debt Undertaking has been irrevocably paid or (in the case of guarantee obligations) discharged.
(3)each Parallel Debt Undertaking shall cover, in an anticipatory manner as to its scope, any future changes in the relevant Corresponding Debt, in particular any such changes resulting from any future increase of any loan or note facility, any future extension of the agreed maturity thereof or any future change of the interest rate charged thereunder;

(4)each Parallel Debt Undertaking shall be due and payable at any time from the date of this Indenture in an amount which equals the amount and currency or currencies of the relevant Corresponding Debt that is due and payable at the same time as the relevant Corresponding Debt; and

(5)each Parallel Debt Undertaking shall remain effective notwithstanding any transfer or assumption of its Corresponding Debt in whole or in part to or by any third party, irrespective of whether any such transfer or assumption is effected by way of assignment or assignment and transfer by way of assumption of contract or otherwise.
(ah)The Notes Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Collateral under the Collateral Documents granted under the Note Documents to the Notes Collateral Agent to secure the Parallel Debt Undertakings is granted to the Notes Collateral Agent in its capacity as creditor of each Parallel Debt Undertaking and shall not be held on trust.

(ai)All monies received or recovered by the Notes Collateral Agent pursuant to this Section 13.20, and all amounts received or recovered by the Notes Collateral Agent from or by the enforcement of any collateral under the Collateral Documents granted to secure any Parallel Debt Undertaking, shall be applied in accordance with this Indenture.
(aj)Without limiting or affecting the Notes Collateral Agent’s rights against the Note Parties (whether under this Section 13.20 or under any other provision of the Note Documents), each Holder acknowledges that:

(6)nothing in this Section 13.20 shall impose any obligation on the Notes Collateral Agent to advance any sum to any Holder or otherwise under any Note Document, except in its capacity as lender;

(7)for the purpose of any vote taken under any Note Document, the Notes Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a lender; and

(8)for purposes of any Dutch Collateral Document, any resignation by the Notes Collateral Agent is not effective with respect to its rights under the Parallel Debt until all rights and obligations under the Parallel Debt have been assigned to and assumed by the successor agent appointed in accordance with this Indenture.

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(ak)The Notes Collateral Agent will reasonably cooperate in transferring its rights and obligations under the Parallel Debt to a successor agent in accordance with this Indenture and will reasonably cooperate in transferring all rights and obligations under any Collateral Document to such successor agent. All parties to this Indenture hereby, in advance, irrevocably grant their cooperation (medewerking) to such transfers of rights and obligations by the Notes Collateral Agent to a successor agent in accordance with this Indenture.

(al)The provisions of this Section 13.20 may not apply for any Collateral Documents governed by French law.
Section 13.21    Judgment Currency.

(a)If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, under applicable law that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

(b)The obligation of the Note Parties in respect of any sum due from them to the Trustee or any Holder hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Indenture (the “Indenture Currency”), be discharged only to the extent that on the Business Day following receipt by the Trustee of any sum adjudged to be so due in the Indenture Currency the Trustee may in accordance with normal banking procedures purchase the Indenture Currency with the Judgment Currency; if the amount of Indenture Currency so purchased is less than the sum originally due to the Trustee in the Agreement Currency, the Note Parties agree notwithstanding any such judgment to indemnify the Trustee against such loss, and if the amount of the Indenture Currency so purchased exceeds the sum originally due to the Trustee, the Trustee agrees to remit to the Note Parties such excess.

[Signatures on following page]

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ISSUER:
DIEBOLD NIXDORF DUTCH HOLDING B.V.
BY:
NAME: ELIZABETH RADIGAN
TITLE: AUTHORIZED SIGNATORY
COMPANY:
DIEBOLD NIXDORF, INCORPORATED
BY:
NAME: JEFFREY RUTHERFORD
TITLE: EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

GUARANTORS & GUARANTEEING SUBSIDIARIES:

DIEBOLD GLOBAL FINANCE CORPORATION
BY:
NAME: JAMES BARNA
TITLE: VICE PRESIDENT AND TREASURER

DIEBOLD HOLDING COMPANY, LLC
BY:
NAME: JAMES BARNA
TITLE: VICE PRESIDENT AND TREASURER

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DIEBOLD SST HOLDING COMPANY, LLC
BY:
NAME: JAMES BARNA
TITLE: VICE PRESIDENT AND TREASURER

GRIFFIN TECHNOLOGY INCORPORATED
BY:
NAME: ELIZABETH RADIGAN
TITLE: VICE PRESIDENT AND SECRETARY

DIEBOLD SELF-SERVICE SYSTEMS
BY:
NAME: JAMES BARNA
TITLE: VICE PRESIDENT AND TREASURER

DIEBOLD NIXDORF TECHNOLOGY FINANCE, LLC
BY:
NAME: JAMES BARNA
TITLE: VICE PRESIDENT AND TREASURER

DIEBOLD NIXDORF CANADA, LIMITED
BY:
NAME: JONATHAN LEIKEN
TITLE: VICE PRESIDENT AND SECRETARY

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DIEBOLD CANADA HOLDING COMPANY INC.
BY:
NAME: JONATHAN LEIKEN
TITLE: VICE PRESIDENT AND SECRETARY

DIEBOLD NIXDORF BV
BY:
NAME: HELENA MUELLER
TITLE: MANAGING DIRECTOR

DIEBOLD NIXDORF GLOBAL HOLDING B.V.
BY:
NAME: ELIZABETH RADIGAN
TITLE: AUTHORIZED SIGNATORY

DIEBOLD NIXDORF B.V.
BY:
NAME: ELIZABETH RADIGAN
TITLE: AUTHORIZED SIGNATORY

DIEBOLD NIXDORF SOFTWARE PARTNER B.V.
BY:
NAME: MICHAEL ENGEL
TITLE: MANAGING DIRECTOR
DIEBOLD NIXDORF SOFTWARE C.V.

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BY DIEBOLD NIXDORF SOFTWARE PARTNER B.V. AS GENERAL PARTNER
BY:
NAME: MICHAEL ENGEL
TITLE: MANAGING DIRECTOR

DIEBOLD NIXDORF GLOBAL SOLUTIONS B.V.
BY:
NAME: HENDRIK SCHOUTEN
TITLE: MANAGING DIRECTOR

DIEBOLD NIXDORF S.A.S.
BY:
NAME: OCTAVIO MARQUEZ
TITLE: PRESIDENT

DIEBOLD NIXDORF HOLDING GERMANY GMBH
BY:
NAME: OLAF HEYDEN
TITLE: MANAGING DIRECTOR

WINCOR NIXDORF INTERNATIONAL GMBH
BY:
NAME: OLAF HEYDEN
TITLE: MANAGING DIRECTOR

DIEBOLD NIXDORF SYSTEMS GMBH

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BY:
NAME: JÖRN FÖRSTER
TITLE: MANAGING DIRECTOR
DIEBOLD NIXDORF DEUTSCHLAND GMBH
BY:
NAME: ROLAND SORKE
TITLE: MANAGING DIRECTOR

DIEBOLD NIXDORF LOGISTICS GMBH
BY:
NAME: CHRISTINA WIEBER
TITLE: MANAGING DIRECTOR

DIEBOLD NIXDORF GLOBAL LOGISTICS GMBH
BY:
NAME: CHRISTINA WIEBER
TITLE: MANAGING DIRECTOR

WINCOR NIXDORF FACILITY GMBH
BY:
NAME: JÖRN FÖRSTER
TITLE: MANAGING DIRECTOR

DIEBOLD NIXDORF REAL ESTATE GMBH & CO. KG
BY DIEBOLD NIXDORF SECURITY GMBH AS GENERAL PARTNER
BY:
NAME: JÖRN FÖRSTER
TITLE: MANAGING DIRECTOR

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DIEBOLD NIXDORF BUSINESS ADMINISTRATION CENTER GMBH
BY:
NAME: JÖRG KLEINSCHMIDT
TITLE: MANAGING DIRECTOR

IP MANAGEMENT GMBH
BY:
NAME: OLAF HEYDEN
TITLE: MANAGING DIRECTOR

DIEBOLD NIXDORF VERMÖGENSVERWALTUNGS GMBH
BY:
NAME: OLAF HEYDEN
TITLE: MANAGING DIRECTOR

DIEBOLD NIXDORF SECURITY GMBH
BY:
NAME: JÖRN FÖRSTER
TITLE: MANAGING DIRECTOR
DIEBOLD NIXDORF OPERATIONS GMBH
BY:
NAME: MICHAEL SCHÜTT
TITLE: MANAGING DIRECTOR

DIEBOLD NIXDORF FINANCE GERMANY GMBH

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BY:          NAME: JÖRN FÖRSTER
TITLE: MANAGING DIRECTOR

DIEBOLD NIXDORF S.R.L.
BY:
NAME: JONATHAN LEIKEN
TITLE: AUTHORIZED SIGNATORY
PLACE OF EXECUTION:

DIEBOLD NIXDORF SP. Z O.O.
BY:
NAME: ADRIAN GAWRYŚ
TITLE: MEMBER OF THE MANAGEMENT BOARD

DIEBOLD NIXDORF BPO SP. Z O.O.
BY:
NAME: ADRIAN GAWRYŚ
TITLE: MEMBER OF THE MANAGEMENT BOARD

DIEBOLD NIXDORF S.L.
BY:
NAME: D. LUIS CARLOS RODRÍGUEZ ARGÜELLES
TITLE: MANAGING DIRECTOR

DIEBOLD NIXDORF AB

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BY:          NAME: RENE LAUXTERMANN
TITLE: DIRECTOR

DIEBOLD NIXDORF (UK) LIMITED
BY:
NAME: PAUL GEORGE YOUNG
TITLE: DIRECTOR

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U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:
Name: David A. Schlabach
Title: Vice President

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GLAS AMERICAS LLC,
as Notes Collateral Agent
By:
Name:
Title:

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ELAVON FINANCIAL SERVICES DAC,
as Paying Agent, Transfer Agent and Registrar
By:
Name: Michael Leong
Title: Authorized Signatory

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APPENDIX A

PROVISIONS RELATING TO NOTES

Section 1.1    Definitions.

(a)Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Common Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Distribution Compliance Period,” means, with respect to any Note, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Regulation S” means Regulation S promulgated under the Securities Act. “Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act. “United States” means the United States of America.
“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.
“U.S. person” means a “U.S. person” as defined in Regulation S.

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(b)Other Definitions.

Term:	Defined in Section:
“Agent Members” ........................................................................................	2.1(c)
“Definitive Notes Legend”...........................................................................	2.2(e)
“ERISA Legend” .........................................................................................	2.2(e)
“Global Note” ............................................................................................	2.1(b)
“Global Notes Legend” ...............................................................................	2.2(e)
“IAI Global Note” .......................................................................................	2.1(b)
“OID Legend” ............................................................................................	2.2(e)
“Regulation S Global Note” ........................................................................	2.1(b)
“Regulation S Notes”...................................................................................	2.1(a)
“Restricted Notes Legend” ..........................................................................	2.3(e)
“Rule 144A Global Note”............................................................................	2.1(b)
“Rule 144A Notes” .....................................................................................	2.1(a)

Section 2.1    Form and Dating

(a)(x) The Notes issued on July 25, 2020 were (i) offered and sold by the Issuer to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(y) The Notes issued on December 29, 2022 shall be offered and sold by the Company in reliance on Section 4(a)(2) of the Securities Act and resold initially only to (1) QIBs in reliance on Rule 144A (and will constitute “144A Notes”), (2) IAIs that are not QIBs and that are purchasing for their own account or for the account of another IAI (and will constitute “IAI Notes”) and (3) Persons other than U.S. persons in reliance on Regulation S (and will constitute “Regulation S Notes”). Additional Notes may also be considered to be 144A Notes, IAI Notes or Regulation S Notes, as applicable.

(b)Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited with the Common Depositary, and registered in the name of the Common Depositary or a nominee of the Common Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Common Depositary or a nominee of the Common Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of

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outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Common Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

(c)Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Common Depositary.
The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Issuer signed by an Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Common Depositary for such Global Note or Global Notes or the nominee of such Common Depositary and (ii) shall be delivered by the Trustee to such Common Depositary or pursuant to such Common Depositary’s instructions.

Members of, or participants in, Euroclear or Clearstream (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Common Depositary or its nominee or under such Global Note, and the Common Depositary or its nominee, as applicable, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between Euroclear or Clearstream and their Agent Members, the operation of customary practices of Euroclear or Clearstream governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2    Transfer and Exchange.

(a)Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(i)to register the transfer of such Definitive Notes; or

(ii)to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(9)shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(10)in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to

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Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i)a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii)written instructions directing the Registrar to make an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding Euroclear or Clearstream, as applicable, account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Common Depositary to cause, in accordance with the standing instructions and procedures of Euroclear or Clearstream, as applicable, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c)Transfer and Exchange of Global Notes.

(i)The transfer and exchange of Global Notes or beneficial interests therein shall be effected through Euroclear and Clearstream, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of Euroclear and Clearstream therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with Euroclear and Clearstream’s procedures containing information regarding the participant account in Euroclear and Clearstream to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and

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not in part if the transfer is by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or any such nominee to a successor Common Depositary or a nominee of such successor Common Depositary.

(d)Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.
(i)Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a
Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii)During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii)Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(v)If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuer shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e)Legends.

(i)Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes

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issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):
For Notes issued on July 25, 2020:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH DIEBOLD NIXDORF DUTCH HOLDING B.V. (THE “ISSUER”) OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO DIEBOLD NIXDORF DUTCH HOLDING B.V. (THE “ISSUER”), DIEBOLD NIXDORF, INCORPORATED OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF €250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE

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DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”): IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO
THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV (“EUROCLEAR”), OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY FOR THIS SECURITY OR ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY FOR THIS SECURITY OR ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY, EUROCLEAR OR CLEARSTREAM, TO NOMINEES OF THE COMMON DEPOSITARY, EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT

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INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT TO WHICH SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), APPLIES, OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, ACCOUNT OR ARRANGEMENT, OF A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), OF A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) THAT HAS NOT MADE AN ELECTION UNDER SECTION 410(D) OF THE CODE, OR OF A NON-
U.S. PLAN, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY OTHER APPLICABLE UNITED STATES FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS SIMILAR TO ERISA AND THE CODE.

For Notes issued on December 29, 2022:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO DIEBOLD NIXDORF DUTCH HOLDING B.V. (THE “ISSUER”), DIEBOLD NIXDORF, INCORPORATED OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF €250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE

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DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV (“EUROCLEAR”), OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY FOR THIS SECURITY OR ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY FOR THIS SECURITY OR ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY, EUROCLEAR OR CLEARSTREAM, TO NOMINEES OF THE COMMON DEPOSITARY, EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY (A) “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) WHICH IS SUBJECT TO TITLE I OF ERISA, (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT DESCRIBED IN SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 4975 OF THE CODE OR ANY OTHER

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U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES
(A) AND (B), PURSUANT TO ERISA, ANY SIMILAR LAWS OR OTHERWISE, OR
(2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
Each Exchange Note shall bear the following additional legend (“OID Legend”):

THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES (“OID”). HOLDERS MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY BY SUBMITTING A WRITTEN REQUEST FOR IT TO THE COMPANY AT C/O DIEBOLD NIXDORF, INCORPORATED, 50 EXECUTIVE PARKWAY, PO BOX 2520, HUDSON, OHIO 44236-1605, ATTENTION: CORPORATE SECRETARY.

(ii)Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(iii)After a transfer of any Notes during the period of the effectiveness of a shelf registration statement with respect to such Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Notes shall cease to apply and the requirements that any such Notes be issued in global form shall continue to apply.

(f)Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Common Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar to reflect such reduction.

(g)Obligations with Respect to Transfers and Exchanges of Notes.

(i)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07 of this Indenture), but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in

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connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.10, 4.15, 4.16 and 9.05 of this Indenture).

(iii)Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(v)In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h)No Obligation of the Trustee.

(i)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in Euroclear and/or Clearstream or any other Person with respect to the accuracy of the records of Euroclear and/or Clearstream or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Common Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Common Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Common Depositary subject to the applicable rules and procedures of Euroclear and/or Clearstream. The Trustee may rely and shall be fully protected in relying upon information furnished by the Common Depositary with respect to its members, participants and any beneficial owners.

(ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Euroclear and/or Clearstream participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3    Definitive Notes.

(am)A Global Note deposited with the Common Depositary or its nominee pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) Euroclear or

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Clearstream, as the case may be, notifies the Issuer that it is unwilling or unable to continue as a depositary for the Global Notes and a successor clearing agency is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Common Depositary. In addition, any Affiliate of the Issuer or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Issuer or Trustee.

(an)Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Common Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of €2,000 and integral multiples of €1,000 in excess thereof and registered in such names as the Common Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(ao)The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(ap)In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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APPENDIX B

AGREED SECURITY PRINCIPLES

1.Agreed Security Principles

(a)Subject to paragraph (b) below, the guarantees and security required to be provided under the Note Documents (i) by any Note Party incorporated in a Foreign Guarantor Jurisdiction (such term as defined below) (a “Foreign Note Party”) or (ii) over the Equity Interests of a Foreign Note Party owned by any Note Party, will in each case, be given in accordance with the security principles set out in this Appendix B (these “Agreed Security Principles”). This Appendix B identifies the Agreed Security Principles and determines the extent and terms of the guarantees and security proposed to be provided (x) by the Foreign Note Parties and (y) in respect of the Equity Interests of Foreign Note Parties owned by any Note Party in relation to the Notes (or any refinancing thereof) and the other Obligations.

(b)To the extent that an interpretation of these Agreed Security Principles or a determination is required to be made hereunder in connection with the delivery of guarantees and security or the terms of the guarantees and security, such determination will be made by the Company and the Notes Collateral Agent and, with respect to any provisions relating to protections or obligations of the Trustee or the Notes Collateral Agent, the Trustee and the Notes Collateral Agent, respectively. For the avoidance of doubt, neither the Notes Collateral Agent nor the Trustee shall have any obligation to ensure that the security and guarantees provided are consistent with these Agreed Security Principles.

2.Guarantees

Subject to the guarantee limitations set out in the Note Documents, and with respect to the Foreign Note Parties, customary limitations in the relevant jurisdiction reasonably agreed by the Company and the Notes Collateral Agent, each guarantee by a Foreign Note Party will be an upstream, cross- stream and downstream guarantee for the Obligations in accordance with, and subject to, the terms of these Agreed Security Principles in each relevant jurisdiction (references to "security" to be read for this purpose as including guarantees).

3.Secured Liabilities

Security documents will secure, subject to local law restrictions, all liabilities of Note Parties under the Note Documents in accordance with, and subject to, the terms of the Agreed Security Principles in each relevant jurisdiction.

4.Overriding Principle

(a)The guarantees and security to be provided in respect of the Note Documents by Foreign Subsidiaries in accordance with these Agreed Security Principles are only to be given by Foreign Subsidiaries which are incorporated in Germany, Belgium, France, England & Wales, Sweden, Spain, Poland, Italy and the Netherlands (each a “Foreign Guarantor Jurisdiction”) and no security or guarantees shall be required to be given by Foreign Subsidiaries not incorporated in Foreign Guarantor Jurisdictions.

(b)The parties agree that the overriding intention, subject to paragraph (a) above, is for security only to be granted by, and shall be limited, to a Foreign Note Party which is incorporated in a Foreign Guarantor Jurisdiction in respect only over (and in any case only to the extent commercially and legally feasible in such Foreign Guarantor Jurisdiction):

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(A)its Required Accounts (without control over use prior to a Default);

(B)its tangible moveable property;

(C)intra-group receivables owed to such Foreign Note Party;

(D)intellectual property owned by such Foreign Note Party;

(E)insurance policies;

(F)account and trade receivables owed to such Foreign Note Party;

(G)the shares and/or quotas owned in such Foreign Note Party by its direct holding company provided that such direct holding company is also a Note Party and shares owned by such Foreign Note Party in its direct subsidiaries;

(H)fee owned real property having a fair market value in excess of
$10,000,000;

(I)in the case of an English Note Party, its goodwill and uncalled capital;

(J)all of its assets by way of a qualifying floating charge (or equivalent) from an English Note Party and any other Foreign Note Party incorporated in a Foreign Guarantor Jurisdiction with a practical equivalent of an English law floating charge;

(K)tort claims, investments and contractual claims against third parties; and

(L)in the case of a security provider incorporated in Sweden, corporate mortgage (Sw. företagshypotek) over corporate mortgage registrations (Sw. företagsinteckingar).

(the “Overriding Principle”) and that no other security shall be required to be given by any other Foreign Note Party or any other person or in relation to any other asset.

(c)Without prejudice to paragraph (b) above, no guarantees shall be required to be granted by and no security shall be required to be granted by or in (i) any Subsidiary that is an Excluded Subsidiary or (ii) any asset that is an Excluded Asset.

(d)In addition, for the avoidance of doubt, no Foreign Note Party incorporated in France shall be under any obligation pursuant to these Agreed Security Principles to grant security interest on any asset if it is reasonably determined by such Foreign Note Party incorporated in France that the grant of such security interest requires a prior opinion of its works council (comité social et économique) to be delivered (or deemed delivered), where such opinion has not been delivered (or is not deemed delivered). If it is reasonably determined by the Company and the Notes Collateral Agent that the applicable time and cost of obtaining such opinion would be disproportionate to the benefit accruing to the Holders of obtaining such security interest, the Foreign Note Party incorporated in France shall not launch the works council’s consultation process and shall not be under any obligation to grant the security interest on such relevant asset.

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5.Governing Law and Jurisdiction of Security

(a)Except as described below, all security will be governed by the law of the jurisdiction of incorporation of the applicable grantor of the security.

(b)Share security over any subsidiary will be governed by the law of the place of incorporation of that subsidiary or of the applicable grantor, provided that such place of incorporation is a Foreign Guarantor Jurisdiction, the United States or Canada.

(c)Any security in respect of inventory and if reasonably required by the Notes Collateral Agent, other Required Accounts shall be governed by the law of the jurisdiction in which it is located, provided that the location is a Foreign Guarantor Jurisdiction, the United States or Canada.

(d)Security in relation to any receivables will be governed by the laws of the governing law of such receivables or the place of incorporation of the applicable grantor, provided that such law is the law at a Foreign Guarantor Jurisdiction.

(e)No action in relation to security (including any perfection step, further assurance step, filing or registration) will be required in jurisdictions where the applicable grantor of the security is not incorporated other than in the United States, Canada or another Foreign Guarantor Jurisdiction.

6.Terms of security documents

The following principles will be reflected in the terms of any security taken in connection with the Notes (or any refinancing thereof):

(a)security will be ranking in accordance with the lien priorities in any applicable Intercreditor Agreement;

(b)security will, to the extent possible under local law, not be enforceable until the occurrence of an Event of Default (an “Applicable Event”) which is continuing (and, with respect to security governed by the laws of the Netherlands, constitutes a default in the performance of the secured obligations);

(c)with respect to security interests granted by an Italian Note Party (or governed by Italian law) and a Spanish Note Party, an Applicable Event will be a payment default or the acceleration of the relevant secured obligations;

(d)unless as otherwise required to perfect the security or required by law (e.g. with respect to the power of attorney for the purposes of the notarization of the equity pledge security of any German Note Party or the Spanish law irrevocable power of attorney to be granted in relation to the Spanish law Security), the beneficiaries of the security or any agent will only be able to exercise a power of attorney granted by a Note Party and to exercise any withdrawal rights in respect of a secured asset following (1) the occurrence of an Applicable Event which is continuing or (2) if the relevant Note Party has failed to comply with its obligations under the relevant security documents within five Business Days of request;

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(e)the security documents should only operate to create security rather than to impose new commercial obligations or repeat clauses in other Note Documents; accordingly:

(i)they should not contain identical or additional representations, undertakings or indemnities (including in respect of insurance, information, maintenance or protection of assets or the payment of fees, costs and expenses) unless required for the creation or perfection of security, to maintain effective security or customary in the relevant jurisdiction;

(ii)notwithstanding anything to the contrary in any security document, the terms of a security document shall not operate or be construed so as to prohibit or restrict any transaction, matter or other step permitted by the Note Documents or where the applicable level of holder consent required by the relevant Note Document (“Required Holder Consent”) has been obtained and the Notes Collateral Agent shall (pursuant to its authority under Section 11.07 of the Indenture, and solely in accordance therewith), upon the reasonable request of a Foreign Note Party that grants Collateral (a “Chargor”) (to the extent requested by the Notes Collateral Agent), enter into such documentation and/or take such other action as is required by a Chargor (acting reasonably) in order to facilitate any such transaction, matter or other step, including by way of executing any confirmation, consent to dealing, release or other similar or equivalent document, provided that any costs and expenses incurred by the Notes Collateral Agent entering into such documentation and/or taking such other action at the request of such Chargor pursuant to this paragraph shall be for the account of such Chargor, in accordance with the costs and expenses provisions set out in the Indenture and such provision shall be included in each security document; and

(iii)the security documents should not operate so as to require additional consents or authorisations from the Holders;

(f)security will, where possible, automatically create security over future assets of the same type as those already secured; where local law requires supplemental pledges or notices to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental pledges or notices will (unless otherwise customary in the relevant jurisdiction) be provided periodically at intervals no more frequent than quarterly (unless required more frequently under local law or local market practice, including if required due to the shorter maturity of the relevant future acquired asset) (or with such higher frequency specified by the Notes Collateral Agent after the occurrence of an Applicable Event);

(g)the security documents will provide that, upon the occurrence of the date on which all Obligations (or Secured Obligations (as defined in the ABL Intercreditor Agreement, in the case of any Common Lien, as defined in the ABL Intercreditor Agreement)) (in each case other than in respect of contingent indemnification and expense reimbursement claims not then due) have been paid in full, the Notes Collateral Agent shall, at the request of and the cost and expense of the Company, and solely with respect to the Obligations (or Secured Obligations), release, reassign or retransfer the respective asset or class of assets to the relevant Note Party, and shall take all actions and execute any and all documents as may be necessary or convenient to evidence the cancellation, release and termination of all guarantees and security pursuant to Sections 10.06 and 11.07 of the Indenture without having to make or being deemed to make any representation or warranty, whether express

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or implied, with respect to the relevant payor’s financial soundness and/or any asset or class of assets so released and subject to the rights of any person having prior rights over any such assets; any such release, reassignment, retransfer, cancellation or termination is made in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in bankruptcy, insolvency, liquidation, administration or otherwise, without limitation, then such security or guarantee will continue or be reinstated as if the release, reassignment, retransfer, cancellation or termination had not occurred;

(h)unless required by local law or customary in the relevant jurisdiction, the circumstances in which the Collateral shall be released should not be dealt with in individual security documents but, if so required, shall, except to the extent required by local law, be the same as those set out in the Note Documents;

(i)other than in each case of any German law share pledge agreement, each security document must contain a clause which records that if there is a conflict between the security document, the Indenture or any applicable Intercreditor Agreement then (to the fullest extent permitted by law) the provisions of the Indenture and the applicable Intercreditor Agreement will take priority over the provisions of the security document unless and to the extent it would prejudice the legality, creation, priority, perfection, validity or enforceability of such security document or the security created under or pursuant to the security document, save with respect to the release of the security interests where applicable law and market practice require certain additional steps in order to address local law claw back issues (e.g. comfort documents);

(j)each of the security documents will, to the extent possible under local law, include a provision that provides that (i) all rights, protections, limitations on liability, exculpations and indemnifications provided or otherwise afforded to the Trustee and the Notes Collateral Agent under the Indenture, including, without limitation Article 7 of the Indenture, shall apply in all respects to the Notes Collateral Agent as chargee, security trustee or pledgee under the applicable security document, (ii) the applicable security document shall be subject to the provisions of Section 7.07 of the Indenture, which provisions shall apply to the applicable security document mutatis mutandis as though fully set forth therein, with each reference to the Issuer or Company, as applicable, being read to include the applicable chargor or pledgor, (iii) the Notes Collateral Agent may act and exercise rights under the applicable security document, but shall not be obligated to act or exercise rights under the applicable security documents (and shall not incur liability for failure to act or exercise rights) unless directed in writing by the Holders pursuant to Article 6 of the Indenture (or otherwise in accordance with the Indenture); provided that the Notes Collateral Agent shall not be required to take any action or exercise any right that, in its opinion or the opinion of its counsel, may lead it to expend its own funds or expose the Notes Collateral Agent to liability (financial or otherwise) or that is contrary to any Note Document or applicable laws (for the avoidance of doubt, the Notes Collateral Agent may refrain from acting in accordance with any instructions of any Holder or group of Holders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Note Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions);

(k)subject to (or to the extent permitted by) the applicable law and in accordance with market practice, the terms of the security documents shall secure the Obligations as such Obligations (and/or the Indenture or other Note Documents) (or, where relevant, parallel

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debt derived therefrom) may be amended, amended and restated, restated, supplemented, replaced, renewed, restructured, extended, refunded, refinanced or otherwise modified from time to time (including without limitation, where such transactions result in any increases or decreases of the principal amount of the Obligations, any extensions of maturity, any changes in interest rates or other economic terms, or any changes in the Secured Parties, Holders or Holders’ agents) so as to minimize the need for any additional security documents, confirmations, reaffirmations, supplements, amendments or other actions with respect to such security documents in connection with the foregoing; and

(l)each of the security documents will provide that all proceeds will be applied in accordance with the Intercreditor Agreements and Section 6.13 of the Indenture.

7.Shares and/or quotas

(a)Until an Applicable Event has occurred and is continuing, to the extent possible under local law, the legal title of the shares and/or quotas subject to any security will remain with the relevant grantor of the security (unless transfer of title on granting such security is customary in the applicable jurisdiction and does not result in any risk of liability to the Notes Collateral Agent (as advised by the advisors to the Notes Collateral Agent or Holders)).

(b)Until an Applicable Event has occurred and is continuing, to the extent possible under local law, any grantor of share security will be permitted to retain and to exercise all voting rights and powers in relation to any shares and other related rights charged by it and receive, own and retain all assets and proceeds in relation thereto without restriction or condition, provided that (to the extent permitted by the applicable law) such grantor must not exercise any such voting rights and powers in any manner which:

(i)has the effect of changing the rights of such shares or of any related rights with respect to such shares, unless specifically permitted by the Indenture; or

(ii)adversely affects the validity or enforceability of such share security or causes an Event of Default to occur, or is otherwise materially prejudicial to the interests of the Notes Collateral Agent and/or the Secured Parties.

(c)Where customary and applicable as a matter of law and following a request by the Notes Collateral Agent, as soon as reasonably practicable (taking into account any stamping, endorsement in blank, assignment in blank or other transfer requirements) following the granting of any share security over certificated shares or quotas, the applicable share certificate (or other documents evidencing title to the relevant shares, including any shareholder's register, as applicable) and a stock transfer form executed in blank (or applicable law equivalent) will be provided to the Notes Collateral Agent.

(d)No security shall be required to be granted over any shares or ownership interests in any person that are not directly owned by its immediate holding company.

(e)If required under local law, security over shares and/or quotas will be notarised and registered subject to the general principles set out in these Agreed Security Principles. In particular, but not limited to, to the extent applicable, security over shares and/or quotas issued by a Spanish company will be registered in the relevant registry book of shareholders (libro registro de acciones nominativas) and/or the relevant registry book of

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quotaholders (libro registro de socios) or with the relevant depositary entity and on the titles to property over the shares/quotas; with respect to shares in Polish companies, the information on establishment of share security will be entered into the book of shares (księga udziałów) and into the list of shareholders (lista wspólników), which will be filled together with motions for registrations of registered pledges over shares in each Polish company within the relevant registry courts.

(f)Unless the restriction is required by law, the constitutional documents of the company whose shares have been charged will be amended to remove any restriction on the transfer, approval requirements or the registration of the transfer of the shares on enforcement of the security granted over them or to allow exercising voting rights by the Notes Collateral Agent or to allow the Notes Collateral Agent to convene a general meeting. To the extent applicable, the applicable grantor of the security will use its commercially reasonable efforts to obtain the registration of any needed amendment of the by-laws with the relevant mercantile registry as soon as practicable.

8.Bank accounts

(a)Until an Applicable Event has occurred and is continuing, unless the Indenture expressly provides for any specific account (by reference to its purpose) to be subject to specific restrictions on use, any Note Party will be free to deal, operate and transact business in relation to any bank accounts over which it grants security (including opening and closing accounts) until the occurrence of an Applicable Event which is continuing.

(b)If required by local law to create or perfect the security, notice of the security will be served on the account bank in relation to applicable accounts within five (5) Business Days of the creation or intended creation of the security over such account, and the applicable grantor of the security will use its commercially reasonable efforts to obtain a signed acknowledgement of that notice. Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent any member of the Group from using a bank account in the course of its business, no notice of security will be served until the occurrence of an Applicable Event that is continuing.

(c)Any security over bank accounts will be subject to any security interests in favour of the account bank, which are created either by law or in the standard terms and conditions of the account bank. No grantor of security will be required to change its banking arrangements or standard terms and conditions in connection with the granting of bank account security, but will, in relation to accounts in Germany, the Netherlands and Belgium, be required to request the account bank to waive such liens pursuant to its general terms and conditions.

(d)[Reserved].

(e)If any bank account is required to be opened as a matter of local law in order to perfect any share security required to be granted in accordance with these Agreed Security Principles,
(i) such bank account shall not be required to be opened prior to the date falling 90 days after such share security is granted and (ii) the Holders authorise the Notes Collateral Agent to enter into any documentation requested by the applicable account bank in connection with such security.

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(f)If required under applicable local law, security over bank accounts will be registered subject to the general principles set out in these Agreed Security Principles.

9.Moveable Property

(a)A Foreign Note Party shall grant security over its moveable property, subject to the general principles in these Agreed Security Principles.

(b)No security over inventory needs to be granted by a Foreign Note Party if no security needs to be granted under the ABL Facility.

(c)Until an Applicable Event has occurred and is continuing and to the extent permitted under the Note Documents, the Foreign Note Party providing the security is permitted to dispose of and use its moveable assets in accordance with the terms of the Indenture.

(d)If the granting of effective security over moveable assets gives rise to registration costs or similar taxes or costs, the secured amount under such security will be proportionate to the value of the underlying moveable asset (together with such buffer as may be reasonably agreed by the Notes Collateral Agent with the Company to reflect the fluctuating nature of the asset class), and ‘mandates’ to grant security will be granted where customary.

10.Insurance Policies

(a)Each Foreign Note Party shall grant security over its insurance policies, subject to the general principles in these Agreed Security Principles and other than insurance proceeds which (i) are payable to third parties, such as proceeds under life, health, group insurance or similar third parties liability insurance policies or (ii) benefit to employees and/or directors, if any.

(b)No security will be granted over any insurance policy which does not allow security to be granted or which excludes the assignability of the insurance receivables, other than where such grant of security or such assignment is subject only to the consent of the relevant insurer. The provisions of this paragraph shall not operate to jeopardise any floating charge nor any assignment or other security interest over any and all damages, compensation, proceeds or other income attributable to such insurance policies which such Foreign Note Party may be entitled (or which such Foreign Note Party may be awarded or otherwise derive therefrom).

(c)If required by local law to perfect the security or customary in the relevant jurisdiction, notice of the security will be served on the insurer within five Business Days (or less if required or customary under local law) of the security being granted and such Foreign Note Party shall use its commercially reasonable efforts to obtain a signed acknowledgement of that notice.

11.Intellectual property

(a)A Foreign Note Party shall grant security over its intellectual property, subject to the general principles in these Agreed Security Principles.

(b)Until an Applicable Event has occurred and is continuing and to the extent permitted under the Note Documents, such Foreign Note Party shall be free to deal with, use, licence and

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otherwise commercialise those assets in the course of its business (including allowing its intellectual property to lapse if no longer material to its business) to the extent permitted under the Indenture.

(c)No security will be granted over intellectual property which cannot be secured under the terms of any relevant licensing agreement.

(d)If required under local law to create or perfect the relevant security, security over intellectual property shall be notarized and/or registered under the law of the jurisdiction of incorporation or formation of the applicable grantor, and no filings, registrations or other steps shall be required to be taken pursuant to the law of any other jurisdiction other than the United States, Canada or the United Kingdom, subject to the general principles set out in these Agreed Security Principles.

(e)Security over intellectual property rights will be taken on an “as is, where is” basis and such Foreign Note Party will not be required to procure any changes to, or corrections of filings on any registers (unless, subject to this Appendix, such changes to, or corrections of, filings are required to validly create such Security).

12.Receivables

(a)A Foreign Note Party shall grant security over its receivables, subject to the general principles in these Agreed Security Principles.

(b)In respect of security over receivables (other than intra-group receivables), notice of the security shall be served on the relevant debtor (other than an intercompany debtor) immediately after an Event of Default, which is continuing. Notice of security over intercompany receivables shall be served on the relevant intercompany debtor within five
(5) Business Days of the creation of the security over such receivables.

(c)Each Foreign Note Party will use commercially reasonable efforts to amend, after the Issue Date, the respective receivable invoices to mention the Notes Collateral Agent’s security interest in such receivables to the extent required under the laws of the local jurisdiction of the Foreign Note Party to perfect the security interest.

(d)The Notes Collateral Agent will receive a floating charge with respect to receivables to the extent a floating charge can be created under local law.

(e)If required under local law, security over intercompany receivables will be registered and notified to the relevant intra-group debtor subject to the general principles set out in this Appendix.

(f)If a Foreign Note Party grants security over its receivables, it shall be free to deal with, amend, waive or terminate those receivables in the course of its business and in accordance with the terms of the Indenture until the occurrence of an Applicable Event (other than any amendments or waivers that would materially adversely prejudice the rights of the Secured Parties).

(g)No security will be granted over any trade receivables which cannot be secured under the terms of the relevant contract or if the terms of the relevant contract exclude the assignability of the trade receivables (unless such restrictions are set aside by overriding

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principles of applicable law). The provisions of this paragraph shall not operate to jeopardise any floating charge, any other security interest in respect of such receivables which is not restricted, any trust arrangement in respect of such receivables or any assignment or other security interest over any and all damages, compensation, proceeds, remuneration, profit, rent or other income attributable to such trade receivables which the Foreign Note Party may be entitled (or which such Foreign Note Party may be awarded or otherwise derive therefrom).

(h)If required under local law security over trade receivables will be registered subject to the general principles set out in this Appendix.

(i)Any list of receivables required to be delivered under any security document will not include details of the underlying contracts (but may include non-sensitive generic information to the extent that would allow for the creation of security) unless required under local law or required to enforce the security.

(a)With respect to a French Note Party, such French Note Party will grant security over its commercial receivables by way of assignment of any existing or future receivable (créance existante ou future) due or to be due by any existing or future debtor to such French Note Party, in each case as originated by such French Note Party, pursuant to articles L. 313-23 et seq. of the French Monetary and Financial Code (Code monétaire et financier).

13.Additional Principles

These Agreed Security Principles embody the recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or security from Foreign Note Parties in each jurisdiction in which it has been agreed that guarantees and security will be granted by those Foreign Note Parties. In particular:

(a)general legal and statutory limitations, regulatory restrictions (including foreign exchange controls), financial assistance, anti-trust and other competition authority restrictions, corporate object, corporate benefit, fraudulent preference, legal and equitable subordination, "transfer pricing", "thin capitalisation", "earnings stripping", "exchange control restrictions", "capital maintenance" rules and "liquidity impairment" rules, tax restrictions, retention of title claims, employee consultation or approval requirements and similar principles may limit the ability of a member of the Group to provide a guarantee or security or may require that the guarantee or security be limited as to amount or otherwise and, if so, the guarantee or security will be limited accordingly, provided that, to the extent requested by the Notes Collateral Agent or the Trustee before signing any applicable security or accession document, the relevant member of the group consisting of the Company and its Subsidiaries (the “Group”) shall use commercially reasonable efforts (but without incurring material cost and without adverse impact on relationships with third parties) to overcome any such obstacle or otherwise such guarantee or security document shall be subject to such limit;

(b)a key factor in determining whether or not a guarantee or security will be taken (and in respect of the security, the extent of its perfection and/or registration) is the applicable time and cost (including adverse effects on taxes, interest deductibility, stamp duty, registration taxes, notarial costs, guarantee fees payable to any person that is not a member of the Group and all applicable legal fees) which will not be disproportionate to the benefit accruing to

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the Holders of obtaining such guarantee or security, as determined by the Company and the Notes Collateral Agent);

(c)unless otherwise required by the Indenture, members of the Group will not be required to give guarantees or enter into security documents if they are not directly or indirectly wholly owned by the Company or if it is not within the legal capacity of the relevant members of the Group or if it would conflict with the fiduciary or statutory duties of their directors or contravene any applicable legal, regulatory or contractual prohibition or restriction or have the potential to result in a material risk of personal or criminal liability for any director or officer of or for any member of the Group, provided that, to the extent requested by the Notes Collateral Agent or the Trustee before signing any applicable security document or accession document, the relevant member of the Group shall, in relation to a contractual prohibition or restriction only, use commercially reasonable efforts (but without incurring material cost and without adverse impact on relationships with third parties) to overcome any such obstacle or otherwise such guarantee or security document shall be subject to such limit;

(d)having regard to the principle in paragraph (b) above, the Company and the Notes Collateral Agent shall discuss in good faith (having regard to customary practice in applicable jurisdictions) with a view to determining whether certain security can be provided by the relevant Foreign Note Party granting a promise to pledge in favour of the Secured Parties coupled with an irrevocable power of attorney to the Notes Collateral Agent as opposed to a definitive legal mortgage or pledge over the relevant asset;

(e)guarantees and security will be limited so that the aggregate of notarial costs and all registration and like taxes and duties relating to the provision of security will not exceed an amount to be agreed between the Company and the Notes Collateral Agent;

(f)where a class of assets to be secured includes material and immaterial assets, if the cost of granting security over the immaterial assets is disproportionate to the benefit of such security to the Secured Parties, as determined by the Company and the Notes Collateral Agent, security will be granted over the material assets only;

(g)it is expressly acknowledged that it may be either impossible or impractical to create security over certain categories of assets, as determined by the Company and the Notes Collateral Agent, in which event security will not be taken over such assets;

(h)in each case to the extent the applicable restriction, condition or third party right did not arise in contemplation of the relevant guarantee or grant of security, any asset subject to a legal requirement, contract, lease, licence, instrument, regulatory constraint (including any agreement with any government or regulatory body) or other third party arrangement, which may prevent or condition the asset from being charged, secured or being subject to the applicable security document (including requiring a consent of any third party, supervisory board or works council (or equivalent)) and any asset which, if subject to the applicable security document, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations with respect to any member of the Group in respect of the asset or require the relevant chargor to take any action materially adverse to the interests of the Group or any member thereof, in each case will be excluded from a guarantee or security document, provided that commercially reasonable efforts to obtain consent to securing any asset (where otherwise prohibited) shall be used by the Group if the Notes Collateral Agent specifies prior to the date of the security or accession document

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that the asset is material and the Company is satisfied that such endeavors will not involve placing relationships with third parties in jeopardy;

(i)the giving of a guarantee, the granting of security and the registration and/or the perfection of the security granted will not be required if it would have a material adverse effect on the ability of the relevant member of the Group to conduct its operations and business in the ordinary course as otherwise permitted by the Note Documents (including dealing with the secured assets and all contractual counterparties or amending, waiving or terminating (or allowing to lapse) any rights, benefits or obligations, in each case prior to an Applicable Event which is continuing), and any requirement under these Agreed Security Principles to seek consent of any person or take or not take any other action shall be subject to this paragraph (i);

(j)any security document will only be required to be notarised if required by law in order for the relevant security to become effective (including against third parties), enforceable or admissible in evidence (including without limitation evidence before third parties);

(k)to the extent possible and unless required by applicable law in order for any assignee or transferee to benefit from the guarantees or security, there should be no action required to be taken in relation to the guarantees or security when any secured party assigns or transfers any of its participation to a new secured party (and, unless explicitly agreed to the contrary in the Note Documents, no Foreign Note Party shall bear or otherwise be liable for any taxes, any notarial, registration or perfection fees or any other costs, fees or expenses that result from any transfer by a Holder except if an Applicable Event has occurred and is continuing);

(l)no title investigations or other diligence on assets will be required and no title insurance will be required;

(m)security will not be required over any cash constituting regulatory capital or customer cash (and such assets or cash shall be excluded from any relevant security document);

(n)to the extent legally effective, all security will be given in favour of the Notes Collateral Agent and not the Secured Parties individually (with the Notes Collateral Agent to hold one set of security documents for all the Secured Parties unless otherwise required by local law); "parallel debt" provisions will be used where necessary and recognised; for the avoidance of doubt, in relation to accessory security under German law (akzessorische Sicherheiten), such security will be given in favour of the Notes Collateral Agent and the Secured Parties; it is acknowledged that certain security will be granted for those Secured Parties that satisfy any local law requirements necessary to benefit from such security;

(o)each security document shall be deemed not to restrict or condition any transaction permitted under the Note Documents and the security granted under each security document entered into after the Issue Date shall be deemed to be subject to these Agreed Security Principles, before and after the execution of the relevant security document and creation of the relevant security;

(p)each security document must be provided on terms which are not inconsistent with the turnover or sharing provisions in the Domestic Guarantee Agreement, the Foreign Guarantee Agreement and/or the Indenture;

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(q)no guarantee or security shall guarantee or secure any "Excluded Swap Obligations" defined in accordance with the LSTA Market Advisory Update dated February 15, 2013 entitled "Swap Regulations' Implications for Note Documentation", and any update thereto by the LSTA;

(r)no translation of any document relating to any security or any asset subject to any security will be required to be prepared or provided to the Secured Parties, unless (i) any document which is to be signed by the Notes Collateral Agent or any notice to be delivered to the Notes Collateral Agent or (ii) required for such documents to become effective or admissible in evidence or (iii) an Applicable Event is continuing; and

(s)local security documents may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and delivery of an executed counterpart to any security document by facsimile transmission or other electronic transmission (such as .pdf) shall be effective as delivery of a manually signed counterpart, in each case to the extent such execution is effective under local law.

14.Amendment

In any event of any material conflict or material inconsistency between any term of these Agreed Security Principles and any term of a Collateral Document or a guarantee, the Secured Parties authorize, instruct and direct the Notes Collateral Agent to, and the Notes Collateral Agent (or the Secured Parties, if required under the relevant jurisdiction) shall promptly (at the option and upon request of the Company prior to the occurrence of a Default which is continuing) (i) enter into (and notarise if required under the relevant jurisdiction) such amendments to such Collateral Document or guarantee or (ii) release and terminate such Collateral and enter into a replacement Collateral Document or guarantee on such amended terms, in each case as shall be necessary or desirable to cure such conflict or inconsistency, provided that (1) any such action (including any actions to be taken by the Holders) will be at the sole cost of the Company; (2) the relevant Note Party shall deliver all corporate authorities and legal opinions as may be required by the Notes Collateral Agent; and (3) no such action will be required to be taken in the event such amendment or replacement Collateral Document or guarantee would result in any hardening period or clawback period to be reset.

15.Execution of applicable Intercreditor Agreements

Any Foreign Note Party, existing on the Issue Date or hereinafter incorporated, shall sign or acknowledge, as applicable, any Intercreditor Agreement.

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APPENDIX C

FOREIGN COLLATERAL DOCUMENTS

Jurisdiction	Security Documents
Belgium	1.A Belgian law governed Omnibus Pledge Agreement covering receivables, bank accounts and the business; and 2.Deposit account control agreement(s).

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France
1.Master Daily Assignment Agreement (ABL);

2.First Ranking Bank Accounts Pledge Agreement (ABL);

3.Deposit account(s) control agreement(s) (ABL);

4.First Ranking Intragroup Receivables Pledge Agreement (ABL);

5.Fourth Ranking Pledge of Securities Account Agreement (ABL), together with the related statement of pledge;

6.First Ranking Pledge over future refunding receivables agreement (superpriority credit agreement);

7.Second Ranking Bank Accounts pledge agreement (superpriority credit agreement);

8.Second Ranking Intragroup Receivables Pledge Agreement (superpriority credit agreement);

9.First Ranking Pledge of securities account agreement (superpriority credit agreement), together with the related statement of pledge;

10.Second Ranking Pledge over future refunding receivables agreement (2025 U.S. notes);

11.Third Ranking Bank Accounts Pledge Agreement (2025 U.S. notes);

12.Third Ranking Intragroup Receivables Pledge Agreement (2025 U.S. notes);

13.Second Ranking Pledge of Securities Account Agreement (2025 U.S. notes), together with the related statement of pledge;

14.Second Ranking Pledge over future refunding receivables agreement (2025 E.U. notes);

15.Third Ranking Bank Accounts Pledge Agreement (2025 E.U. notes);

16.Third Ranking Intragroup Receivables Pledge Agreement (2025 E.U. notes);

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Jurisdiction	Security Documents

17.Second Ranking Pledge of Securities Account Agreement (2025 E.U. notes), together with the related statement of pledge;

18.Second Ranking Pledge over future refunding receivables agreement (2025 credit agreement);

19.Third Ranking Bank Accounts Pledge Agreement (2025 credit agreement);

20.Third Ranking Intragroup Receivables Pledge Agreement (2025 credit agreement);

21.Second Ranking Pledge of Securities Account Agreement (2025 credit agreement), together with the related statement of pledge;

22.Third Ranking Pledge over future refunding receivables agreement (2026 notes);

23.Fourth Ranking Bank Accounts Pledge Agreement (2026 notes);

24.Fourth Ranking Intragroup Receivables Pledge Agreement (2026 notes); and

25.Third Ranking Pledge of Securities Account Agreement (2026 notes), together with the related statement of pledge.

Germany
1.German Receivables Assignment Agreement;

2.German Bank Account Pledge Agreement;

3.Transfer Agreement over Inventory;

4.GmbH Share Pledge Agreement;

5.KG Interest Pledge Agreement; and

6.IP Assignment Agreement.

Italy	1.Italian Bank Account Pledge Agreement; 2.Italian Agreement for the Assignment by way of Security of Receivables; and 3.Notarial quota pledge over the Italian company.
Netherlands	1.A Dutch law governed security agreement purporting to create security over all Dutch assets, i.e. omnibus security (including A/R, inventory, bank accounts, IP, etc.);

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Jurisdiction	Security Documents

2.Dutch notarial deed of pledge of shares – Diebold Nixdorf Dutch Holding B.V.;

3.Dutch notarial deed of pledge of shares – Diebold Nixdorf Global Holding B.V.;

4.Dutch notarial deed of pledge of shares – Diebold Nixdorf B.V.;

5.Dutch notarial deed of pledge of shares – Diebold Nixdorf Global Solutions B.V.;

6.Dutch notarial deed of pledge of shares – Diebold Nixdorf Software Partner B.V.;

7.Dutch partnership interest security agreement – Diebold Nixdorf Software Partner C.V.; and

8.Dutch IP security agreement – WINCOR NIXDORF International GmbH, Diebold Nixdorf, Incorporated and Diebold Nixdorf Systems GmbH.

Poland
1.Assignment of rights under commercial contracts and insurance agreements - Diebold Nixdorf sp. z o.o.;

2.Assignment of rights under commercial contracts and insurance agreements - Diebold Nixdorf BPO sp. z o.o.;

3.Agreement for civil and registered pledges over bank accounts - Diebold Nixdorf sp. z o.o.;

4.Agreement for civil and registered pledges over bank accounts - Diebold Nixdorf BPO sp. z o.o.;

5.Power of attorney to the bank accounts - Diebold Nixdorf sp. z o.o.;

6.Power of attorney to the bank accounts - Diebold Nixdorf BPO sp. z o.o.;
7.Agreement for registered pledge over movable property and rights - Diebold Nixdorf sp. z o.o.;

8.Agreement for registered pledge over movable property and rights - Diebold Nixdorf BPO sp. z o.o.;

9.Agreement on the ordinary and registered pledges over shares in Diebold Nixdorf sp. z o.o.;

10.Agreement on the ordinary and registered pledges over shares in Diebold Nixdorf BPO sp. z o.o.;

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Jurisdiction	Security Documents
11.Submission to enforcement - Diebold Nixdorf sp. z o.o.; and 12.Submission to enforcement - Diebold Nixdorf BPO sp. z o.o.
Spain
1.Spanish pledge over quota shares in Diebold Nixdorf, S.L.

2.Spanish law amendment, extension and ratification of the Spanish pledge over credit rights, bank account pledge, inventory pledge and ancillary irrevocable power of attorney granted by the Spanish Loan Parties

3.Deposit Account Control Agreement; and

4.Deed of irrevocable power of attorney to be granted in favor of the collateral agent related to the pledge over quota shares

Sweden
1.Receivables pledge/assignment agreement;

2.Bank account pledge agreement;

3.Share pledge agreement over the shares in the Swedish company;

4.Business mortgage pledge agreement; and

5.Insurance pledge agreement.

UK
1.English law security agreement (i.e. the English law debenture);

2.English law share charge;

3.English law floating charge;

4.Deposit account control agreement(s);

5.a charge over UK IP held by non-UK Loan Parties; and

6.a charge over UK bank accounts held by US and Canadian Loan Parties.

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APPENDIX D

POST-CLOSING MATTERS

Section 1. Less than 30 day post-closing requirements

No.	Jurisdiction	Item	Deadline
1.	UK	Diebold Nixdorf (UK) Limited to deliver notices to its UK account banks in the agreed form as between UK counsel	On the Issue Date
2.	Belgium
Diebold Nixdorf BV (Belgium) will deliver to the Controlling Senior Representative (as defined in the ABL Intercreditor Agreement) the certificate of receivables pledge, duly printed on its letterhead and executed by an authorised representative
On the Issue Date
3.	Belgium	Diebold Nixdorf BV (Belgium) will register the omnibus pledge agreement with the National Pledge Register	On the Issue Date
4.	Netherlands	Registration of the Dutch law governed security agreement dated on Issue Date and made among the Dutch Guarantors as pledgors and the Notes Collateral Agent as pledgee (the "Dutch Security Agreement")	2 Business Days from the Issue Date
5.	Netherlands	Delivery of the notices required to be sent to Group Companies and/or Insurance Companies (as defined therein) pursuant to the Dutch Security Agreement	As provided for the Dutch Security Agreement
6.	Poland	Delivery of notices to the Insurance Companies (if any) of the assignment in accordance with the paragraph 2.7 a) of the Polish Assignment of Rights agreement	5 Business Days from the Issue Date
7.	Sweden	Delivery of a duly executed application form in regards to the Swedish corporate mortgage	5 Business Days from Issue Date
8.	Belgium	Diebold Nixdorf BV (Belgium) is to deliver notices to its account banks in the agreed form as between Belgian counsel.	Within 5 Business Days from the Issue Date
9.	Belgium	Diebold Nixdorf BV (Belgium) is to deliver notices in relation to disclosed receivables to the relevant debtors in the agreed form as between Belgian counsel.	Within 5 Business Days from the Issue Date
10	Germany	Notice to the accounts banks of the pledge over the existing deposit accounts under the German law account pledge agreement (initial notice)	Within 5 Business Days from the Issue Date

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11	Germany	The German Guarantors shall deliver notice to the relevant Debtors of the assignment of the Intra-Group Receivables under the German law security assignment agreement	Within 5 Business Days from the Issue Date
12	Germany	The German Guarantors shall deliver to the relevant Debtors (insurance company) of the assignment of the Insurance Claims under the German law security assignment agreement	Within 5 Business Days from the Issue Date
13	Poland	Execution of Polish submission to enforcement by Polish Guarantors before notary in Poland	7 Business Days from the Issue Date
14	Poland
Filing with a relevant registration court the applications for registration of the registered pledges in accordance with each
(i) Polish agreement for registered pledge over enterprise; and (ii) Polish agreement for civil and registered pledges over bank accounts.
7 Business Days from the Issue Date
15	Poland	Filing with each account bank the notice on the creation of each civil pledge established in accordance with each Polish agreement for civil and registered pledges over bank accounts	7 Business Days from the Issue Date
16	UK	Registration by Ashurst LLP of the English debenture executed at Closing	21 days from the Issue Date
17	UK
Wincor Nixdorf International GmbH to deliver original share certificates and stock transfer forms executed in blank in relation to its shares in Diebold Nixdorf (UK) Limited to the Superpriority Credit Facility Collateral Agent
21 days from the Issue Date
18	US	A New York Law intellectual property Security Agreement in respect of US-registered intellectual property owned by Foreign Loan Parties.	21 days from the Issue Date
19	US	Joinders to the Intercompany Subordination Agreement	21 days from the Issue Date
20	US
Deliver to the Superpriority Credit Facility Collateral Agent original share certificates and related stock transfer forms executed in blank and promissory notes and related allonges, in each case, constituting Collateral
21 days from the Issue Date

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Section 2. 30 day post-closing requirements

No.	Jurisdiction	Item	Deadline
Security Documents
1.	Sweden	A Swedish law governed insurance pledge agreement between each Swedish Guarantor as pledgor and the Notes Collateral Agent as pledgee	30 days from the Issue Date
2.	Sweden	Notice under Swedish Account pledge to applicable Required Accounts depository banks (although email notice to be sent on Issue Date)	30 Business Days from the Issue Date
3.	UK	An English law governed bank account charge between Diebold Nixdorf, Incorporated as chargor and the Controlling Senior Representative (as defined in the ABL Intercreditor Agreement)	30 days from the Issue Date
4.	UK	An English law governed bank account charge between Diebold Nixdorf Canada Limited as chargor and the Controlling Senior Representative (as defined in the ABL Intercreditor Agreement)	30 days from the Issue Date
5.	Spain
Notarisation of a Spanish law pledge over credit rights between the Spanish Loan Parties as pledgor, the lenders under the ABL Facility and the Notes Collateral Agent as pledgees and the extension and ratification of the ancillary irrevocable power of attorney.
30 days from the Issue Date
Other
6.	Sweden	Notice in relation to the Swedish insurance pledge to be delivered by the Swedish Guarantors	5 Business Days from entering into the Swedish Insurance Pledge

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Section 3. 90 day post-closing requirements

No.	Jurisdiction	Item	Deadline
Security Documents
1.	German
A German law share pledge agreement in respect of the shares of Diebold Nixdorf Holding Germany GmbH, WINCOR NIXDORF International GmbH, Diebold Nixdorf Systems GmbH, Diebold Nixdorf Deutschland GmbH, Diebold Nixdorf Logistics GmbH, WINCOR NIXDORF Facility GmbH, Diebold Nixdorf Business Administration Center GmbH, IP Management GmbH, Diebold Nixdorf Vermögensverwaltungs GmbH, Diebold Nixdorf Security GmbH, Diebold Nixdorf Operations GmbH, Diebold Nixdorf Finance Germany GmbH and Diebold Nixdorf Global Logistics GmbH between Diebold Nixdorf, Incorporated, Diebold Nixdorf Holding Germany, WINCOR NIXDORF International GmbH and Diebold Nixdorf Logistics GmbH as pledgors and the Notes Collateral Agent as pledgee
90 days from the Issue Date
2.	German
A German law interest pledge over the general partner's interest held by Diebold Nixdorf Security GmbH and the limited partner's interest held by WINCOR NIXDORF Facility GmbH in Diebold Nixdorf Real Estate GmbH & Co. KG
90 days from the Issue Date
3.	German
A German law assignment agreement relating to intellectual property between Diebold Nixdorf Holding Germany GmbH, WINCOR NIXDORF International GmbH, Diebold Nixdorf Systems GmbH, Diebold Nixdorf Deutschland GmbH, Diebold Nixdorf Logistics GmbH, WINCOR NIXDORF Facility GmbH, Diebold Nixdorf Business Administration Center GmbH, IP Management GmbH, Diebold Nixdorf Vermögensverwaltungs GmbH, Diebold Nixdorf Security GmbH, Diebold Nixdorf Operations GmbH, Diebold Nixdorf Finance Germany GmbH and Diebold Nixdorf Global Logistics GmbH as assignors and the Notes Collateral Agent as assignee
90 days from the Issue Date
4.	Netherlands
A Dutch law governed notarial deed of pledge of shares in respect of the shares in Diebold Nixdorf B.V between WINCOR NIXDORF International GmbH, as pledgor, the Notes Collateral Agent as pledgee and Diebold Nixdorf
B.V. as company
90 days from the Issue Date
5.	Netherlands	A Dutch law governed notarial deed of pledge of shares in respect of the shares in Diebold Nixdorf Software Partner B.V. between Diebold WINCOR NIXDORF International	90 days from the Issue Date

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GmbH as pledgor, the Notes Collateral Agent as pledgee and Diebold Nixdorf Software Partner B.V. as company
6.	Netherlands
A Dutch law governed notarial deed of pledge of shares in respect of the shares in Diebold Nixdorf Dutch Holdings
B.V. between Diebold Nixdorf, Incorporated as pledgor, the Notes Collateral Agent as pledgee and Diebold Nixdorf
Dutch Holdings B.V. as company
90 days from the Issue Date
7.	Netherlands
A Dutch law governed notarial deed of pledge of shares in respect of the shares in Diebold Nixdorf Global Holdings
B.V. between Diebold Nixdorf, Incorporated as pledgor, the Notes Collateral Agent as pledgee and Diebold Nixdorf
Global Holdings B.V. as company
90 days from the Issue Date
8.	Netherlands
A Dutch law governed share pledge in respect of the shares in Diebold Nixdorf Global Solutions B.V. between Diebold Nixdorf Software C.V. as pledgor, the Notes Collateral Agent as pledgee and Diebold Nixdorf Global Solutions
B.V. as company
90 days from the Issue Date
9.	Netherlands
A Dutch law governed partnership interest security agreement in respect of the partnership interest in Diebold Nixdorf Software C.V. between Diebold Nixdorf Global Holdings, B.V. and IP Management GmbH as pledgors and the Notes Collateral Agent as pledgee
90 days from the Issue Date
10	Netherlands
A Dutch law governed notarial deed of change of priority in relation to the existing Dutch notes security between U.S. Bank Trustees Limited, U.S. Bank National Association and the Notes Collateral Agent
90 days from the Issue Date
11	Netherlands
A Dutch law governed IP security agreement between WINCOR NIXDORF International GmbH, Diebold Nixdorf, Incorporated and Diebold Nixdorf Systems GmbH as pledgors and the Notes Collateral Agent as pledgee
90 days from the Issue Date
12	Netherlands	Registration of the Dutch notarial deeds of pledge in the original shareholders register of each Dutch company (done by Stibbe notary)	90 days from the Issue Date
13	Italy
A notarial quota pledge over the Italian Guarantors between WINCOR NIXDORF International GmbH, as pledgor and the Notes Collateral Agent as pledgee - to be executed before Saville in London by Saville's clerks on behalf of the Notes Collateral Agent (acting on behalf of all the secured parties) on the basis of a PoA already executed and issued by the Notes Collateral Agent
90 days from the Issue Date
14	Spain	Notarisation of a Spanish law governed quota share pledge in respect of the quota shares in the Spanish Guarantors	90 days from the Issue Date

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between WINCOR NIXDORF International GmbH, as pledgor, lenders under the ABL Facility and the Notes Collateral Agent as pledgees and the extension and ratification of the ancillary irrevocable power of attorney.

15	Spain	Deed of irrevocable power of attorney to be granted in favor of the Notes Collateral Agent related to the pledge over quota shares	90 days from the Issue Date
16	Spain
Notarisation of the Spanish law amendment, extension and ratification of the Spanish pledge over bank account pledge, inventory pledge and ancillary irrevocable powers of attorney granted by the Spanish Guarantors
90 days from the Issue Date
17	Spain	Spanish public deed raising to the status of Spanish public document a pdf executed copy of the Indenture	90 days from the Issue Date
18	Spain	Spanish public deed raising to the status of Spanish public document a pdf executed copy of the Multi Lender ICA and the Junior Lien ICA	90 days from the Issue Date
19	France
Pursuant to the French Pledge of Securities Account Agreements, the French Guarantors shall procure that the Special Account Provider shall (1) open the Special Account and provide forthwith the banking details to the Notes Collateral Agent and (2) procure that a signed Special Account Confirmation of Pledge ("attestation de constitution de nantissement de compte fruits et produits") is delivered to the Notes Collateral Agent with respect to the Special Account.
90 days from the Issue Date
20	Sweden
A Swedish law governed share pledge in respect of the shares in the Swedish Guarantors between WINCOR NIXDORF International GmbH, as pledgor and the Notes Collateral Agent as pledgee. For the perfection of the Swedish share pledge, WINCOR NIXDORF International GmbH shall on the day of entering into the share pledge (i) deliver to the Superpriority Credit Facility Collateral Agent original share certificate(s) evidencing the shares pledged, duly endorsed in blank, (ii) send a notice of the pledge to the Swedish company and (iii) procure that the pledge is duly registered in the Swedish company's share register.
90 days from the Issue Date
21	Poland	Polish law agreement on the ordinary and registered pledges over shares in Diebold Nixdorf sp. z o.o.	90 days from the Issue Date

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22	Poland	Polish law agreement on the ordinary and registered pledges over shares in Diebold Nixdorf BPO sp. z o.o.	90 days from the Issue Date
23	UK	English law charge over UK IP held by non-UK Guarantors	90 days from the Issue Date
24	US
New York law pledge agreement by Diebold Nixdorf Global Holding B.V. in respect of (a) the membership interests of Diebold Mexico Holding Company, LLC and
(b) the securities of Diebold Nixdorf Canada Limited
90 days from the Issue Date
25	US
The Company and the Domestic Guarantors shall cause (i) each liability policy of insurance (other than directors' and officers' policies and workers' compensation policies) to name the Notes Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) each property insurance policy to contain a loss payable clause and endorsement that names the Notes Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder
90 days from the Issue Date
Other
26	Spain
A notarised and apostilled power of attorney to be granted by each pledgee under the Spanish inventory pledge, appointing their counsel to execute the amendments to the Spanish inventory pledge, bank account pledge and the inventory pledge and ratification of ancillary irrevocable power of attorney before notary.
On or prior to the date of execution of the amendments to the Spanish security documents
27	Spain	Spanish public documents need to be executed before the Spanish notary.	On or prior to the date of execution of the amendments to the Spanish security documents
28	Spain	Pledge over quota shares: notarisation of the deed of pledge as Spanish Public Document and registration of the pledge in the registry book of shareholders.	On or prior to the date of execution of the amendments to the Spanish security documents
29	Italy
(i) Delivery of the original deed to an Italian notary appointed by the company for its deposit in the competent register; and (ii) issuance of the Italian validity legal opinion on the security document from Ashurst Milano.
90 days from the Issue Date

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30	Netherlands	A notarised and apostilled power of attorney to be granted by the Notes Collateral Agent in relation to the Dutch notarial deeds of pledge of shares referred to above.	On or prior to the date the Dutch notarial deeds of pledge of shares are executed
31	Netherlands	A notarised and apostilled power of attorney to be granted by WINCOR NIXDORF International GmbH in relation to the Dutch notarial deeds of pledge of shares referred to above.	On or prior to the date the Dutch notarial deeds of pledge of shares are executed
32	Netherlands	A notarised and apostilled power of attorney to be granted by Diebold Nixdorf, Incorporated in relation to the Dutch notarial deeds of pledge of shares referred to above.	On or prior to the date the Dutch notarial deeds of pledge of shares are executed
33	Netherlands	Notarised powers of attorney to be granted by each of the Dutch entities in relation to the Dutch notarial deeds of pledge of shares referred to above.	On or prior to the date the Dutch notarial deeds of pledge of shares are executed
34	German
A power of attorney to be granted by the Notes Collateral Agent as pledgee under the German law share pledge agreements, appointing its counsel to execute the German law share pledge agreements before notary
On or prior to the date the German law share pledge agreements are executed
35	Poland	Evidence of filing duly completed applications with respect to registered Polish law pledges over shares, together with evidence of payment of all relevant court fees and/or stamp duties;	5 business days after the date of the Polish law agreement on the ordinary and registered pledges over shares
36	Poland	List of shareholders evidencing the establishment of Polish law ordinary and registered pledge over shares	5 business days after the date of the Polish law agreement on the ordinary and registered pledges over shares

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37	Poland	Poland: share register evidencing the establishment of ordinary and registered pledge over shares	5 business days after the date of the Polish law agreement on the ordinary and registered pledges over shares
38	Sweden	Delivery of original share certificate, endorsed in blank, of Swedish Guarantors to the security agent	On the day of entering into of the security agreement
39	Poland	Evidence of filing or of dispatch of duly completed notices and confirmations (in the form set out in the security assignment agreement) for any assigned rights under the security assignment agreement	90 days from the Issue Date
40	Poland
Evidence of filing duly completed applications, notices to account banks and acknowledgements in relation to pledges over enterprise and over the bank accounts and shares (as applicable), together with evidence of payment of all relevant court fees and/or stamp duties
90 days from the Issue Date
41	Poland	Registration of registered pledges over enterprise, bank accounts and shares	90 days from the Issue Date
42	Poland
Subject to provisions of the ABL Credit Agreement, Diebold Nixdorf BV shall procure to obtain the fully executed deposit account control agreement by each of the account banks in respect of each collection account.
Diebold Nixdorf BV shall deliver to the pledgee and the notes representative a copy of the acknowledgment, duly executed by each account bank, in the timeframe specified in the ABL Credit Agreement.
90 days from the Issue Date

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EXHIBIT A

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[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.] [Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture.]

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Common Code [•]
ISIN [•]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

9.000% Senior Secured Notes due 2025

No. [RA- ] [RS- ] [RIAI- ] [U- ]    [Up to]2 [€    ]

DIEBOLD NIXDORF DUTCH HOLDING B.V.

promises to pay to [name of nominee of Common Depositary]3 [    ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]4 [of €     (     euros)]5 on July 15, 2025.

Interest Payment Dates: January 15 and July 15 Record Dates: January 1 and July 1

1
For Notes issued July 25, 2020:
Rule 144A Note Common Code: 220638308 Rule 144A Note ISIN: XS2206383080
Regulation S Note Common Code: 220638286 Regulation S Note ISIN: XS2206382868
IAI Note Common Code: 201003032 IAI Note ISIN: XS2010030323

For Notes issued December 29, 2022:
Rule 144A Note Common Code: 257212297 Rule 144A Note ISIN: XS2572122971
Regulation S Note Common Code: 257212262 Regulation S Note ISIN: XS2572122625

2    Include in Global Notes.
3    Include in Global Notes
4    Include in Global Notes
5    Include in Definitive Notes

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IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

DIEBOLD NIXDORF DUTCH HOLDING B.V.
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

Dated:

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[Reverse Side of Note]

9.000% Senior Secured Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.INTEREST. Diebold Nixdorf Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law (the “Issuer”), promises to pay interest on the principal amount of this Note at 9.000% per annum until but excluding maturity. The Issuer shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [July 25, 2020]6[December 29, 2022]7; provided that the first Interest Payment Date shall be [January 15, 2021]8[January 15, 2023]9. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Laws) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Laws) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that all such payments with respect to Global Notes registered in the name of the Common Depositary or its nominee will be made by wire transfer of immediately available funds to the Common Depositary or its nominee.

3.PAYING AGENT AND REGISTRAR. Initially, Elavon Financial Services DAC shall act as Paying Agent, Transfer Agent and Registrar. The Issuer may change any Paying Agent, Transfer Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.
4.INDENTURE. The Issuer issued the Notes[, which are Additional Notes,]10 under an Indenture, dated as of July 20, 2020 and amended and restated as of December 29, 2022 (as further amended or supplemented from time to time, the “Indenture”), among Diebold Nixdorf Dutch Holding B.V., Diebold Nixdorf, Incorporated, the Guarantors named therein, Elavon Financial Services DAC, as Paying Agent, Transfer Agent and Registrar, the Trustee and the Notes Collateral Agent. This

6 For Existing Notes
7 For Exchange Notes
8 For Existing Notes
9 For Exchange Notes
10 For Exchange Notes

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Note is one of a duly authorized issue of notes of the Issuer designated as its 9.000% Senior Secured Notes due 2025. [The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 and 4.09 of the Indenture.]11 The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of €[2,000]12[100,000]13 and integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Disposition Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee, the Notes Collateral Agent and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual, electronic or facsimile signature of the Trustee.
11.GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH OF THE ISSUER AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO THE NON- EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH

11 For Existing Notes
12 For Exchange Notes
13 For Existing Notes

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OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE NOTE GUARANTEES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.COMMON CODES AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused Common Codes and ISIN numbers to be printed on the Notes, and the Trustee may use Common Codes and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

14.SECURITY. The Notes and the Note Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents and the Intercreditor Agreements. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements, and to perform its obligations thereunder in accordance therewith.

15.INTERCREDITOR AGREEMENTS. Anything herein to the contrary notwithstanding, the liens and security interests securing the Obligations evidenced by this Note, the exercise of any right or remedy with respect thereto, and certain of the rights of the Holder hereof are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of any Intercreditor Agreement and this Note, the terms of the applicable Intercreditor Agreement shall govern and control.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

c/o Diebold Nixdorf Dutch Holding B.V.
5995 Mayfair Road
PO Box 3077
North Canton, Ohio 44720 Fax No.: (330) 490-4450
Email: jonathan.leiken@dieboldnixdorf.com Attention: Jonathan B. Leiken

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint      to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to €     principal amount of Notes held in (check applicable space)      book-entry or      definitive form by the undersigned.

The undersigned (check one box below):

has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note (or a portion thereof indicated above) held by the Common Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)to the Issuer or subsidiary thereof; or

(2)to the Registrar for registration in the name of the Holder, without transfer; or

(3)pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or
(7)under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)pursuant to Rule 144 under the Securities Act; or

(8)pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided,

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however, that if box (5), (6), (7) or (8) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature
Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

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Dated:

NOTICE: To be executed by
an executive officer
Name: Title:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE14

The undersigned represents and warrants that either:

the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

14 Include only for Regulation S Global Notes.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box below:

[ ] Section 4.15    [ ] Section 4.16

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

€     (integral multiples of €1,000,
provided that the unpurchased portion must be in a minimum
principal amount of €[2,000]15[100,000]16)

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Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

15 For Exchange Notes
16 For Existing Notes

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is €    . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Common, Depositary

*This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

FORM OF
TRANSFEREE LETTER OF REPRESENTATION

c/o Diebold Nixdorf Dutch Holding B.V. 5995 Mayfair Road
PO Box 3077
North Canton, Ohio 44720 Fax No.: (330) 490-4450
Email: jonathan.leiken@dieboldnixdorf.com Attention: Jonathan B. Leiken
Ladies and Gentlemen:

This certificate is delivered to request a transfer of €[    ] principal amount of the 9.000% Senior Secured Notes due 2025 (the “Notes”) of Diebold Nixdorf Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows: Name:
Address:     Taxpayer ID Number:
The undersigned represents and warrants to you that:

1.We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) of the Restricted Notes Legend, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer of the Notes with respect to applicable

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transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE:     ,

by:

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EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [    ] [ ], 20[ ], among Diebold Nixdorf Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law (the “Issuer”), Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”), [    ] (the “Guaranteeing Subsidiary”), Elavon Financial Services DAC, as paying agent, transfer agent and registrar, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and GLAS AMERICAS LLC, as notes collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, each of the Issuer, the Company and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee and the Notes Collateral Agent an indenture dated as of July 20, 2025 and amended and restated on December [ ], 2022 (as may be further amended from time to time, the “Indenture”), providing for the issuance of 9.000% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 12 thereof.

3.Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

5.Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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6.Guarantee Limitations Language. [To be inserted if applicable based on jurisdiction].

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DIEBOLD NIXDORF DUTCH HOLDING B.V.
By:
Name:
Title:

DIEBOLD NIXDORF, INCORPORATED
By:
Name:
Title:

[NAME OF GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

ELAVON FINANCIAL SERVICES, DAC
as Paying Agent, Transfer Agent and Registrar
By:
Name:
Title:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:
GLAS AMERICAS LLC, as Notes Collateral Agent
By:
Name:
Title:

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